UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GRANITE CONSTRUCTION INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

GRANITE CONSTRUCTION INCORPORATED
585 West Beach Street
Watsonville, California 95076

Notice of Annual Meeting of Shareholders

April 25, 2024

Date:	Wednesday, June 5, 2024

Time:	10:30 a.m., Pacific Time

Place:	Virtual Meeting http://www.virtualshareholdermeeting.com/GVA2024

Purposes of the Meeting:
•To elect three directors of Granite Construction Incorporated (the “Company”) for a term set to expire at the 2027 annual meeting;
•To hold an advisory vote on executive compensation for the Named Executive Officers;
•To approve the Granite Construction Incorporated 2024 Equity Incentive Plan;
•To ratify the appointment by the Audit/Compliance Committee of PricewaterhouseCoopers LLP as Granite's independent registered public accounting firm for the fiscal year ending December 31, 2024;
•To vote on a shareholder proposal, if properly presented at the Annual Meeting, regarding a report on the I-80 South Quarry Project; and
•To consider any other matters properly brought before the meeting.
Who May Attend the Meeting:
Only shareholders and/or their representatives, persons holding proxies from shareholders, and invited representatives of the media and financial community may attend the meeting.
How to Participate:
To participate in the Annual Meeting, you must visit http://www.virtualshareholdermeeting.com/GVA2024 and enter the 16-digit control number included in the Notice of Internet Availability of Proxy Materials, on your proxy card, or in the instructions that accompanied your proxy materials. During the Annual Meeting, shareholders may vote their shares virtually and submit questions by following the instructions available on the meeting website. If you are a beneficial shareholder, you may contact the bank, broker or other institution where you hold your shares if you have questions about obtaining your control number.
Record Date:
The record date for the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) is April 12, 2024. This means that if you own Granite stock at the close of business on that date, you are entitled to receive notice of the meeting and vote at the meeting and any adjournments or postponements of the meeting.
Annual Report:
Our Annual Report to Shareholders for 2023 will be made available to shareholders at the same time as the proxy materials.
Shareholder List:
For 10 days prior to the meeting, a complete list of shareholders entitled to vote at the meeting will be available for examination by any shareholder for any purpose related to the meeting during regular business hours at Granite's headquarters located at 585 West Beach Street, Watsonville, CA 95076.

Information about the Notice of Internet Availability of Proxy Materials:
Instead of mailing a printed copy of our proxy materials, including our Annual Report, to each shareholder of record, we will provide access to these materials online. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all shareholders. Accordingly, on or about April 25, 2024, we will begin mailing a Notice of Internet Availability of Proxy Materials to all shareholders of record as of April 12, 2024, other than persons who hold shares in the Granite Construction Profit Sharing and 401(k) Plan (such persons, the “401(k) Participants” and such plan, the “401(k) Plan”). We will also post our proxy materials on the website referenced in the Notice (https://www.proxyvote.com). All 401(k) Participants will receive a package in the mail that includes all proxy materials. The proxy materials will be mailed to all 401(k) Participants on or about April 25, 2024.
All shareholders may choose to access our proxy materials online or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail on an ongoing basis.
Proxy Voting:
Your vote is important. Please vote your proxy promptly so your shares can be represented at the Annual Meeting even if you plan to attend the meeting. Shareholders, including 401(k) Participants, can vote by Internet, telephone or mail. Shareholders, other than 401(k) Participants, may revoke a proxy and vote virtually if attending the Annual Meeting.
The Annual Meeting will be held exclusively online via live audio webcast on the above date and time. You or your proxyholder will be able to attend the Annual Meeting online, vote your shares virtually and submit questions during the meeting by visiting http://www.virtualshareholdermeeting.com/GVA2024 and using your 16-digit control number included in the Notice of Internet Availability of Proxy Materials, on your proxy card, or in the instructions that accompanied your proxy materials.
In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Annual Meeting to satisfy the requirements for a meeting of shareholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Annual Meeting, the chair or secretary of the meeting will convene the meeting at 10:30 a.m. Pacific Time on the date specified above and at our address specified above solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair. Under either of the foregoing circumstances, we will post information regarding the adjournment on the investors page of our website at www.graniteconstruction.com. Additionally, the Company will display during the time scheduled for the Annual Meeting at http://www.virtualshareholdermeeting.com/GVA2024 the date, time and physical or virtual location of the adjourned meeting.

By Order of the Board of Directors,

M. Craig Hall Senior Vice President, General Counsel, Corporate Compliance Officer and Secretary

i

ii

iii

GRANITE CONSTRUCTION INCORPORATED
585 West Beach Street
Watsonville, California 95076

PROXY STATEMENT
As more fully described in the Notice of Internet Availability of Proxy Materials, Granite Construction Incorporated, a Delaware corporation (referred to herein as “we,” “us,” “our,” “Granite” or the “Company”), on behalf of its Board of Directors (referred to herein as “Board of Directors” or “Board”), has made its proxy materials available to you on the Internet in connection with Granite's 2024 Annual Meeting of Shareholders (the "Annual Meeting"), which will take place virtually at http://www.virtualshareholdermeeting.com/GVA2024 on June 5, 2024. The Notice of Internet Availability of Proxy Materials was mailed to all Granite shareholders of record, except 401(k) Participants, on or about April 25, 2024, and our proxy materials were posted on the website referenced in the Notice of Internet Availability of Proxy Materials and made available to shareholders on April 25, 2024. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. The proxy materials were mailed to all 401(k) Participants on or about April 25, 2024.
After carefully considering the format of our Annual Meeting, our Board elected to hold the Annual Meeting exclusively online. Our aim is to offer shareholders rights and participation opportunities during our virtual Annual Meeting that are comparable to those that have been provided at our past in-person Annual Meetings. To participate in the Annual Meeting, you must go to http://www.virtualshareholdermeeting.com/GVA2024 and enter the 16-digit control number included in the Notice of Internet Availability of Proxy Materials, on your proxy card, or in the instructions that accompanied your proxy materials. During the Annual Meeting, shareholders may vote their shares virtually and submit questions by following the instructions available on the meeting website. Please refer to the “Participating in the Annual Meeting” section of this Proxy Statement for more details about attending the Annual Meeting online.
Granite, on behalf of its Board of Directors, is soliciting your proxy to vote your shares at the Annual Meeting or any subsequent adjournment or postponement. We solicit proxies to give all shareholders of record an opportunity to vote on the matters listed in the accompanying notice and/or any other matters that may be presented at the Annual Meeting. In this proxy statement you will find information on these matters, which is provided to assist you in voting your shares.
Granite was incorporated in Delaware in January 1990 as the holding company for Granite Construction Company, which was incorporated in California in 1922.

PROPOSAL 1: ELECTION OF DIRECTORS
The Board of Directors is divided into three classes. We keep the classes as equal in number as reasonably possible; however, the number of directors in a class depends on the total number of directors at any given time. Each director serves for a term of three years. The classes are arranged so that the terms of the directors in each class expire at successive annual meetings. Typically, this means that shareholders annually elect approximately one-third of the members of the Board. The Board currently consists of nine directors.
The terms of Molly C. Campbell, Michael F. McNally and Laura M. Mullen will expire at the Annual Meeting. The Board, upon recommendation of the Nominating and Corporate Governance Committee, has nominated Molly C. Campbell, Michael F. McNally and Laura M. Mullen for new terms. All nominees serve as directors. If elected, each of the nominees will serve as a director until the 2027 annual meeting and until his or her successor is elected and qualified or he or she resigns or until his or her death, retirement or removal.
Management knows of no reason why any of these nominees would be unable or unwilling to serve. All nominees have accepted the nomination and agreed to serve as a director if elected by the shareholders.

BOARD OF DIRECTORS’ RECOMMENDATION
The Board of Directors unanimously recommends a vote “FOR” each of the above-named nominees.

Director Qualifications
The tables below highlight the qualifications, competency, experience and other information of each director, including each nominee for election to our Board, that contributed to the Board’s determination that each individual is qualified to serve on the Board. This high-level summary is not intended to be an exhaustive list of each director’s skills or contributions.

Competency / Experience
Name of Director	Financial Expertise & Literacy	Capital Structuring/ Project Finance/M&A	Strategic Planning Experience	Human Capital/Executive Compensation	Enterprise Risk Management	Project Execution Risk Management	Legal/Claims Management	Public Sector Contracting	Industry Experience	Operating Experience	Environmental and Social Factors	Cyber-Security	Politics/Public Policy
Darnell	⬤	⬤	⬤	⬤	⬤	⬤	¡	¡	¡	⬤	⬤	¡	⬤
Krusi	⬤	⬤	⬤	⬤	⬤	⬤	⬤	⬤	⬤	⬤	⬤	⬤	¡
McNally	⬤	⬤	⬤	⬤	⬤	⬤	⬤	⬤	⬤	⬤	⬤	⬤	⬤
Caldera	⬤	⬤	⬤	⬤	⬤	⬤	⬤	⬤	¡	¡	⬤	⬤	⬤
Galloway	⬤	⬤	⬤	⬤	⬤	⬤	⬤	⬤	⬤	⬤	⬤	⬤	⬤
Mullen	⬤	⬤	⬤	⬤	⬤	⬤	¡	¡	¡	¡	⬤	⬤	¡
Campbell	⬤	⬤	⬤	⬤	⬤	⬤	⬤	⬤	⬤	⬤	⬤	⬤	⬤
Mastin	⬤	⬤	⬤	⬤	⬤	¡	¡	¡	¡	⬤	⬤	¡	¡
Larkin	⬤	⬤	⬤	⬤	⬤	⬤	⬤	⬤	⬤	⬤	⬤	¡	¡
⬤	Highly Experienced			⬤	General Experience			¡	Limited Experience or Expertise

	Location	Gender	Age Range				Tenure on Board			Race & Ethnicity
Name of Director	Location	Gender	59 and under	60-64	65-69	70 +	0-5	6-10	11 +	Race & Ethnicity
Darnell	FL	M				✓		✓		W
Krusi	WA	M			✓			✓		W
McNally	RI	M			✓			✓		W
Caldera	MD	M			✓		✓			H
Galloway	WA	F			✓			✓		W
Mullen	CA	F		✓			✓			W
Campbell	CA	F		✓			✓			B
Mastin	TX	F	✓					✓		W
Larkin	CA	M	✓				✓			W
A American Native or Alaskan Native				B Black or African American				H Hispanic or Latino
P Pacific Islander including Native Hawaiian				S Asian				W White

In addition to the tables above, the following paragraphs provide further information as of the date of this proxy statement about each director and director nominee. The information presented includes information each director or director nominee has given us about his or her age, all positions he or she holds with Granite, his or her principal occupation and business experience for the past five years, and the names of other publicly held companies of which he or she currently serves as a director or has served as a director during the past five years. In addition to the information in the tables above and included below regarding each director's and director nominee's specific experience, qualifications, attributes, and skills that led our Board to the conclusion the he or she should serve as a director, the Board also believes that all of our directors and director nominees have a reputation for integrity, honesty and adherence to high ethical standards. The Board also believes that all of our directors have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to Granite and our Board.

NOMINEES FOR DIRECTOR TO BE ELECTED FOR TERMS EXPIRING AT THE 2027 ANNUAL MEETING

Molly C. Campbell	Director since 2019

Ms. Campbell has served as Infrastructure Advisor with the US Treasury, Office of Technical Assistance since May 2020. She has also served as a non-executive advisor for Boston Consulting Group since March 2022. Ms. Campbell was also a 2019 Fellow at Harvard University’s Advanced Leadership Initiative Program. Prior to that, she served as the Director of the Port of New York and New Jersey from 2015 to 2018, the Director of Financial Management Systems for Los Angeles World Airport in 2015, Deputy Executive Director from 2007 to 2015 and Chief Financial Officer from 2000 to 2007 of the Harbor Department of the Port of Los Angeles and is currently a member of the board of directors of East West Bank Additionally, Ms. Campbell was a fellow of Stanford University's Distinguished Career Institute, DCI, for 2023. We believe Ms. Campbell’s executive leadership experience, expertise in finance, multi-modal logistics, the maritime industry and transportation and infrastructure project experience qualify her to serve on our Board. Ms. Campbell holds a B.A. degree in Political Science from the University of California, Los Angeles and an M.A. degree in Public Policy from Georgetown University. Age 63.

Michael F. McNally	Director since 2016

Mr. McNally retired in 2014 as President and Chief Executive Officer of Skanska USA Inc., a subsidiary of Skanska AB, one of the world’s largest construction companies, a position he had held since 2008. During that time, he also served as one of nine members of Skanska AB’s senior executive team. Prior to his tenure at Skanska, Mr. McNally held various management positions over a 38 year career with Fluor, Marshall Contractors, Mobil Oil and J. Ray McDermott. Mr. McNally is also currently a member of the board of directors of Limbach Holdings Inc. From 2020 to 2023, he was Vice Chair of the Board of
Trustees for the University of Rhode Island. Mr. McNally also served on the board of directors of Terracon from 2016 to 2022 and from 2016 to 2019, he served as the Chairman of the U.S. Green Building Council (“USGBC”) Board. In 2013 he was presented with the USGBC Leadership in the Private Sector Award. In 2014, he organized and chaired the construction industry's first Safety Week bringing together more than 30 major construction companies to advance safety in the industry. We believe that Mr. McNally’s past experience as an executive with a major multi-national construction firm and his knowledge and understanding of the construction industry and Granite’s customers qualify him to serve on our Board. Mr. McNally is also a National Association of Corporate Directors (“NACD”) Board Leadership Fellow and is NACD Directorship Certified. Mr. McNally holds a B.S. degree in Civil Engineering from the University of Notre Dame and an M.B.A. from the University of Rhode Island. Age 69.

Laura M. Mullen	Director since 2021

Ms. Mullen currently serves as a part-time, independent consultant for KPMG International. From July 1996 to September 30, 2020, she served as an audit partner with KPMG LLP. In her 37-year tenure with KPMG, Ms. Mullen served in various roles, including Global Lead Audit Engagement Partner, SEC Reviewing Partner, West Regional Professional Practice Partner and National Office Partner. She is a certified public accountant in California and a member of the American Institute of Certified Public Accountants. We believe that Ms. Mullen’s experience as a senior audit partner of a Big Four accounting firm, as well as her in-depth knowledge and understanding of generally accepted accounting principles, experience in preparing, auditing and analyzing financial statements, understanding of internal control over financial reporting, and her understanding of audit committee functions qualify her to serve on our Board. Ms. Mullen holds a B.S. degree in Business Administration from the California State University, Long Beach. She is a certified public accountant in California and a member of the American Institute of Certified Public Accountants and California Society of Certified Public Accountants. Age 63.

CONTINUING DIRECTORS WITH TERMS EXPIRING AT THE 2025 ANNUAL MEETING

Patricia D. Galloway	Director since 2017

Dr. Galloway has served as Chairman of Pegasus Global Holdings, Inc., a global ﬁrm that performs risk management, management consulting and strategic consulting business services to the heavy construction and energy sectors, since February 2018. From 2008 to 2018, Dr. Galloway served as Chief Executive Ofﬁcer of Pegasus Global Holdings. Dr. Galloway served in various positions at The Nielsen-Wurster Group, Inc., a global consulting firm providing expert witness, construction management and risk management services to the engineering, construction and energy sectors, including Chief Executive Ofﬁcer and Principal, and President and Chief Financial Ofﬁcer from 1981-2008. Dr. Galloway was the ﬁrst woman President of the American Society of Civil Engineers and served from November 2003 to 2004 and in 2005 was elected to the National Academy of Construction. Dr. Galloway also serves as an arbitrator on construction and energy litigation cases. Since May 2020, Dr. Galloway has served as a director of Stantec Inc. From July 2018 to December 2018, Dr. Galloway served on the Board of SCANA Corporation as Chair of the Special Litigation Committee and her service ended with the merger of SCANA and Dominion Energy, Inc. She also served as a director on the American Arbitration Board from 2010 to May 2020 and on the National Science Board from 2006 to 2012. We believe that Dr. Galloway’s experience in corporate risk management, combined with her knowledge of the construction industry and her executive-level and dispute resolution experiences, qualify her to serve on our Board. Dr. Galloway has further demonstrated her commitment to outstanding modern leadership and ESG excellence by completing the Diligent Climate Leadership Certiﬁcation and her commitment to cyber-security by completing the Diligent Cyber Risk and Strategy Certification, both presented by the Diligent Institute.  Dr. Galloway is also NACD directorship certiﬁed. Dr. Galloway holds a Ph.D. in Infrastructure Systems Engineering (Civil) from Kochi University of Technology in Japan, an M.B.A. from the NY Institute of Technology and a Bachelor’s degree in Civil Engineering from Purdue University. Age 66.

Alan P. Krusi	Director since 2018

Mr. Krusi served as President, Strategic Development of AECOM Technology Corporation, a New York Stock Exchange (“NYSE”)-listed company, from 2008 through 2015, where he led the firm’s M&A activities among other responsibilities. From 2003 until 2008, Mr. Krusi served as CEO and President of Earth Tech, Inc., a global engineering and construction firm, which primarily specialized in the design, construction, financing and operations of water treatment facilities, but also provided engineering and management services to the transportation and environmental markets. Prior to that, and over a period of twenty-six years, Mr. Krusi held a number of technical and management positions within the engineering and construction industries. From 1994 to 2003, Mr. Krusi was president of Obrien Kreitzberg, a company which specialized in providing construction management services to the transportation markets. We believe that Mr. Krusi’s extensive managerial experience attained from serving as the president and CEO of various companies in the engineering and construction services industry qualify him to serve on our Board. Mr. Krusi currently serves on the board of directors of SSR Mining Inc. (formerly Alacer Gold Corp.). He also served on the board of directors of Boxwood Merger Corp. from 2018 to 2020. Additionally, in 2022, Mr. Krusi completed the NACD Cyber-Risk Oversight Program. Mr. Krusi holds a B.A. in Geological Sciences from the University of California, Santa Barbara. Age 69.

CONTINUING DIRECTORS WITH TERMS EXPIRING AT THE 2025 ANNUAL MEETING

Louis E. Caldera	Director since 2021

Mr. Caldera has been a Senior Lecturer at Harvard Business School teaching in the MBA program since July 2023. He has also served as a Senior Advisor to Belay Associates, LLC, a private equity firm, and its Everest Consolidator Acquisition Corp. since March 2021. Prior to that he served as Distinguished Adjunct Professor of Law and as a Senior Fellow in the Program on Law and Government at American University Washington College of Law from 2018 to 2021. He also served as a Professor of Leadership and a Senior Fellow of the George Washington University Cisneros Hispanic Leadership Institute from 2016 – 2018. From January 2009 to May 2009, he served in the Obama Administration as an Assistant to the President and Director of the White House Military Office. From August 2003 to February 2006, he served as President of The University of New Mexico, where he was also was a tenured member of the law school faculty from August 2003 to December 2010. Previously Mr. Caldera served as a California state legislator and as Secretary of the Army in the Clinton Administration. Mr. Caldera is the co-founder and co-chair of the Presidents’ Alliance on Higher Education and Immigration. He is also a member of the Board of Directors of DallasNews Corp., Meritage Homes Corporation and the Latino Corporate Directors Association. We believe that Mr. Caldera's knowledge and experience in the leadership of large public organizations, regulatory and governmental affairs, together with his legal training and business and public company board experience, qualify him to serve on our board. Mr. Caldera holds a B.S. degree from the U.S. Military Academy, a M.B.A. from Harvard Business School and a J.D. from Harvard Law School. Age 68.

CONTINUING DIRECTORS WITH TERMS EXPIRING AT THE 2026 ANNUAL MEETING

David C. Darnell	Director since 2017

Mr. Darnell served as Vice Chairman of Global Wealth & Investment Management at Bank of America Corporation from September 2014 to December 2015 and served as its Co-Chief Operating Officer from September 2011 to September 2014. From July 2005 to September 2011, he served as the President of Global Commercial Banking at Bank of America Corporation. Prior to that, Mr. Darnell held various leadership positions at Bank of America since joining the company in 1979, including Middle Market Banking group president; Central Banking group president; and Midwest Region president. He also served as an Executive Vice President and Commercial Division Executive for Bank of America in Florida. We believe that Mr. Darnell’s significant operational, acquisition, governmental, financial, leadership-development capabilities and technology execution skills qualify him to serve on our board. Mr. Darnell currently serves as a director of the United Services Automobile Association board and United Services Automobile Association Federal Savings Bank board. Mr. Darnell holds an undergraduate degree from Wake Forest University and an M.B.A. from the University of North Carolina at Chapel Hill. Age 71.

Celeste B. Mastin	Director since 2017

Ms. Mastin has served as the President and Chief Executive officer of H.B. Fuller Company since December 2022, and served as Executive Vice President and Chief Operating Officer of H.B. Fuller Company from March 2022 to December 2022. H.B. Fuller Company manufactures, develops, and sells adhesives around the world and is headquartered in St Paul, Minnesota. From March 2018 to March 2022, Ms. Mastin served as Chief Executive Officer of PetroChoice Lubrication Solutions. PetroChoice is one of the largest petroleum-based lubricant distributors in the United States for passenger and commercial vehicles and industrial applications. Prior to joining PetroChoice, Ms. Mastin was the Chief Executive Officer of Distribution International, Inc., a supplier of commercial and industrial insulation from 2013 to 2017. From 2007 to 2011, she served as Chief Executive Officer and as Chief Operating Officer of MMI Products, Inc., a manufacturer and distributor of building materials. From 2004 to 2007, Ms. Mastin held the role of Vice President of color and glass performance materials and Vice President of growth and development at Ferro Corporation. Ms. Mastin started her career in sales at Shell Chemical. She held European and later global sales management positions as well as management positions at Bostik, Inc. We believe that Ms. Mastin’s global chemicals and building materials sectors experience, as well as her operating experience and proven leadership ability qualify her to serve on our Board. Ms. Mastin holds a B.S. in Chemical Engineering from Washington State University and a M.B.A. from the University of Houston. Age 55.

Kyle T. Larkin	Director since 2021

Mr. Larkin joined Granite in 1996 and has served as President since September 2020 and as Chief Executive Officer since June 2021. He also served as Executive Vice President and Chief Operating Officer from February 2020 to September 2020, Senior Vice President and Manager of Construction and Materials Operations from 2019 to 2020, Senior Vice President and Group Manager from 2017 to 2019, Vice President and Regional Manager in Nevada from 2014 to 2017 and President of Granite’s wholly-owned subsidiary, Intermountain Slurry Seal, Inc. from 2011 to 2014. He served as Manager of Construction at the Reno area office from 2008 to 2011, Chief Estimator from 2004 to 2008 and Project Manager, Project Engineer and Estimator at Granite’s Nevada Branch between 1996 and 2003. We believe that Mr. Larkin’s knowledge of the construction industry, as well as his intimate knowledge of our business, employees, culture, and competitors, his understanding of the challenges and issues facing the Company and his insider’s perspective of the Company’s day-to-day operations and the strategic direction of the Company, qualify him to serve on our Board. Mr. Larkin holds a B.S. in Construction Management from California Polytechnic State University, San Luis Obispo and an M.B.A. from the University of Massachusetts, Amherst. Age 52.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Committees of the Board
The following chart shows the standing committees of the Board of Directors, the current membership of the committees and the number of meetings held by each committee in 2023.

	Audit / Compliance	Compensation	Nominating and Corporate Governance	Risk
Louis E. Caldera(1)			✔	✔
Molly C. Campbell(1)	✔	✔
David C. Darnell(1)	✔	Chair
Patricia D. Galloway(1)		✔	Chair
Alan P. Krusi(1)	✔			Chair
Kyle T. Larkin
Celeste B. Mastin(1)		✔	✔
Michael F. McNally(1)(2)
Laura M. Mullen(1)	Chair			✔
Number of Meetings in 2023	10	5	4	10
(1) Independent directors pursuant to the listing standards of the NYSE.
(2) Board Chair.

Audit/Compliance Committee
All members of the Audit/Compliance Committee are non-employee directors who are determined by the Board to be independent under the listing standards of the NYSE. Each member also satisfies the independence requirements for audit committee members of public companies established by the Securities and Exchange Commission (“SEC”). The Board has determined that Ms. Mullen meets the criteria as an audit committee financial expert as defined by SEC rules. The Board of Directors has also determined that all members of the Audit/Compliance Committee are financially literate as required by the listing standards of the NYSE. The Audit/Compliance Committee has direct responsibility for risk oversight related to accounting matters, financial reporting, enterprise, legal and compliance and cybersecurity risks. A more complete description of the risk responsibility, functions and activities of the Audit/Compliance Committee can be found under “Board Leadership Structure and its Role in Risk Oversight” and in “Report of the Audit/Compliance Committee” as well as in the Audit/Compliance Committee charter. The Audit/Compliance Committee charter is available on Granite's website. See “Granite Website” below.

Compensation Committee
All members of the Compensation Committee are non-employee directors who are determined by the Board to be independent under the listing standards of the NYSE. The Compensation Committee reviews and approves all aspects of compensation for our Chief Executive Officer and our other executive officers and recommends any changes to director compensation to the Board. In addition, the Compensation Committee is responsible for monitoring risk related to employment policies and our compensation and benefit systems, including consideration of whether any risks associated with such policies and systems are likely to have a material adverse effect on Granite. The Compensation Committee also reviews our overall compensation plans and strategies and, with respect to certain compensation plans, makes recommendations to the Board for their consideration and approval. The Compensation Committee also oversees and implements our clawback policy. The Compensation Committee has determined that the Company’s annual incentive compensation should partially be tied to a social responsibility metric. Granite uses two safety metrics, the OSHA Recordable Incident Rate (“ORIR”) and the Days Away, Restricted, or Transferred (“DART”) Rate, which are nationally recognized metrics, to monitor and manage safety performance and to benchmark its safety performance against the construction industry for incentive compensation purposes. For additional information regarding how safety metrics are used in Granite’s annual incentive plan, see “Compensation Discussion and Analysis—2023 AIP Performance Measures.” Our Chief Executive Officer attends Compensation Committee meetings and recommends annual salary levels, incentive compensation and payouts for other executive officers for the Compensation Committee's approval. The Compensation Committee also administers our 2021 Equity Incentive Plan and, if approved at the 2024 Annual Meeting, will administer our 2024 Equity Incentive Plan. The Compensation Committee may delegate any of its responsibilities to a subcommittee composed of one or more members of the Committee. The Compensation Committee charter is available on Granite's website. See “Granite Website” below.

Nominating and Corporate Governance Committee
All members of the Nominating and Corporate Governance Committee are non-employee directors who are determined by the Board to be independent under the listing standards of the NYSE. The Nominating and Corporate Governance Committee develops and recommends corporate governance principles and practices to the Board and oversees the management of risks which are mitigated by these principles and practices. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board recently amended its corporate governance guidelines and policies to incorporate an over boarding policy that limits the number of public company boards that the Company’s directors can serve on to no more than four and the number of public company boards that the Company’s directors who serve as executive officers of public companies can serve on to no more than two.
The Nominating and Corporate Governance Committee also recommends and nominates persons to serve on the Board. The Nominating and Corporate Governance Committee has undertaken a thoughtful approach to board refreshment through the Board nomination and evaluation process and retirement policy. Since 2016, the Board has added 10 new directors, four of whom are women and two of whom are racially/ethnically diverse. The Nominating and Corporate Governance Committee is also responsible for overseeing management succession planning and discusses management succession with the Board Chair and Chief Executive Officer and periodically reports to the Board on management succession planning. The Nominating and Corporate Governance Committee also oversees the annual evaluations of the Board and certain senior executive officers of the Company. These annual evaluations of the Board are conducted through questionnaires, which include a self-assessment, an assessment of the effectiveness of the Board and committees and a peer evaluation.
The Nominating and Corporate Governance Committee is also responsible for overseeing environmental, social and governance (“ESG”) strategy, initiatives and policies. The Nominating and Corporate Governance Committee also provides oversight of sustainability/ESG-related risks, including those posed by climate change, which are integrated into Granite’s enterprise risk management system. The Nominating and Corporate Governance Committee receives updates on sustainability/ESG performance and related risks periodically during the year. Further, the Nominating and Corporate Governance Committee oversees the preparation of, and the Board of Directors approves, the Company’s annual Sustainability Reports. Beginning with the Company’s 2020 Sustainability Report, Granite has aligned its sustainability reporting with the framework established by the Task Force on Climate-related Financial Disclosures and uses industry specific metrics, including those identified by the Sustainability Accounting Standards Board, to support performance, tracking and reporting. In the Company’s 2020 Sustainability Report, Granite announced its target to reduce total Scope 1 greenhouse gas emissions. Additionally, Granite is collecting baseline data for Scope 2 greenhouse gas emissions and plans to incorporate Scope 2 into future reduction targets. For additional information, see Granite’s Sustainability Reports.
For additional information regarding the Company’s inclusive diversity strategy, see “Inclusive Diversity” below and the Company’s Sustainability Reports. The Nominating and Corporate Governance Committee's policy for considering director candidates, including shareholder recommendations, is discussed in more detail below under the heading “Board of Directors' Nomination Policy.” This policy and the Nominating and Corporate Governance Committee charter and Granite’s Sustainability Reports are available on Granite's website. See “Granite Website” below.

Risk Committee
All members of the Risk Committee are non-employee directors who are determined by the Board of Directors to be independent under the listing standards of the NYSE. The Risk Committee is responsible for overseeing the Company’s strategic, operational and health, safety and environmental compliance risks. The Risk Committee is also responsible for, among others things, overseeing Granite’s strategic planning process, management’s adoption and implementation of enterprise risk management policies and procedures and the Company’s bid and proposal strategy for high risk contracts. The Risk Committee charter is available on Granite's website. See “Granite Website” below.

Role of the Compensation Consultant
The Compensation Committee directly retained the services of Frederic W. Cook & Co., Inc. (“FW Cook”) to provide advice and recommendations to the Compensation Committee on executive officer and Board of Director compensation programs.
FW Cook provided services to the Compensation Committee during 2023 which included, but were not limited to, the following:
•Attended meetings of the Compensation Committee as the Compensation Committee’s advisor;
•Reviewed the Company’s executive compensation benchmarking peer group and recommended changes for the Compensation Committee's consideration;
•Evaluated the competitive positioning of Granite’s executive officers' base salaries, annual incentive and long-term incentive compensation and Granite’s director compensation program relative to market data;
•Advised on target award levels within the annual and long-term incentive program and, as needed, on actual compensation actions for the Named Executive Officers;
•Provided advice on the design of Granite's annual and long-term incentive plans, including the performance measures and performance targets for the annual and long-term incentive programs;
•Advised on other executive compensation policies and practices such as the clawback policy, executive perquisites, and aggregate equity grant practices;
•Assisted with the preparation of the Company's “Compensation Discussion and Analysis”;
•Assisted with the 2024 Equity Incentive Plan features, and corresponding share reserve size, presented for shareholder approval in Proposal 3 of this proxy statement;
•Provided the Compensation Committee with an update on executive compensation trends and regulatory developments to inform the compensation planning process for 2023; and
•Assessed the potential for material risk within Granite's compensation policies and practices for all employees, including executive officers.
Based in part on the policies and procedures FW Cook and the Compensation Committee have in place, the Compensation Committee believes that the advice it receives from the executive compensation consultant, a FW Cook representative, is objective and independent. These policies and procedures include:
•FW Cook’s professional standards prohibit the executive compensation consultant from considering any other relationships FW Cook or any of its affiliates may have with Granite in rendering his or her advice and recommendations;
•FW Cook does not provide any services to Granite other than executive and non-employee director compensation advisory work conducted on behalf of the Committee;
•The Compensation Committee has the sole authority to retain and terminate the executive compensation consultant;
•The executive compensation consultant has direct access to the Compensation Committee without management intervention;
•The Compensation Committee evaluates the quality and objectivity of the services provided by the executive compensation consultant each year and determines whether to continue to retain the consultant; and
•The protocols for the engagement limit how the executive compensation consultant may interact with management.
In retaining FW Cook, the Compensation Committee considered the six factors set forth in Rule 10C-1(b)(4)(i) through (vi) of the Securities Exchange Act of 1934 (the “Exchange Act”) and its charter and concluded that no conflict of interest existed that would prevent FW Cook from serving as an independent compensation consultant to the Compensation Committee.
While it is necessary for the executive compensation consultant to interact with management to gather information, the Compensation Committee has adopted protocols governing if and when the executive compensation consultant's advice and recommendations can be shared with management. These protocols are included in the Compensation Committee’s engagement letters with FW Cook. The Compensation Committee also determines the appropriate forum for receiving the executive compensation consultant's recommendations. Where appropriate, management invitees are present to provide context for the recommendations.

Compensation Committee Interlocks and Insider Participation
During 2023, Ms. Campbell, Mr. Darnell, Mr. Vasquez, Dr. Galloway, Ms. Mastin and Ms. Mullen served as members of the Compensation Committee. No member of the Compensation Committee (1) was, during the fiscal year ended December 31, 2023, or had previously been, an officer or employee of the Company or (2) had any material interest in a transaction of the Company or a business relationship with, or any indebtedness to, the Company. None of our executive officers have served as members of a board of directors or compensation committee of any other entity that has an executive officer serving as a member of our Board of Directors or Compensation Committee.

The Lead Director and Executive Sessions
Our bylaws and Corporate Governance Guidelines provide that in the event the Board Chair does not meet the independence requirements of the listing standards of the NYSE, the independent directors shall elect an independent director to serve as Lead Director for a one-year term or until his or her successor is elected or qualified or until such time, if earlier, at which an independent Board Chair is elected. Because Michael F. McNally, the current Board Chair, is an independent director, we currently do not have a Lead Director. In his capacity as Board Chair, Mr. McNally chairs all Board meetings, sets the agenda for the Board meetings, and presides over all executive sessions of the non-employee members of the Board.

Board Leadership Structure and Its Role in Risk Oversight
The Board of Directors has determined that having an independent director serve as the Board Chair is in the best interest of Granite and its shareholders at this time. The Board believes that having a strong independent director serve as Board Chair promotes greater oversight of Granite by the independent directors and provides for greater management accountability. The structure ensures more active participation by the independent directors in setting the Board's agenda and establishing the Board's priorities. However, the Board, in accordance with its Corporate Governance Guidelines and Policies, retains the flexibility to decide, as new circumstances arise, whether or not to combine or separate the position of Board Chair and principal executive officer.
As with all companies, we face a variety of risks in our business. Our Board of Directors is responsible for oversight of our Company's risks, and effective risk management is a top priority of the Board and management. The Board believes that having a system in place for risk management and implementing strategies responsive to our risk profile and exposures will adequately identify our material risks in a timely manner. In order to more efficiently manage these risks, the Board has delegated certain risk management oversight responsibilities to relevant Board committees.
In connection with the election of a new Board Chair in 2020, the Nominating and Corporate Governance Committee evaluated the structure, composition and operations of the committees of Granite’s Board of Directors, including each committee’s respective role in risk oversight and whether a new committee dedicated to risk oversight would bolster the Board of Directors’ risk oversight function. The Board of Directors and Nominating and Corporate Governance Committee completed their review of the Board of Directors’ risk oversight function and on June 11, 2020, formed a Risk Committee. The Risk Committee is responsible for overseeing the Company’s strategic, operational and health, safety and environmental compliance risks. Since 2021, the Board of Directors and Nominating and Corporate Governance Committee have continued to focus on enhancing management succession planning efforts and on further developing Board expertise through continuing director education programs and Company sponsored membership in the NACD.
Additionally, the Board of Directors has delegated other risk management oversight responsibilities as follows:
The Audit/Compliance Committee has direct responsibility for risk oversight relating to accounting matters, financial reporting, enterprise, legal and compliance and cybersecurity risks. Our Vice President of Internal Audit and independent registered public accounting firm, PricewaterhouseCoopers LLP, report directly to, and meet with, the Audit/Compliance Committee on a regular basis. The Audit/Compliance Committee and the Board also receive regular reports from our Chief Financial Officer, Chief Accounting Officer, Treasurer, General Counsel (who is responsible for managing our risk management function and who serves as our Corporate Compliance Officer), and Chief Information Officer (who is responsible for managing cybersecurity risk). The Audit/Compliance Committee and the Board also meet periodically with management to review Granite's major financial risk exposures and the steps that management has taken to monitor and control such exposures, which include Granite's risk assessment and risk management policies.

The Compensation Committee is responsible for overseeing the management of risks which are mitigated by our employment policies and our compensation and benefits systems, and the Nominating and Corporate Governance Committee oversees the management of risks which are mitigated by our Corporate Governance Guidelines and Policies, including compliance with listing standards for independent directors and committee assignments. Additionally, the Nominating and Corporate Governance Committee oversees risk related to ESG matters. The committee chairs report on risk-related matters to the full Board from time to time as appropriate.

BOARD OF DIRECTORS' NOMINATION POLICY
Evaluation Criteria and Procedures
Members of the Board of Directors of Granite are divided into three classes and are nominated for election for staggered three-year terms. The Board, its members, its committee structure and its performance are reviewed on an annual basis. Evaluations for director nominees are conducted annually by the Nominating and Corporate Governance Committee and are generally made on the basis of observations responses to surveys, questionnaires and evaluation forms circulated to directors annually.
Also included in this review is a careful evaluation of the diversity of skills and experience of Board members weighed against Granite's current and emerging operating and strategic challenges and opportunities. The Board of Directors makes every effort to nominate individuals who bring a variety of complementary skills and, as a group, possess the appropriate skills and experience to oversee our business. The Company intends to recruit and select director candidates whose capabilities, including their educational background, their work and life experiences, their diversity of experiences and perspectives, including gender and/or racial/ethnic diversity and their demonstrated records of performance will have the balance of expertise and judgment required for the Company’s long-term performance and growth. The Nominating and Corporate Governance Committee considers diversity in its broadest sense, including diversity in professional and life experiences, education, skills, perspectives and leadership, as well as other individual qualities and attributes that contribute to Board heterogeneity, such as race, ethnicity, sexual orientation, gender and national origin. The Company believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the Company's goal of creating a Board of Directors that best serves our needs and those of our shareholders. As of March 31, 2024, 44% of our directors are women, 22% are racially or ethnically diverse and two of our four committees are chaired by a woman. Further, four out of the 10 new directors who have been added to the Board since 2016 are women and two out of the 10 are racially/ethnically diverse.
Current Board members whose performance, capabilities, and experience meet Granite's expectations and needs are nominated for re-election in the year of their respective term's completion. In accordance with Granite's Corporate Governance Guidelines and Policies, Board members who became a director during or after 2021 will not be re-nominated and no proposed candidate will be nominated if the nominee’s 75th birthday occurs prior to the annual meeting of shareholders in the year of re- nomination or nomination. Moreover, Directors who became a director during or after 2021 will retire no later than the first annual meeting of shareholders immediately following their 75th birthday. Board members who became a director before 2021 will not be re-nominated if the nominee’s 72nd birthday occurs prior to the annual meeting of shareholders in the year of re-nomination. Moreover, for any individual who became a director before 2021, such individual will retire no later than the first annual meeting of shareholders immediately following their 72nd birthday. Additionally, the Board believes having a term limit of 15 years for independent directors who join the Board after January 1, 2024 is a prudent way to ensure that fresh ideas, skills and perspectives are represented on the Board. As a result, no individual who joined the Board after January 1, 2024 will be re-nominated if the nominee has served on the Board for more than 15 years in the year of re-nomination. Moreover, a director who joined the Board after January 1, 2024 will retire no later than the first annual meeting of shareholders immediately following their 15th anniversary of being on the Board. The mandatory retirement age and term limit will not apply to an employee director who continues to serve as an employee of Granite.

Each member of the Board of Directors must meet a set of core criteria, referred to as the “three C's”: Character, Capability and Commitment. Granite was founded by persons of outstanding character, and it is Granite's intention to ensure that it continues to be governed by persons of high integrity and worthy of the trust of its shareholders. Further, Granite intends to recruit and select persons whose capabilities, including their educational background, their work and life experiences, their diversity of experiences and perspectives, including gender and/or racial/ethnic diversity and their demonstrated records of performance will have the balance of expertise and judgment required for its long-term performance and growth. Finally, Granite will recruit and select only those persons who demonstrate they have the commitment to devote the time necessary to appropriately discharge their responsibilities and to prepare for and, to the extent possible, attend and participate in all meetings of the Board and Committees on which they serve.
In addition to the three C's, the Board recruitment and selection process assures that the Board composition meets all of the relevant standards for independence and specific expertise. For each new recruitment process, a set of specific criteria is determined by the Nominating and Corporate Governance Committee with the assistance of the Board Chair and in certain circumstances a search firm. These criteria may specify, for example, the type of industry or geographic experience that would be useful to maintain and improve the balance of skills and knowledge on the Board. After the search criteria are established, appropriate candidates are sought out, including through the contacts of the current directors and officers and in certain circumstances those of a search firm. The credentials of a set of qualified candidates provided by the search process are submitted for screening by the Nominating and Corporate Governance Committee, the Board Chair and the Chief Executive Officer. Based on this review, the Nominating and Corporate Governance Committee invites the top candidates for personal interviews with the Nominating and Corporate Governance Committee and others as appropriate.
Normally, the search, review and interview process results in a single nominee to fill a specific vacancy. However, a given search may be aimed at producing more than one nominee, or the search for a single nominee may result in multiple candidates of such capability and character that multiple candidates might be nominated and the Board may be expanded accordingly.
It is Granite's intention that this search and nomination process consider qualified candidates referred by a wide variety of sources, including all of Granite's constituents - its customers, employees and shareholders and members of the communities in which it operates. The Nominating and Corporate Governance Committee is responsible for assuring that relevant sources of potential candidates have been appropriately canvassed.
The Board used the evaluation criteria and procedures listed in this section to nominate Ms. Campbell, Mr. McNally and Ms. Mullen for election at the Annual Meeting.

Shareholder Recommendation and Direct Nomination of Board Candidates
Granite will review and consider for nomination any candidate for membership to the Board recommended by a shareholder, utilizing the same evaluation criteria and selection process described in “Evaluation Criteria and Procedures” above. Shareholders wishing to recommend a candidate for consideration in connection with an election at a specific annual meeting of shareholders should notify Granite well in advance of the meeting date to allow adequate time for the review process and preparation of the proxy statement.
In addition, Granite’s bylaws provide that any shareholder entitled to vote in the election of directors may directly nominate a candidate or candidates for election at a meeting provided that timely notice of his or her intention to make such nomination is given. To be timely, a shareholder nomination for a director to be elected at an annual meeting of shareholders must be received at Granite’s principal office, addressed to the Corporate Secretary, no less than 120 days prior to the first anniversary of the date the proxy statement for the preceding year’s annual meeting of shareholders was released to shareholders and must contain the information and comply with the requirements specified in our bylaws. If no meeting was held in the previous year, the date of the annual meeting of shareholders is changed by more than 30 calendar days from the previous year, or in the event of a special meeting, to be on time, the notice must be delivered by the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public announcement of the date of the meeting was made.
To be timely, a shareholder nomination for a director to be elected at the 2025 annual meeting of shareholders must be received at Granite’s principal office, addressed to the Corporate Secretary, on or before December 26, 2024. For further information, see “Shareholder Proposals to be Presented at the 2025 Annual Meeting of Shareholders.”

Director Independence
Under the listing standards of the NYSE, a director is considered independent if the Board determines that the director has no material relationship with Granite. In determining independence, the Board considers pertinent facts and circumstances including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. The Board follows these guidelines, established by the NYSE, when assessing the independence of a director:
•A director who, within the last three years is, or has been, an employee of Granite or whose immediate family member is, or has been within the last three years, an executive officer of Granite, may not be deemed independent until three years after the end of such employment relationship. Employment as an interim Chair or Chief Executive Officer or other executive officer shall not disqualify a director from being considered independent following that employment.
•A director who has received, or has an immediate family member who has received, during any twelve-month period within the last three years more than $120,000 in direct compensation from Granite, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), may not be deemed independent. Compensation received by a director for former service as an interim Chair or Chief Executive Officer or other executive officer and compensation received by an immediate family member for service as an employee of Granite (other than an executive officer) will not be considered in determining independence under this test.

•The following directors may not be deemed independent: (a) a director who is a current partner or employee of a firm that is Granite's internal or external auditor; (b) a director who has an immediate family member who is a current partner of such a firm; (c) a director who has an immediate family member who is a current employee of such a firm and who personally works on Granite's audit; or (d) a director or immediate family member who was within the last three years a partner or employee of such a firm and personally worked on Granite's audit within that time.
•A director who, or whose immediate family member, is or has been within the last three years, employed as an executive officer of another company where any of Granite's present executive officers at the same time serves or served on that company's compensation committee may not be deemed independent.
•A director who is a current employee, or whose immediate family member is a current executive officer, of a company that has made payments to, or received payments from, Granite for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues for that fiscal year may not be deemed independent.
The Board reviews the independence of all non-employee directors every year. For the review, the Board relies on information from responses to questionnaires completed by directors and other sources. Directors are required to immediately inform the Nominating and Corporate Governance Committee of any material changes in their or their immediate family members' relationships or circumstances that could impact or change their independence status.
The following non-employee directors are independent under the listing standards of the NYSE: Louis E. Caldera, Molly C. Campbell, David C. Darnell, Patricia D. Galloway, Alan P. Krusi, Celeste B. Mastin, Michael F. McNally and Laura M. Mullen.

Board and Annual Shareholder Meeting Attendance
During 2023, the Board of Directors held 6 meetings. Each of the directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of any committee(s) on which he or she served. Except for irreconcilable conflicts, directors are expected to attend the annual meeting of shareholders.
The annual meeting attendance policy is a part of Granite's Board of Directors Corporate Governance Guidelines and Policies and is posted on Granite's website. See “Granite Website” below. All twelve directors then in office attended Granite's 2023 annual meeting of shareholders.

Communications with the Board
Any shareholder or other interested party wishing to communicate with the Board of Directors, or any particular director, including the Board Chair or the Lead Director, if there is one, can do so by following the process described in the Communications with the Board of Directors Policy. The policy is posted on Granite's website. See “Granite Website” below.

Corporate Governance Guidelines and Policies
Granite's Board of Directors is subject to the Board of Directors Corporate Governance Guidelines and Policies. The Board of Directors Corporate Governance Guidelines and Policies is available on our website. See “Granite Website” below.
Our Corporate Governance Guidelines and Policies include a director resignation policy in the event a Director nominee does not receive a majority of the votes cast in an election of Directors where the number of nominees is equal to the number of Directors to be elected (an “Uncontested Election”). The policy states that promptly after receiving notice that the Director nominee has not received the requisite majority vote in an Uncontested Election, the Director nominee shall tender his or her resignation to the Board of Directors. The Nominating and Corporate Governance Committee (excluding the Director who tendered the resignation) shall then make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors (excluding the Director who tendered the resignation) shall evaluate such recommendation in light of the best interests of the Company and its shareholders and shall decide whether to accept or reject the resignation, or whether other action should be taken. In reaching its decision, the Board of Directors may consider any factors it deems relevant, including but not limited to the resigning Director’s qualifications, past and anticipated future contributions to the Company as well as the overall composition of the Board of Directors and whether accepting the tendered resignation would cause the Company to fail to meet any rule or regulation (inclusive of listing standards and federal securities laws). The Board of Directors shall act on the tendered resignation and publicly disclose its decision and the rationale behind it within 90 days after the inspector’s certification of the election results. If the Board of Directors elects to reject the resignation, the then incumbent Director will continue to serve until the next annual meeting of shareholders at which time his or her term shall expire. Any vacancies in the Board of Directors resulting from a Director not receiving a majority vote and the Board accepting his or her resignation shall be filled in accordance with the Bylaws.

Insider Trading Policy and Employee, Officer and Director Hedging
The Company's Insider Trading Policy, which is reasonably designed to promote compliance with insider trading laws, rules and regulations, (1) governs the purchase, sale and/or other disposition of our securities by our directors, officers and employees and (2) prohibits our directors, officers and employees from engaging in hedging transactions with respect to Company securities. The policy prohibits transactions, other than a current sale transaction, that are designed to protect a holder of securities from a possible decline in the value of such securities, including puts, options, swaps, zero-cost collars, forward sale contracts or similar instruments or arrangements.

Code of Conduct
Granite's Code of Conduct applies to all Granite employees, including the Chief Executive Officer and the Chief Financial Officer, and to all directors. The Code of Conduct is available on Granite's website. We will also post any amendments to the Code of Conduct, or waivers of the application of provisions of the Code of Conduct to any of our directors or executive officers, on our website. See “Granite Website” below.

Inclusive Diversity
Granite’s Board of Directors believes the Company’s culture is underpinned by its core values, including an unwavering commitment to inclusive diversity as exemplified by strategies that address our guiding belief that diverse backgrounds, perspectives, and experiences enhance creativity and innovation. We have established employee resource groups that serve employees from a variety of backgrounds, and we have designated October as Inclusion month throughout our Company. As of December 31, 2023, approximately 12.7% of Granite’s workforce were women and 45.2% were racially and ethnically diverse. We periodically conduct pay equity analyses to support our commitment to pay equity for similar job functions, regardless of race, gender, ethnicity or sexual orientation.

Granite Website
The following charters and policies are available on Granite's website at www.graniteconstruction.com at the “Investors” site, then under “Corporate Governance”: the Audit/Compliance Committee Charter, the Nominating and Corporate Governance Committee Charter, the Compensation Committee Charter, the Risk Committee Charter, the Board of Directors Corporate Governance Guidelines and Policies, the Board of Directors' Nomination Policy, and the Communication with the Board of Directors Policy. The Company’s Sustainability Reports are available on Granite’s website at www.graniteconstruction.com at the “Company” site, then under “Sustainability.” The information included in Granite’s Sustainability Reports is not incorporated into, and is not part of, this proxy statement. You can also obtain copies of these charters and policies and Granite’s Sustainability Reports, without charge, by contacting Granite's Investor Relations Department at 831.724.1011. The Code of Conduct is available on Granite's website at www.graniteconstruction.com at the “Company” site under “Code of Conduct.” You can obtain a copy of the Code of Conduct and any amendments to the Code of Conduct, without charge, by contacting Granite's Human Resources Department at 831.724.1011.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Board of Directors is asking shareholders to approve an annual advisory resolution on executive compensation. The Board of Directors is providing such vote pursuant to Section 14A of the Exchange Act. The advisory vote is a non-binding vote on the compensation of our Named Executive Officers. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. The text of the resolution to be voted on at the Annual Meeting is as follows:
Resolved, that the shareholders of Granite Construction Incorporated approve, on an advisory basis, the compensation of the Company's Named Executive Officers as disclosed in the proxy statement for the Company's 2024 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Exchange Act (which disclosure includes the Compensation Discussion and Analysis section, the Summary Compensation Table for 2023 and the related compensation tables and narrative disclosure within the Executive and Director Compensation and Other Matters section of the proxy statement).
The Company urges you to read the disclosure under “Compensation Discussion and Analysis,” which discusses how our compensation policies and procedures implement our pay-for-performance compensation philosophy. You should also read the Summary Compensation Table and other related compensation tables and narrative disclosure which provide additional details about the compensation of our Named Executive Officers. We have designed our executive compensation structure to attract, motivate and retain executives with the skills required to formulate and implement the Company's strategic objectives and grow sustainable shareholder value. We believe that our executive compensation program is reasonable, competitive and strongly focused on pay for performance principles, and provides an appropriate balance between risk and incentives. In particular, key elements of our executive compensation program are:
•Total direct compensation generally is targeted within the range of the 50th percentile of comparable positions in the market;
•Individual executive pay levels are based on market data, experience, tenure and impact on business and financial results;
•A comprehensive benefits program which is also available to all salaried employees and includes: medical, dental, vision, life, accidental death and dismemberment insurance, short-term and long-term disability insurance, 401(k) Plan, Employee Stock Purchase Plan, health and wellness benefits, paid vacation and holiday pay; and
•Eligibility, along with other management employees, to participate in our Non-Qualified Deferred Compensation (“NQDC”) Program.
The vote regarding the compensation of the Named Executive Officers described above, referred to as a “Say on Pay advisory vote,” is advisory, and is therefore not binding on the Company, the Compensation Committee or the Board of Directors. Although non-binding, the Compensation Committee and the Board of Directors value the opinions that shareholders express in their votes and will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs as they deem appropriate. We currently hold an advisory vote on the compensation of our Named Executive Officers every year. We expect to hold our next advisory vote on the compensation of our Named Executive Officers at our 2025 Annual Meeting.

BOARD OF DIRECTORS’ RECOMMENDATION
The Board of Directors unanimously recommends a vote “FOR” the approval of the compensation of the Named Executive Officers as disclosed in this proxy statement and as described pursuant to the compensation disclosure rules of the Exchange Act.

PROPOSAL 3: APPROVAL OF THE GRANITE CONSTRUCTION INCORPORATED 2024 EQUITY INCENTIVE PLAN
The Board is requesting that our shareholders vote in favor of approving the Granite Construction Incorporated 2024 Equity Incentive Plan (the "2024 Equity Plan"), which was adopted by Granite's Board of Directors (the "Board") on April 2, 2024. If approved, the 2024 Equity Plan will be effective as of the Board approval date and will serve as the successor to the Granite Construction Incorporated 2021 Equity Incentive Plan (the "2021 Equity Plan"), which is currently the only plan pursuant to which Granite can grant equity awards, and no additional equity awards will be granted under the 2021 Equity Plan after the 2024 Equity Plan is approved by shareholders. The Board believes that the 2024 Equity Plan is in the best interest of the shareholders and Granite, as it will allow Granite to continue to attract and retain talented and creative employees, directors and consultants who can assist Granite in competing in the marketplace, delivering consistent financial performance and growing shareholder value.
Status of the 2021 Equity Plan
The 2021 Equity Plan was adopted by the Board on April 1, 2021 and approved by our shareholders on June 2, 2021. The 2021 Equity Plan currently authorizes Granite to issue up to 2,915,665 shares of common stock to employees, directors and consultants, of which 167,753 shares remain available as of March 31, 2024 for the grant of new incentive awards in accordance with the following:

Shares remaining available for grant under the 2021 Equity Plan after accounting for unvested and outstanding performance awards as of March 31, 2024	167,753
Options outstanding under the 2021 Equity Plan as of March 31, 2024	—
Time-based full value awards (RSUs) outstanding under the 2021 Equity Plan as of March 31, 2024	568,664
Shares attributable to outstanding performance award cycles as of March 31, 2024	782,998
The complete text of the 2021 Equity Plan is incorporated by reference to Appendix A to Granite's Proxy Statement filed on April 21, 2021.
Determination of Number of Shares to Add to the 2024 Equity Plan
Awards Are an Important Part of Our Compensation Philosophy. The Board believes that Granite must offer a competitive equity incentive program if we are to continue to successfully attract and retain the best possible candidates for positions of responsibility. The Board expects that the 2024 Equity Plan will be an important factor in attracting and retaining the high caliber employees, directors and consultants essential to our success and in motivating these individuals to strive to enhance Granite's growth and profitability. The 2024 Equity Plan is intended to ensure that we will continue to have a reasonable number of shares available under our compensation plans to provide us with flexibility to meet future compensation needs. We do not view the number of shares that currently remain available for grant under the 2021 Equity Plan as sufficient to allow us to execute on our long-term business plan, and the size of the aggregate share reserve under the 2024 Equity Plan is intended to provide us with sufficient shares for approximately the next three to five years. Despite this estimate, the duration of the share reserve may be shorter or longer depending on various factors such as stock price, aggregate equity needs and equity award type mix.
Historic Use of Equity and Outstanding Awards. The following table provides certain additional information regarding our historical annual burn rate for awards and shares authorized and outstanding and available for grant:
Historic Annual Burn Rate for Awards

Fiscal Year	2021	2022	2023
Stock options granted	—	—	—
Full value awards granted(1)	254,000	311,000	315,000
Weighted-average common shares outstanding	45,788,000	44,485,000	43,879,000
Gross burn rate(2)	0.55%	0.70%	0.72%
(1) Includes shares subject to service-based RSUs and RSUs granted in the year indicated in settlement of performance awards upon completion of the performance cycle ending in the prior year.
(2) The gross burn rate is calculated as follows: shares granted in the fiscal year divided by weighted-average common shares outstanding for the applicable fiscal year.

Potential Dilution and Overhang from the 2024 Equity Plan. As discussed in further detail below, the 2024 Equity Plan, if approved, will provide for the grant of up to 2,225,753 shares, comprised of 167,753 shares which were available for grant under the 2021 Equity Plan as of March 31, 2024 and 2,058,000 newly approved shares. The 2,225,753 shares (total pool)

or 2,058,000 shares (incremental increase) represent 5.04% or 4.66%, respectively, of the Company's outstanding common shares (measured as of March 31, 2024). If the 2024 Equity Plan is approved, fully diluted overhang would be 7.50% (calculated with a numerator equal to the outstanding (1,351,662) and available awards (2,225,753) under the 2024 Equity Plan, and a denominator equal to the Company’s outstanding common shares, measured as of March 31, 2024 (44,150,901) plus outstanding (1,351,662) and available awards (2,225,753) under the 2024 Equity Plan). If the 2024 Equity Plan is approved and awards are granted under the 2021 Equity Plan after March 31, 2024 and prior to the date shareholders approve the 2024 Equity Plan (June 5, 2024), the maximum number of shares available for issuance under the 2024 Equity Plan will be reduced by any shares issued pursuant to such awards.
The number of shares of common stock outstanding as of March 31, 2024 was 44,150,901, and the closing price of the common stock on the New York Stock Exchange on March 28, 2024 (the last trading prior to March 31, 2024) was $57.13 per share.
Material Terms of the 2024 Equity Plan
We are seeking approval of the 2024 Equity Plan so we may continue to offer a competitive equity incentive program. The following summary of certain material features of the 2024 Equity Plan is qualified in its entirety by reference to the actual text of the 2024 Equity Plan, which is attached to this proxy statement as Appendix A.
By approving the 2024 Equity Plan, the shareholders will be approving, among other things:

•	the eligibility requirements for participation in the 2024 Equity Plan;
•	the maximum annual award for non-employee directors; and
•	the maximum number of shares on which stock options, performance shares and awards of restricted stock, restricted stock units and other stock-based awards may be based.
Key Terms of the 2024 Equity Plan at a Glance
The following is a summary of the key provisions of the 2024 Equity Plan, as set forth and stated herein.

Plan Term:	April 2, 2024 to the earliest of:
(1) its termination by the Compensation Committee of Granite's Board (the "Committee");
(2) the date on which all the shares of Granite common stock available for issuance under the 2024 Equity Plan have been issued and all restrictions on those shares have lapsed; or
(3) April 2, 2034.

Eligible Participants:
Employees of Granite and any present or future parent or subsidiary of Granite are eligible to receive each type of award offered under the 2024 Equity Plan, including "incentive stock options," within the meaning of Section 422 of the Code (as defined in the 2024 Equity Plan). Consultants and directors are eligible to receive awards other than incentive stock options under the 2024 Equity Plan.

Shares Available for Awards:
2,225,753 shares less one share for every share issued in payment of any award granted under the 2021 Equity Plan after March 31, 2024 and prior to the shareholder approval date, subject to adjustment for changes in capitalization and the share counting provisions described below.

Award Types:	(1) Stock options (2) Restricted stock (3) Restricted stock units (4) Performance shares (5) Performance units (6) Other stock-based awards

Award Terms:
Stock options will have a term of no longer than 10 years, and incentive stock options granted to ten percent owners will have a term of no longer than 5 years. All other awards are subject to the terms set forth in the applicable award agreement and in the 2024 Equity Plan.

ISO Limits:	No more than 2,225,753 shares may be issued upon the exercise of incentive stock options granted under the 2024 Equity Plan.

Director Compensation Limitation:	The aggregate dollar value of equity-based awards and cash compensation granted to a non-employee director during any fiscal year may not exceed $700,000.

Vesting:	Time-based or performance-based, as determined by the Committee.

Not Permitted:
(1) No repricing. The following is not permitted without stockholder approval: repricing or reducing the exercise price of a stock option or stock appreciation right; settling, canceling or exchanging any outstanding stock option or stock appreciation right in consideration for the grant of a new award with a lower exercise price or for a cash payment when the exercise price of the stock option exceeds the fair market value of the underlying stock (except in connection with a change in control); or taking any other action with respect to a stock option or stock appreciation right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which Granite’s shares are listed.
(2) No dividends are paid on unvested awards. Any dividends or dividend equivalents applicable to shares subject to an award will be subject to the same vesting or performance conditions as the underlying award and will not be paid until and unless the underlying award vests.
(3) No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

Summary of the 2024 Equity Plan
General. The purpose of the Plan is to advance Granite's interests by attracting and retaining talented and creative employees, directors and consultants who can assist Granite in competing in the marketplace, delivering consistent financial performance and growing shareholder value. The 2024 Equity Plan is designed to attract and retain such individuals by granting stock options, restricted stock, restricted stock units, performance shares, performance units and other stock-based awards.
Shares Available for Awards. Subject to adjustments for changes in capitalization, the maximum aggregate number of shares that will be authorized for awards granted under the 2024 Equity Plan will be 2,225,753 shares, less one share for every one share issued in payment of any award granted under the 2021 Equity Plan after March 31, 2024 and prior to the shareholder approval date. After the shareholder approval date, no awards may be granted under the 2021 Equity Plan.
If (i) any shares subject to an award are forfeited, an award expires or otherwise terminates without issuance of shares, or an award is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the shares subject to such award (including on exercise of a stock appreciation right) or (ii) after March 31, 2024 any shares subject to an award under the 2021 Equity Plan are forfeited, an award under the 2021 Equity Plan expires or otherwise terminates without issuance of such shares, or an award under the 2021 Equity Plan is settled for cash (in whole or in part), or otherwise does not result in the issuance of all or a portion of the shares subject to such award (including on exercise of a stock appreciation right), then in each such case the shares subject to the award will, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, be added to the shares available for grant under the 2024 Equity Plan on a one-for-one basis. In the event that withholding related to tax-related items arising from awards other than stock options or stock appreciation rights granted under the Plan (or after March 31, 2024, awards other than options or stock appreciation rights granted under the 2021 Equity Plan) are satisfied by the tendering of shares (either actually or by attestation) or by the withholding of shares by the Company, then in each such case the shares so tendered or withheld will be added to the shares available for grant under the 2024 Equity Plan on a one-for-one basis. The following shares will not be added back to the shares available for grant under the 2024 Equity Plan: (i) shares surrendered or tendered by a participant or withheld by the Company in payment of the exercise price of an option granted under the 2024 Equity Plan (or after March 31, 2024, an option granted under the 2021 Equity Plan); (ii) shares tendered (either actually or by attestation) by a participant or withheld by the Company for tax-related Items arising from an option or stock appreciation right granted under the 2024 Equity Plan (or after March 31, 2024, an option or stock appreciation right granted under the 2021 Equity Plan); (iii) shares subject to stock appreciation rights granted under the 2024 Equity Plan (or after March 31, 2024, stock appreciation rights granted under the 2021 Equity Plan) that are not issued in connection with its stock settlement on exercise thereof, and (iv) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options granted under the 2024 Equity Plan (or after March 31, 2024, options granted under the 2021 Equity Plan).
Appropriate adjustments will be made to the limit on shares available under the 2024 Equity Plan, to the other numerical limits on awards described in this proposal, to the class and number of securities subject to outstanding awards and to the price per share of stock subject to outstanding awards upon any consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction affecting Granite's capital structure.

Certain Award Limits. In addition to the limitation described above in the total number of shares of our common stock that will be authorized for issuance under the 2024 Equity Plan, the 2024 Equity Plan includes other award limitations, including:

•	No more than 2,225,753 shares may be issued upon the exercise of incentive stock options granted under the 2024 Equity Plan; and
•	The aggregate dollar value of equity-based awards and cash compensation granted to a non-employee director for service as a non-employee director during a fiscal year may not exceed $700,000.
Administration. The 2024 Equity Plan is administered by the Committee but may also be administered by the Board. Subject to the provisions of the 2024 Equity Plan, the Committee determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of such awards, and all of the terms and conditions of such awards. The Committee may amend, cancel or renew any award, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend or defer the vesting of any award. The 2024 Equity Plan provides, subject to certain limitations, for indemnification by Granite of any director, officer or employee against all reasonable expenses, including attorneys' fees, incurred in connection with any legal action arising from such person's action or failure to act in administering the 2024 Equity Plan. All awards granted under the 2024 Equity Plan will be evidenced by a written agreement between Granite and the participant specifying the terms and conditions of the award, consistent with the requirements of the 2024 Equity Plan. The Committee will interpret the 2024 Equity Plan and awards granted thereunder, and all determinations of the Committee will be final and binding on all persons having an interest in the 2024 Equity Plan or any award.
Prohibition of Option Repricing. The 2024 Equity Plan expressly provides that, without the approval of a majority of the votes cast in person or by proxy at a meeting of our shareholders, the Committee may not: lower the exercise price of any outstanding option or stock appreciation right; settle, cancel or exchange any outstanding option or stock appreciation right in consideration for the grant of a new award with a lower exercise price or for a cash payment when the exercise price of the option exceeds the fair market value of the underlying stock (except in connection with a change in control); or take any other action with respect to an option or stock appreciation right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which Granite’s shares are listed.
Eligibility. Incentive stock options may be granted only to employees of Granite or of any present or future parent or subsidiary corporations of Granite. Awards other than incentive stock options may be granted to employees, consultants and directors. As of March 29, 2024, we had approximately 2,155 employees employed in the United States, including 8 executive officers, and 9 directors who were eligible to participate in the 2024 Equity Plan. As of March 29, 2024, Granite maintained relationships with zero consultants who were eligible to participate in the 2024 Equity Plan.
Stock Options. The Committee may grant nonstatutory stock options, incentive stock options within the meaning of Section 422 of the Code, or a combination of them. The exercise price of each option shall not be less than the fair market value of a share of our common stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of Granite or any parent or subsidiary corporation of Granite (a "Ten Percent Shareholder") must have an exercise price equal to at least 110% of the fair market value of a share of Granite common stock on the date of grant.
The 2024 Equity Plan provides that the option exercise price may be paid in cash, by check, in a cash equivalent, by means of a broker-assisted cashless exercise (to the extent legally permitted), by tender to Granite of shares of common stock owned by the participant having a fair market value not less than the exercise price, if an option is a nonstatutory option and subject to certain conditions, by a "net exercise" arrangement whereby Granite will reduce the number of shares issuable upon exercise by the number of shares with the fair market value of the exercise price, in any other form of legal consideration that may be acceptable to the Committee and specified in the applicable award agreement or by any combination of the foregoing. Nevertheless, the Committee may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the participant has made adequate provision for tax-related obligations, if any, relating to the exercise of the option, including, if permitted by Granite, through the participant's surrender of a portion of the option shares to Granite.
Options become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee at the time of grant. The maximum term of any option granted under the 2024 Equity Plan is ten years, provided that an incentive stock option granted to a Ten Percent Shareholder must have a term not exceeding five years. Subject to the term of the option, an option generally will remain exercisable for 30 days following the participant's termination of service, provided that if service terminates as a result of the participant's death or disability, the option generally will remain exercisable for six months, or if service is terminated for cause, the option will terminate immediately. If a participant retires, the option will remain exercisable over a period determined by the Committee. The Committee, in its discretion, may provide longer post-termination exercise periods, but in any event the option must be exercised no later than its expiration date.
Incentive stock options are nontransferable by the participant other than by will or by the laws of descent and distribution, and are exercisable during the participant's lifetime only by the participant. Non-statutory stock options granted under the 2024 Equity Plan may be assigned or transferred to the extent permitted by the Committee and set forth in the option agreement subject to the applicable limitations, if any, described in the General Instructions to Form S-8 Registration Statement under the Securities Act. In no event may an option be transferred for consideration to a third-party financial institution. The 2024 Equity Plan provides that participants may not be credited with dividends or dividend equivalents with respect to shares of stock underlying an option.
Restricted Stock. Awards of restricted stock may be granted by the Committee subject to such restrictions for such periods as determined by the Committee and set forth in a restricted stock agreement. Restricted stock may not be sold or otherwise transferred or pledged until the restrictions lapse or are terminated. Restrictions may lapse in full or in installments on the basis of the participant's continued service or other factors, such as performance criteria (see discussion under "Performance Awards" below) established by the Committee. Unless otherwise provided by the Committee, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed prior to the participant's termination of service, subject to the terms of the applicable award agreement. Participants holding restricted stock will have the right to vote the shares and may, if the Committee determines, be credited with dividends and other distributions, except that any dividends or other distributions credited with respect to a restricted stock award will be settled only if, when and to the extent that such restricted stock award vests.
Restricted Stock Units. The 2024 Equity Plan authorizes the Committee to grant awards of restricted stock units, which represent rights to receive shares of Granite common stock at a future date determined in accordance with the participant's award agreement. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant's services to Granite. The Committee may grant restricted stock unit awards subject to vesting conditions similar to those applicable to restricted stock awards, including on the basis of the attainment of performance goals (see discussion under "Performance Awards" below). Restricted stock units may not be sold or otherwise transferred or pledged. Unless otherwise provided by the Committee, a participant will forfeit any restricted stock units which have not vested prior to the participant's termination of service, subject to the terms of the applicable award agreement. Participants have no voting rights with respect to restricted stock unit awards until shares of common stock are issued in settlement of such awards. Participants may, if the Committee so determines, be credited with dividend equivalents paid with respect to shares underlying a restricted stock unit award in a manner determined by the Committee in its sole discretion; provided that any dividend equivalents credited with respect to a restricted stock unit award will be settled only if, when and to the extent that such restricted stock unit award vests.
Performance Awards. The 2024 Equity Plan authorizes the Committee to grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the Committee determines in writing and sets forth in the participant's award agreement. These awards may be designated as performance shares or performance units. Performance shares and performance units generally have initial values, respectively, equal to the fair market value determined on the grant date of a share of common stock and $100 per unit. Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more predetermined performance goals are attained within a predetermined performance period. To the extent earned, performance awards may be settled in cash, shares of common stock (including shares of restricted stock) or any combination thereof.
The Committee will establish one or more performance goals applicable to the award. Performance goals may be based on the attainment of specified target levels with respect to one or more measures of business or financial performance of Granite and each parent and subsidiary corporation consolidated with Granite for financial reporting purposes, or such division or business unit of Granite as may be selected by the Committee. The target levels with respect to performance measures may be expressed on an absolute basis or relative to a standard specified by the Committee. The Committee has discretion to make adjustments in the method of calculating the attainment of performance goals for a performance period.
Following completion of the applicable performance period, the Committee may determine the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Committee has discretion, on the basis of such criteria as may be established by the Committee, to decrease the value of an award payable upon its settlement. In its discretion, the Committee may provide for the payment to a participant awarded performance shares of dividend equivalents with respect to cash dividends paid on our common stock; provided that any dividend equivalents credited with respect to a performance share or performance unit award will be settled only if, when and to the extent that such performance share or performance unit award vests. Performance award payments may be made in lump sum or in installments. If any payment is to be made on a deferred basis, the Committee may provide for the payment of dividend equivalents or interest during the deferral period.
No performance award may be sold or transferred other than by will or the laws of descent and distribution prior to the end of the applicable performance period.
Other Stock-Based Awards. The 2024 Equity Plan authorizes the Committee to grant other stock-based awards, which are awards valued in whole or in part by reference to, or otherwise based on, Granite common stock, including the appreciation in value thereof, and which may be granted alone or in addition to stock awards. The Committee has the authority to determine the persons to whom and the times at which awards are granted, the types and sizes of such awards, and all of the terms and conditions of such awards. Any dividend equivalents credited with respect to other stock-based awards will be settled only if, when and to the extent that such other stock-based awards vest.
Change in Control. Unless provided otherwise in an award agreement, if a Change in Control occurs, the surviving, continuing, successor or purchasing corporation or its parent may either assume all outstanding awards or substitute new awards having an equivalent value. Performance shares or performance unit awards may be substituted for awards that are subject to vesting based on the continuous service of the participant. If the outstanding awards are not assumed or replaced, then all unexercisable, unvested or unpaid portions of the outstanding awards will become immediately exercisable and vested as of the effective date of the Change in Control.
The 2024 Equity Plan provides that if a participant's service is terminated without cause (as defined in the 2024 Equity Plan) or for good reason (as defined in the 2024 Equity Plan) within 24 months following a Change in Control, notwithstanding any provision of the 2024 Equity Plan or any award agreement to the contrary, all of the participant's outstanding awards will become immediately exercisable and vested as of the date of the participant's termination of service. In the case of performance units or performance share awards, all performance goals or other vesting criteria will be deemed achieved at 100% of the target levels and all other terms and conditions will be deemed met as of the date of the participant's termination of service.
In the event of a Change in Control, the Committee has discretion, upon 10 days' advance notice, to cancel any outstanding awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such awards based on the price per share of common stock received or to be received by other shareholders of Granite in the Change in Control event. In the case of any option with an exercise price that equals or exceeds the price paid for a share of common stock in connection with the Change in Control, the Committee may cancel the option without the payment of consideration therefor.
Clawback/Recovery of Awards. All awards granted under the 2024 Equity Plan will be subject to recoupment in accordance with the Company’s current clawback policy or any subsequent clawback policy adopted by the Company or as is otherwise required by applicable law, if any. In addition, the Committee may impose such other clawback, recovery or recoupment provisions in an award agreement as the Committee determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Stock or other cash or property.
Termination or Amendment. The 2024 Equity Plan will continue in effect until the first to occur of (i) its termination by the Committee, (ii) the date on which all shares available for issuance under the 2024 Equity Plan have been issued and all restrictions on such shares under the terms of the 2024 Equity Plan and the agreements evidencing awards granted under the 2024 Equity Plan have lapsed, or (iii) April 2, 2034. The Committee may terminate or amend the 2024 Equity Plan at any time, provided that no amendment may be made without shareholder approval if the Committee deems such approval necessary for compliance with any applicable tax or securities law or other regulatory requirements, including the requirements of any stock exchange or market system on which our common stock is then listed. No termination or amendment may affect any outstanding award unless expressly provided by the Committee, and, in any event, may not adversely affect an outstanding award without the consent of the participant unless necessary to comply with any applicable law, regulation or rule.
Summary of U.S. Federal Income Tax Consequences
The following summary is intended only as a general guide to the U.S. federal income tax consequences under current law of participation in the 2024 Equity Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options. A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Participants who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss upon a sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If a participant satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes. If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.
The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is treated as an adjustment in computing the participant's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.
Non-Statutory Stock Options. Options not designated or qualifying as incentive stock options will be non-statutory stock options having no special tax status. A participant generally recognizes no taxable income as the result of the grant of such an option. Upon the exercise of a non-statutory stock option, the participant normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a non-statutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a non-statutory stock option, except to the extent such deduction is limited by applicable provisions of the Code.
Restricted Stock. A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the "determination date." The "determination date" is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.
Restricted Stock Units. A participant generally will recognize no income upon the grant of a restricted stock unit award. Upon the settlement of such award, a participant normally will recognize ordinary income in the year of settlement in an amount equal to the fair market value of any unrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the settlement date, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the settlement date, except to the extent such deduction is limited by applicable provisions of the Code.
Performance Awards. A participant generally will recognize no income upon the grant of a performance shares or performance units. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any non-restricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above (see discussion under "Restricted Stock"). Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the "determination date" (as defined above under "Restricted Stock"), or settlement date, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date or settlement date, except to the extent such deduction is limited by applicable provisions of the Code.
New Plan Benefits
No awards have been granted under the 2024 Equity Plan. Any future awards under the 2024 Equity Plan will be granted at the discretion of the Committee, and, accordingly, are not yet determinable. In addition, benefits under the 2024 Equity Plan, will depend on a number of factors, including the fair market value of our common stock on future dates, actual performance against performance goals established with respect to performance awards and decisions made by the participants. Consequently, it is not possible to determine the benefits that might be received by participants under the 2024 Equity Plan.

BOARD OF DIRECTORS’ RECOMMENDATION
The Board of Directors unanimously recommends a vote “FOR” the approval of the Granite Construction Incorporated 2024 Equity Incentive Plan.

EXECUTIVE AND DIRECTOR COMPENSATION AND OTHER MATTERS
COMPENSATION DISCUSSION AND ANALYSIS
Objective of the Compensation Program
The market for executive talent is highly competitive and the objective of our executive compensation program is to attract, motivate and retain talented, creative and experienced executives with the skills and leadership qualities necessary to compete in the marketplace, formulate and implement the Company’s strategic objectives, deliver consistent financial performance and grow sustainable shareholder value. The Compensation Committee believes that an effective way to enhance Granite's performance is through variable compensation structured to align our executives’ interests with the Company’s short and long-term performance objectives. Key elements of the executive officer program are as follows:
•Total direct compensation generally is targeted within the range of the 50th percentile of comparable positions in the market;
•Individual executive pay levels are based on market data, experience, tenure and impact on business and financial results;
•Short-term and long-term goals are aligned with interests of shareholders, with cash and stock-based incentives earned upon the attainment of pre-established financial and non-financial goals;
•A comprehensive benefits program which includes: medical, dental, vision, life, accidental death and dismemberment insurance, short-term and long- term disability insurance, 401(k) Plan, Employee Stock Purchase Plan, health and wellness benefits, paid vacation and holiday pay; and
•Eligibility, along with other management employees, to participate in our NQDC Program.

Executive Officer Compensation Program
We conduct “Say on Pay” shareholder advisory votes, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and SEC rules. Our Board has determined to hold a Say on Pay vote on an annual basis, consistent with the results of the most recently held advisory vote regarding the frequency of Say on Pay votes. This resulted in the approval of the compensation of our Named Executive Officers for 2022 by approximately 99% of the votes cast. The Compensation Committee considers these voting results when planning compensation for subsequent years and believes the results affirm the Company’s executive compensation pay levels, programs and policies. Accordingly, the Compensation Committee did not adopt any changes to this program as a result of this vote, although the Compensation Committee is continually evaluating our executive compensation to further align the program with shareholders’ interests. In addition to this endorsement by our shareholders of our executive compensation programs and practices, management values the views of our largest institutional shareholders and proxy advisory firms on our compensation practices and disclosures.
The key components of the 2023 compensation program for our Named Executive Officers are as follows:
•Adjustments to align target total direct compensation closer with market median levels, as deemed appropriate;
•An Annual Incentive Plan (“AIP”) with Earnings before Interest and Tax (“EBIT”), Operating Income, Operating Cash Flow as a percent of revenue (“OCF”) and Safety as the key performance measures on which we incentivize and reward our Named Executive Officers (for a detailed explanation, please refer to “2023 Annual Incentive Plan Compensation”); and
•A Long-Term Incentive Plan (“LTIP”) that includes a performance-based component that is based on a 3-year relative Total Shareholder Return (“TSR”) (50% weighting) and a 3-year Return on Net Assets (“RONA”) (25% weighting) and a service-based component (25% weighting) to reward and sustain long term performance (for a detailed explanation, please refer to “Long Term Incentive Compensation”).
The specific provisions of the compensation opportunity, plan design and performance objectives are described in greater detail in the remainder of this Compensation Discussion and Analysis.

The following table identifies our 2023 Named Executive Officers:

Named Executive Officer	Title as of December 31, 2023
Kyle T. Larkin	President and Chief Executive Officer (“CEO”)
Elizabeth L. Curtis	Executive Vice President and Chief Financial Officer (“CFO”)
James A. Radich	Executive Vice President and Chief Operating Officer (“COO”)
Michael G. Tatusko	Senior Vice President and Mountain Group Manager
Staci M. Woolsey	Chief Accounting Officer (“CAO”)

Annual Review of Executive Compensation and Practices
The Compensation Committee and its compensation consultant annually conduct a comprehensive review of the Company’s executive compensation programs, policies and practices. The compensation consultant may recommend changes to the Compensation Committee based on market and corporate governance best practices.

Role of the Compensation Committee and CEO in Determining Executive Compensation
The Compensation Committee is actively engaged in the design and approval of all elements of the compensation program for our executive officers. Target total direct compensation, incentive program design and potential payouts are determined with assistance and recommendations from the compensation consultant as discussed below. The annual salary levels, incentive compensation targets and potential payouts of the executive officers other than the CEO are reviewed and approved by the Compensation Committee based on recommendations of the CEO and the compensation consultant. The Compensation Committee determines the compensation of the CEO and the CEO does not participate in any deliberations regarding his own compensation. For a detailed explanation, please refer to “Information About the Board of Directors and Corporate Governance — Committees of the Board of Directors — Compensation Committee.”

Role of the Compensation Consultant
The Compensation Committee retained the services of FW Cook as its compensation consultant to provide advice and recommendations on executive officer and Board of Director compensation programs. The compensation consultant attended Compensation Committee meetings and provided guidance and expertise on competitive pay practices and plan designs that are consistent with the key objectives of the compensation program. For a detailed explanation, please refer to “Information About the Board of Directors and Corporate Governance — Role of the Compensation Consultant.”

Annual Risk Assessment
The Compensation Committee in consultation with its independent compensation consultant, annually reviews the balance between risk and reward in the design of the executive officer and broader employee incentive compensation programs. The AIP and LTIP utilize a portfolio of performance metrics across the Company designed to balance short- and long-term financial objectives and generate sustainable shareholder value. Performance goals are set as a range for each objective with a maximum payout opportunity assigned to each performance goal. The Compensation Committee carefully reviews incentive plan goals to ensure the appropriate levels of difficulty and reviews the financial performance of Granite and its peers to ensure performance goals and payout opportunities are appropriately calibrated. The performance measures, threshold and maximum payout opportunities and the calibration of achievability of incentive plan goals are all designed to help ensure that the incentive plans appropriately balance risk and reward, limiting excessive risk-taking and the potential for windfall payouts. Finally, the Company maintains several risk mitigating governance policies such as executive stock ownership guidelines, anti-hedging/pledging policies and a clawback policy. As a result of the above, the Compensation Committee believes that the compensation program is not reasonably likely to have a material adverse effect on the Company.

Market Data Considered in Determining Executive Compensation for 2023
Each year the Compensation Committee reviews available industry compensation data to establish competitive compensation levels which will reward our executive officers if performance targets are achieved. Benchmark data from 2022 was obtained from a peer group consisting of eighteen public companies representing the construction, engineering, and/or construction materials industries. The Compensation Committee believes that industry- specific companies are the most appropriate source of benchmark data as they are most representative of Granite’s market for talent. The data from the peer group of eighteen public companies is used by the Compensation Committee to establish base salary, target total cash and long-term incentive compensation levels. As an additional market reference point, the Compensation Committee reviews national, general industry survey data based on each executive’s functional role and revenue responsibility.

Peer Group of Public Companies
The eighteen public companies selected for the peer group to inform 2023 target total direct compensation levels are in the construction, engineering, and/or construction materials industries and compete for executive talent in the same market as Granite. For 2023, the Compensation Committee approved the removal of Aegion Corporation and US Concrete due to their being acquired and the addition of Arcosa, IES Holdings and Infrastructure & Energy Alternatives. At the time the peer group was approved, Granite’s trailing 4-quarter revenues were at the 52nd percentile of the peer group and the Company’s 12-month average market capitalization was at the 37th percentile of the peer group. The trailing 4 quarter median revenue of the approved peer group was $2.9 billion (versus $3.1 billion for Granite) and the median 12-month average market capitalization was $2.5 billion (versus $1.7 billion for Granite).
The table below names each of the companies in the peer group that informed 2023 target compensation levels.

Arcosa	EMCOR Group Inc.	MasTec, Inc.	Tetra Tech
Comfort Systems USA, Inc.	Great Lakes Dredging and Docks	MYR Group, Inc.	Tutor Perini Corporation
Cornerstore Building Brands	IES Holdings	Primoris Services Corporation	Valmont Industries, Inc.
Dycom Industries, Inc.	Infrastructure & Energy Alternatives	Sterling Construction
Eagle Materials	KBR, Inc.	Summit Materials

COMPENSATION ELEMENTS
Base Salary
Base salaries are essential to attract and retain our leadership and provide our Named Executive Officers a stable level of wages as the other components of their compensation are not guaranteed and are based on Company or operating group performance. Annually, the CEO reviews compensation for the executive officers (other than for himself) and makes recommendations to the Compensation Committee based on responsibility, tenure, individual leadership and operating group performance. The Compensation Committee considers these recommendations, as well as benchmarking comparisons prepared by the compensation consultant and sets the base salaries with reference to the peer group market median for the executive officers, including the CEO. Following this review for 2023, the Compensation Committee increased base salaries based on performance and to bring them into closer alignment with market median rates. The Named Executive Officer base salaries for 2023 were slightly below the peer median data in the aggregate for our Named Executive Officers. Outside of its normal course review, the Compensation Committee reviews executive officer compensation in connection with promotions, or other significant events.
Base salaries for 2023 for the Named Executive Officers were as follows:

Named Executive Officer	Base Salaries as of December 31, 2022	Base Salaries as of December 31, 2023	% Increase
Kyle T. Larkin	$900,000	$925,000	2.8%
Elizabeth L. Curtis	$500,000	$525,000	5.0%
James A. Radich	$500,000	$525,000	5.0%
Michael G. Tatusko	$425,000	$450,000	5.9%
Staci M. Woolsey	$380,000	$400,000	5.3%

2023 Annual Incentive Plan Compensation
Annual incentive awards are an integral component of our executive compensation program. The Named Executive Officers participate in the AIP pursuant to which annual incentive compensation is determined by overall company performance and/or applicable operating group performance to incentivize and reward annual financial and safety performance. Annual profitability and cash flow forecasts were determined at the beginning of the year and used to establish the target performance goals. Threshold and maximum goals were also established, and payouts were determined based on achievement versus the goals. As in prior years, performance against Company and/or operating group safety objectives served as a modifier to the calculated bonus based on financial performance.

Annual Incentive Opportunity
As presented in detail below, each Named Executive Officer's targeted annual incentive opportunity is based on external benchmark data for similar positions and is expressed as a percentage of base salary. The target is set by the Compensation Committee after a review of market median annual incentive target awards of Granite’s peer group and survey data which is the basis for establishing the threshold and maximum annual incentive. Pursuant to the terms of the AIP, maximum cash payouts cannot exceed two times the target opportunity. The aggregate AIP target opportunities were 7% below peer group median data for our Named Executive Officers for 2023. Mr. Larkin’s target bonus percentage increased from 100% to 110% of salary while other NEO target bonus percentages remained the same. Outside of its normal course review, the Compensation Committee reviews executive officer compensation in connection with promotions or other significant events.

The 2023 AIP opportunities for the Named Executive Officers are presented below.

Annual Incentive Opportunity

Named Executive Officer	Target as % of Base Salary	Threshold	Target	Maximum
Kyle T. Larkin	110%	$508,750	$1,017,500	$2,035,000
Elizabeth L. Curtis	80%	$210,000	$420,000	$840,000
James A. Radich	80%	$210,000	$420,000	$840,000
Michael G. Tatusko	65%	$146,250	$292,500	$585,000
Staci M. Woolsey	60%	$120,000	$240,000	$480,000

2023 AIP Performance Measures and Results
At the beginning of the annual performance period (January 1st – December 31st), the Compensation Committee approved the 2023 AIP weighting and financial performance goals. The Compensation Committee determined that 2023 AIP payouts for Messrs. Larkin and Radich and Mses. Curtis and Woolsey were to be determined based on Company financial performance and a Company safety multiplier. For Mr. Tatusko (the operating group Named Executive Officer), the Committee established measures for the AIP to be paid out based on a blend of Company and operating group financial and safety performance.
The following table illustrates the weighting for each AIP financial metric for each of our Named Executive Officers:

2023 Performance Measure	Kyle T. Larkin	Elizabeth L. Curtis	James A. Radich	Michael G. Tatusko	Staci M. Woolsey
Company EBIT	80%	80%	80%	32%	80%
Company Cash Flow from Operations (as % of Revenue)	20%	20%	20%	20%	20%
Group Operating Income	0%	0%	0%	48%	0%
Performance Measures for 2023
Our annual incentive metrics include EBIT, OCF and group operating income. These metrics are important to our overall success in achieving strategic financial goals. The performance goal setting process included reviewing peer data and historical performance with assistance from the Compensation Committee’s executive compensation consultant, FW Cook.
Safety is one of our core values, and we use safety as a metric in our AIP to align our executive officers with our safety strategy. The Safety performance multiplier includes a severity metric of Days Away, Restricted or Transferred (“DART”) and a frequency metric of OSHA Recordable Incident Rate (“ORIR”). DART and ORIR are weighted 50/50% and applied to the Company EBIT and OCF payout results. The Operating Group safety results are calculated in the same manner with the weighted safety multiplier applied to each group’s operating income results.
For 2023, Company EBIT, Company OCF, Group Operating Income and safety metrics exclude the impact of our acquisitions of Coast Mountain Resources (2020) Ltd., Lehman-Roberts Company and Memphis Stone & Gravel Company.
Company EBIT. Company EBIT is defined as actual consolidated EBIT attributable to Granite Construction Incorporated, adjusted for items pre-approved by the Compensation Committee. For 2023, Company EBIT excluded items that are not related to the Company’s ongoing core business operations such as non-cash impairment charges related to the wind down of our international mineral services operations, acquisition expenses, investigation-related legal fees, loss on debt extinguishment and any adjustments attributable to claim recovery related to a certain legacy project.
Company OCF. Company OCF is defined as actual operating cash flow attributable to Granite Construction Incorporated calculated in accordance with U.S. GAAP and adjusted for items pre-approved by the Compensation Committee as a percentage of revenue. For 2023, Company OCF excluded cash impact items that are not related to the Company’s ongoing core business operations such as acquisition expenses and investigation-related legal fees.
Group Operating Income. Group Operating Income is defined as actual operating income for the applicable operating group calculated in accordance with U.S. GAAP and adjusted for items pre-approved by the Compensation Committee. For

2023, Group Operating Income excluded items that are not related to the Group’s ongoing core business operations such as non-cash impairment charges related to the wind down of our international mineral services operations.
Safety. Granite uses two metrics to measure safety within the incentive program: (1) ORIR and (2) DART, which are nationally recognized metrics, to benchmark its safety performance against the construction industry. ORIR tracks all injuries which require OSHA documentation (i.e., those that result in medical treatment, restricted duty or lost time) and represents the number of events per 100 full-time employees. It is calculated by multiplying the number of OSHA recordable injuries (total injuries or lost time injuries) by 200,000 (2,000 hours per employee per year x 100 employees) and dividing by the total number of hours of employee exposure. The DART rate is designed to track OSHA recordable workplace injuries or illnesses that results in time away from work, restricted job roles, or an employee's permanent transfer to a new position. The DART rate is calculated by taking the number of OSHA Recordable injuries and illnesses that resulted in Days Away; Restricted; Transferred x 200,000 (2,000 hours per employee per year x 100 employees) and dividing by the total number of hours of employee exposure. A 50/50% weighting of these two metrics is calculated to determine the performance and payout multiplier. A safety multiplier ranging from 90% to 115% based on Company and/or operating group safety performance, as applicable, is applied to the financial metric payouts for company and/or operating group results.
The Compensation Committee considered the Company's annual operating plan for the year in setting threshold, target and maximum performance goals for the AIP performance metrics. The payout based on Company and/or operating group financial performance is zero if Company and/or applicable operating group performance, respectively, is below the financial performance threshold. Once threshold requirements are met for each metric, Named Executive Officers can earn between 50% and 200% of their annual target opportunity depending on the level of achievement for each metric of the Company and/or operating group financial performance. Linear interpolation applies for performance between threshold/target and target/maximum performance levels. The calculated bonus under Company and/or operating group performance components is subject to a safety multiplier ranging from 90% to 115% based on Company and/or operating group safety performance, as applicable. The target and maximum payouts have been set at levels our Compensation Committee believes will provide a meaningful incentive to achieve Company and individual goals and contribute to the Company’s financial performance.
The following were the AIP financial performance measures set for 2023 (in millions):
2023 AIP Financial Performance Goals

Performance Metric	Threshold	Target	Maximum	Actual Performance	Actual Performance as a % of Target
Company EBIT	$144.5	$180.6	$216.7	$198.2	149%
Company OCF	2.5%	5.0%	7.5%	6.2%	148%
Mountain Group Operating Income	$78.5	$98.2	$117.8	$132.7	200%

The following table outlines the safety performance goals and results. Linear interpolation is used to determine the multiplier when actual performance attained falls between threshold/target and target/maximum performance levels:
2023 AIP Safety Multiplier Goals

	ORIR Performance and Multiplier				DART Performance and Multiplier
Performance Level	Threshold 90%	Target 110%	Maximum 115%	ORIR Safety Results	Threshold 90%	Target 110%	Maximum 115%	DART Safety Results	Actual Safety Multiplier(1)
Company	0.92	0.70	0.49	0.67	0.47	0.35	0.25	0.31	111%
Mountain Operating Group	0.92	0.70	0.49	0.76	0.47	0.35	0.25	0.32	108%

(1) ORIR & DART actual performance weighted 50/50 to determine safety multiplier.

Based on actual performance, individual incentives earned by the Named Executive Officers were as follows:
Summary of Actual 2023 AIP Total Bonus Payouts

Named Executive Officer	AIP Target Opportunity	Actual Company Bonus Payout(1)	Actual Operating Group Bonus Payout(1)	Total Payout(2)	Payout as a % of Target
Kyle T. Larkin	$1,017,500	$1,680,584	n/a	$1,680,584	165%
Elizabeth L. Curtis	$420,000	$693,706	n/a	$693,706	165%
James A. Radich	$420,000	$693,706	n/a	$693,706	165%
Michael G. Tatusko	$292,500	$250,909	$280,800	$531,709	182%
Staci M. Woolsey	$240,000	$396,403	n/a	$396,403	165%
(1) Actual company payouts and operating group payouts include safety multiplier, other than for Mr. Tatusko, who received maximum group payout.
(2) Represents the sum of 2023 Company and operating group bonus payouts.

Long Term Incentive Compensation
Equity incentive awards are a critical component of the Company’s compensation program and are used to attract and retain talented, highly qualified employees to reward and incentivize the long-term growth and success of the Company. Our program includes time-based service awards (25%) and performance-based awards (75%) subject to 3-year performance measures, relative Total Shareholder Return (“TSR”) and a capital efficiency metric, RONA.
As presented in detail below, each Named Executive Officer's target long-term incentive opportunity is based on external benchmark data prepared in the last quarter of the prior year for similar positions and is expressed as a percentage of base salary. The targets are set at the beginning of the year by the Compensation Committee after a review of market median long-term incentive target awards of Granite’s peer group and survey data. Outside of its normal course review, the Compensation Committee reviews executive officer compensation in connection with promotions or other significant events. The LTIP target opportunity was conservatively positioned at 22% below the median data in the aggregate for our Named Executive Officers and varied by each Named Executive Officer and their role.
The LTIP incentive target opportunities for the Named Executive Officers under the 2023 LTIP are presented below:

Named Executive Officer	LTIP Incentive Target Opportunity
Kyle T. Larkin	$2,800,000
Elizabeth L. Curtis	$900,000
James A. Radich	$725,000
Michael G. Tatusko	$450,000
Staci M. Woolsey	$310,000
Each Named Executive Officer’s target award is divided into two components – Performance Awards and Time-Based Service Awards. The table below reflects the weighting of the two components:
LTIP Components Weighting

LTIP Component	Weighting
3-Year Relative TSR Performance Award	50%
3-Year RONA Performance Award	25%
Time-Based Service Award	25%
Total	100%
To emphasize and reward sustained long term performance, all Named Executive Officers participated in the 2023 LTIP. For awards granted after January 1, 2020, the Board of Directors approved the following changes to the LTIP for the benefit of the Company's Named Executive Officers and other executive officers:
•In the event of a change in control, LTIP awards convert to RSUs, based on target or actual performance through the effective date of the change in control, depending on the timing of the change in control within the performance period, and such RSUs are subject to time-based vesting through the end of the performance period;

•Double-trigger vesting of any converted RSUs, requiring both a change in control and termination of employment without cause or for good reason; and
•Proration of LTIP awards on termination of employment due to death, disability or retirement based on actual performance through the end of the applicable performance period.

Performance Awards
The 2023 LTIP is focused on creating long term value for our shareholder’s benefit. The performance incentive is based on relative TSR and a capital efficiency metric, RONA, where both are measured over a 3-year performance period, and the incentive payout is earned based on achievement of performance targets, and settled in Restricted Stock Units (“RSUs”) at the end of the performance period.
Pursuant to the terms of the LTIP, maximum payouts cannot exceed two times the target performance opportunity. However, the Compensation Committee has the ability to reduce the payout percentage for the performance period in its sole discretion.

RONA Performance Metric
The Compensation Committee considered the Company's strategic plan, weighted average cost of capital, peer benchmarking data and historical performance in setting threshold, target and maximum performance goals for the 2023 RONA performance metric. At the time the performance goals for each year are set, they are believed by the Committee to be rigorous, yet achievable. Performance will be measured annually over a 3-year period and is defined as adjusted consolidated GAAP net income (which excludes tax effected cost of debt) divided by average adjusted net assets (which excludes unpermitted land held for future use, deferred tax and interest bearing debt). RONA performance is calculated annually and the 3-year average RONA result will be compared to the 3-year average performance goal to determine performance achievement.
Once threshold requirements are met, Named Executive Officers can earn between 50% and 200% of their annual target opportunity depending on the level of performance achieved. If Company performance is below the financial performance threshold, there is no payout. Linear interpolation applies for performance between threshold/target and target/maximum performance levels.
Adjustments to GAAP net income and net assets for each year are pre-approved by the Compensation Committee and are necessary to exclude the impact of items that are not related to the Company’s ongoing core business operations. 2023 adjusted GAAP net income excluded items such as the loss on debt extinguishment, investigation-related legal fees, settlement charges and the change in the estimated amount of probable recovery on an outstanding claim related to a certain legacy project. The net assets and net loss associated with the newly acquired businesses were also excluded from the 2023 calculation due to the timing of the acquisitions and not having full year results. 2022 adjusted GAAP net income excluded items such as the tax effect of businesses no longer held for sale, investigation-related legal fees and settlement charges.

TSR Performance Metric
TSR performance is calculated based on Granite’s TSR rank relative to the Russell 3000 companies in the Construction and Engineering or Construction Materials GICS Sub-Industry classification over a 3-year period. The TSR award calculation methodology removes from the measurement group any comparator companies acquired during the performance period. Each 3-year cycle is calculated using a 20-day trading day average for the beginning and ending stock price to avoid potential unintended consequences of spot prices. The higher Granite’s overall performance ranking is, the greater the payout percentage.

Please see 2023-2025 TSR Payout Curve below.
2023 - 2025 TSR Payout Curve
(Utilizes a Relative TSR Percentile Ranking System to determine payout as a percentage of Target.)

Relative TSR Percentile Rank	Payout (% of Target)(1)
75th Percentile or better	200%
50th Percentile	100%
25th Percentile	35%
Below 25th Percentile	0%
(1) Linear interpolation applies between performance levels.
The following table contains the performance award and payout timing:

TSR Performance Period	Award Opportunity	Payout Timing (if award earned based on performance)
January 1, 2020 – December 31, 2022	0% – 200% of 2020 Performance Award	Q1 2023 - Completed
January 1, 2021 – December 31, 2023	0% – 200% of 2021 Performance Award	Q1 2024 - Completed
January 1, 2022 – December 31, 2024	0% – 200% of 2022 Performance Award	Q1 2025
January 1, 2023 – December 31, 2025	0% – 200% of 2023 Performance Award	Q1 2026

Payouts for 2020 - 2022 Total Shareholder Return Awards Paid in 2023
TSR performance was calculated based on Granite’s TSR rank relative to the 28 Russell 3000 companies in the Construction and Engineering or Construction Materials GICS Sub-Industry classification for the three-year performance period beginning January 1, 2020 through December 31, 2022. Granite’s three-year TSR performance as of December 31, 2022 for this performance period was at the 46th percentile, reflecting an earnout of 88% of the target. This 2020 - 2022 TSR performance award is reflected in the 2023 Summary Compensation Table and the 2023 Grants of Plan Based Award Table.
2020 - 2022 TSR Payout Curve
(Utilizes a Relative Percentile Ranking System to determine payout as a percentage of Target.)

Relative Percentile Ranking	Payout (% of Target)(1)
80th Percentile or better	200%
50th Percentile	100%
35th Percentile	50%
Below 35th Percentile	0%
(1) Linear interpolation applies between performance levels.
TSR Performance Period January 1, 2020 - December 31, 2022

Named Executive Officer	Target TSR Incentive	Actual TSR Incentive	Restricted Stock Units Awarded(2)
Kyle T. Larkin	$640,000	$563,200	20,645
Elizabeth L. Curtis(1)	n/a	n/a	n/a
James A. Radich	$280,000	$246,400	9,032
Michael G. Tatusko	$280,000	$246,400	9,032
Staci M. Woolsey(1)	n/a	n/a	n/a
(1) Due to the performance period beginning prior to becoming an executive officer, Mses. Curtis and Woolsey were not eligible to participate in the 2020 - 2022 LTIP.
(2) Awards are denominated as a cash value until earned based on performance. The number of RSUs awarded was calculated by dividing the actual long-term incentive value by $27.28, which was the average stock price over the first 30 days of January 2020.

Payouts for 2021 - 2023 Total Shareholder Return Awards Paid in 2024
TSR performance was calculated based on Granite’s TSR rank relative to the 32 Russell 3000 companies in the Construction and Engineering or Construction Materials GICS Sub-Industry classification for the three-year performance period beginning January 1, 2021 through December 31, 2023. Granite’s three-year TSR performance ranked at the 65th percentile which was above the target performance goal resulting in an 150% of target payout. See “2021 - 2023 TSR Payout Curve” below. This 2021-2023 TSR performance award will be reflected in the next year’s 2024 Summary Compensation Table and 2024 Grants of Plan Based Award Table.
2021 - 2023 TSR Payout Curve
(Utilizes a Relative Percentile Ranking System to determine payout as a percentage of Target.)

Relative Percentile Ranking	Payout (% of Target)(1)
80th Percentile or better	200%
50th Percentile	100%
35th Percentile	50%
Below 35th Percentile	0%
(1) Linear interpolation applies between performance levels.
TSR Performance Period January 1, 2021 – December 31, 2023

Named Executive Officer	Target TSR Incentive	Actual TSR Incentive	Restricted Stock Units Awarded(2)
Kyle T. Larkin	$1,760,000	$2,640,000	81,657
Elizabeth L. Curtis	$360,000	$540,000	16,702
James A. Radich	$480,000	$720,000	22,270
Michael G. Tatusko	$300,000	$450,000	13,918
Staci M. Woolsey(1)	n/a	n/a	n/a
(1) Due to the performance period beginning prior to becoming an executive officer, Ms. Woolsey was not eligible to participate in the 2021 - 2023 LTIP.
(2) Awards are denominated as a cash value until earned based on performance. The number of RSUs awarded was calculated by dividing the actual long-term incentive value by $32.33, which was the average stock price over the first 30 days of January 2021.

Time-Based Service Awards
The Compensation Committee believes granting time-based RSUs assists in maintaining competitive levels of compensation, encourages the continued retention of key management and aligns the interest of Named Executive Officers with that of the shareholders. Typically, time-based service awards vest in three equal annual installments beginning on the one-year anniversary of the date of grant, subject to continued service.
2023 Time-Based Service Awards

Named Executive Officer	Time-Based Service Award(1)	RSUs Awarded(1)
Kyle T. Larkin	$700,000	17,144
Elizabeth L. Curtis	$225,000	5,510
James A. Radich	$181,250	4,439
Michael G. Tatusko	$112,500	2,755
Staci M. Woolsey	$77,500	1,898
(1) The 2023 time-based service awards were granted on March 14, 2023 based on a closing stock price of $40.83. These awards will vest in three annual installments beginning on March 14, 2024. Pursuant to the terms of the Granite Construction Incorporated 2021 Equity Incentive Plan (the “2021 Equity Plan”), Mr. Radich qualifies as retirement eligible, and all of his equity awards vested immediately.

ADDITIONAL COMPENSATION-RELATED POLICIES AND RETIREMENT BENEFITS
Clawback Policy and Clawbacks

In accordance with SEC and NYSE rules, Granite adopted a clawback policy in October 2023. Under Granite’s clawback policy, Granite will recover reasonably promptly the amount of erroneously awarded incentive-based compensation in the event that Granite is required to prepare an accounting restatement (as such terms are defined in the clawback policy).

On February 15, 2023, the Audit/Compliance Committee of the Board of Directors, in consultation with Granite’s independent registered public accounting firm, PricewaterhouseCoopers LLP, concluded that Granite’s previously issued condensed consolidated financial statements and related disclosures for each of the first three quarters in the year ended December 31, 2022 should no longer be relied upon due to errors contained in such interim financial statements. Granite included restated quarterly financial information for each of the first three quarters in the year ended December 31, 2022 in its Annual Report on Form 10-K for the year ended December 31, 2022. The Compensation Committee determined that all incentive-based compensation received during the recovery period was received before October 2, 2023 before the clawback policy was adopted, therefore no clawbacks were required under the clawback policy.

In connection with Granite’s previously disclosed restatement of certain periods in 2019 and prior and pursuant to an SEC settlement, in 2023 (prior to the adoption of Granite’s current clawback policy), Granite received cash payments of (1) $589,000 and (2) $775,000 (which represented the cash equivalent of 27,527 shares of Granite common stock that Mr. Roberts, former CEO, agreed to return to the Company).

Stock Ownership Guidelines
Our Board of Directors adopted Stock Ownership Guidelines to align the interests of Granite's Named Executive Officers with the interests of shareholders and to promote Granite's commitment to sound corporate governance. Named Executive Officers are expected to own and hold a minimum number of shares of Granite common stock based on relevant market standards. Compliance with the guidelines is reviewed by the Compensation Committee on an annual basis. The stock ownership guidelines are as follows:
•CEO: 5x annual base salary
•President, COO, and CFO: 3x annual base salary
•Other Named Executive Officers: 2x annual base salary
Shares that count toward the satisfaction of the guidelines include:
•Shares owned outright by the Named Executive Officer or his or her immediate family members residing in the same household, whether held individually or jointly;
•Any vested, unvested and deferred RSUs;
•Shares held for the Named Executive Officer's account in the Granite Construction Incorporated Profit Sharing and 401(k) Plan (“401(k) Plan”); and
•Shares held in trust for the benefit of the Named Executive Officer or his or her family.
Unvested or unexercised stock options and unearned performance-based equity awards do not count towards the guidelines. Until the applicable guideline has been satisfied, the Named Executive Officer is required to retain an amount equal to 50% of net shares received as a result of the vesting of RSUs through Granite's stock incentive plans. Share ownership is measured as of December 31 using the average stock price over the prior year.
As of December 31, 2023, all Named Executive Officers are in compliance with the guideline either by virtue of having attained the required number of shares or complying with the 50% retention requirement.

Anti-Hedging Policy
The Company’s Insider Trading Policy, which applies to employees, officers and directors of the Company and their family members and affiliates, provides that such individuals are prohibited from engaging in hedging transactions involving the Company’s securities. For additional information, see “Information About the Board of Directors and Corporate Governance - Employee, Officer, and Director Hedging.”

Anti-Pledging Policy
In accordance with the Company’s Insider Trading Policy, a transaction in which a holder of a security of the Company uses that security as collateral for a loan or other extension of credit or a pledge is prohibited. This policy applies to employees, officers and directors of the Company and their family members and affiliates.

Non-Qualified Deferred Compensation
Granite offers its Named Executive Officers, Board of Directors, and other key executives, participation in the NQDC, which:
•Allows executive officers to defer up to 50% of their base salary and up to 100% of their incentive compensation (cash and equity);
•Allows non-employee directors to defer receipt of their annual cash retainer and RSU awards;
•Allows participants to choose from a menu of investment options. Granite determines the investment options for the NQDC menu and may add or remove investment options based on a review of the performance of the particular investment;
•Allows distribution options of in-service payments for executives and/or upon retirement or termination for all participants;
•Includes a Rabbi Trust, which provides participants a measure of added security that benefit obligations will be satisfied; and
•Includes an option under which eligible participants can voluntarily direct Granite to purchase life insurance on their behalf and are eligible for a survivor benefit equal to one year's base salary payable in the event of death. The survivor benefit is payable only while the participant is employed with Granite.

Flexible Bonus Policy
The Compensation Committee has the authority to award discretionary bonuses to employees of the Company. In 2013, our Compensation Committee determined that it would be beneficial to define and limit its authority to award discretionary bonuses and adopted the Flexible Bonus Policy pursuant to which employees of the Company, including our Named Executive Officers, are eligible to receive a discretionary bonus, which may be based on Company performance, individual performance or such other factors as our Compensation Committee may consider appropriate. In determining Company performance, our Compensation Committee may consider the achievement of corporate financial, strategic and operational objectives including, but not limited to, revenue, income, and backlog. In determining individual performance, our Compensation Committee may consider the achievement of personal objectives including, but not limited to, business targets, budgetary targets, succession planning, and safety targets. It is our intention that the discretionary bonuses be fixed and determinable as of year-end; this would require approval prior to year-end. The aggregate amount of any bonus or bonuses payable under the Flexible Bonus Policy to any one participant in any calendar year may not exceed $250,000. Our Compensation Committee believes that the flexible design of this policy is necessary to consider the effects of unanticipated events and circumstances on the Company’s business or on a participant’s performance.
In 2023, no discretionary bonuses were awarded under the Flexible Bonus Policy.

Other Compensation
The Named Executive Officers are eligible to participate in the 401(k) Plan. Granite provides matching contributions up to 6% of an employee’s gross pay at the discretion of the Board of Directors. Messrs. Larkin, Radich and Tatusko and Mses. Curtis and Woolsey received a $1,000 per month vehicle allowance. Although the company allows spousal travel on the Company aircraft, there was no aggregate incremental cost associated with spousal travel in 2023.

Impact of Accounting and Tax Treatments of a Particular Form of Compensation
In connection with its determination of the various elements of compensation for our executive officers, one factor the Compensation Committee considers is the impact of Section 162(m) of the Internal Revenue Code (“Section 162(m)”) on the deductibility of compensation for federal income tax purposes. Section 162(m) limits the deductibility of compensation a publicly held company pays to certain covered executive officers to $1 million per executive officer per year.
While the Compensation Committee generally considers this limit when determining compensation, there are instances in which the Compensation Committee has concluded, and reserves the discretion to conclude in the future, that it is appropriate to exceed the limitation on deductibility under Section 162(m) to ensure that executive officers are compensated in a manner that it believes to be consistent with the Company’s best interests and those of its shareholders. Furthermore, interpretations of and changes in the tax laws, and other factors beyond the Compensation Committee’s control, may also affect the deductibility of compensation. The Compensation Committee also considers the accounting treatment of the cash and equity awards that it grants under the cash and equity plans maintained by the Company.

Change-in-Control
All of our Named Executive Officers are participants in the Executive Retention and Severance Plan III (“ERSP III”) which provides additional payments and other benefits if the Named Executive Officer is terminated without cause or if the Named Executive Officer terminates employment for “good reason” (as defined further below) following a “change in control” (as defined further below).
The ERSP III provides that if a participant’s employment with Granite is terminated by the Company within two years after a change in control of Granite other than for cause, or if the participant resigns from such employment within two years after a change in control of Granite for good reason, the participant would be entitled to the following benefits:
•A lump sum payment equal to 2 times the participant’s annual base salary rate in effect immediately prior to the participant’s termination;
•A lump sum payment equal to 2 times the average of the aggregate of all annual incentive bonuses earned by the participant for the three fiscal years immediately preceding the fiscal year of the change in control;
•A lump sum payment equal to 2 times the average of the aggregate annual employer contribution (the “employer contribution”) made on behalf of the participant for the three fiscal years preceding the fiscal year of the change in control to the 401(k) Plan, and any other retirement plan in effect immediately prior to the change in control;
•A lump sum payment equal to 2 times the average annual premium cost for group health, life, and long-term disability benefits, provided for the three fiscal years preceding the fiscal year of termination;
•Accelerated vesting of equity awards in accordance with the provisions contained in the equity incentive plans (double trigger) (If an equity award is performance-based and a change-in-control occurs in the first year of the performance period, the equity awards will be paid out at target, and if a change-in-control occurs in the second or third year of the performance period, the equity award will be paid out at actual performance through the change-in-control date); and
•Insurance and reasonable professional outplacement services for the participant until the earlier of two years following the date of termination or the date on which the participant obtains employment.
Payments made to the terminated participant do not include tax gross-ups and are capped. The amount of the payment will not exceed and will be reduced if required in order not to exceed the “safe harbor” amount allowable under Section 4999 of the Internal Revenue Code, but only if the reduction would increase the net after-tax amount received by the participant. The ERSP III includes a non-disparagement provision in favor of the Company.
Change in control and good reason have the following meanings under the ERSP III:
•A “change-in-control” is defined as (i) a merger, consolidation or acquisition of Granite where our shareholders do not retain more than 50% of our voting stock or the voting stock in the surviving entity; (ii) the sale or disposition of all or substantially all of our assets to a corporation (other than to one or more subsidiaries of Granite); (iii) the acquisition by affiliated persons of more than 30% of our voting stock; or (iv) a change in the composition of our Board of Directors in any consecutive 12-month period as a result of which fewer than a majority of the directors are “incumbent directors;” and
•“Good reason” means (i) a material diminution in the participant's authority, duties or responsibilities, causing the participant's position to be of materially lesser rank or responsibility within Granite or an equivalent business unit of its parent; (ii) a decrease in the participant's base salary rate (except as part of a broad-based reduction plan applicable to substantially all Company group employees); (iii) a geographical relocation of the participant's principal office location by more than 30 miles (one way); or (iv) any material breach of the ERSP III by Granite with respect to the participant.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” contained in this proxy statement. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement and incorporated into Granite's Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Members of the Compensation Committee:

David C. Darnell, Chair	Molly C. Campbell	Celeste B. Mastin	Patricia D. Galloway
This Report of the Compensation Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing made by us under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate this Report of the Compensation Committee by reference therein.

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
2023
The following table summarizes, for the fiscal years specified, the compensation for our President and CEO, our CFO, and other Named Executive Officers.

Name				Stock	Non-Equity Incentive Plan	All Other
and Principal Position	Year	Salary	Bonus	Awards(1)	Compensation(2)	Compensation(3)	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Kyle T. Larkin President & Chief Executive Officer	2023	$925,000	$—	$1,542,925	$1,680,584	$75,847	$4,224,356
	2022	$900,000	$—	$599,980	$545,112	$77,385	$2,122,477
	2021	$854,615	$—	$1,439,992	$—	$68,972	$2,363,579
Elizabeth L. Curtis Executive Vice President & Chief Financial Officer	2023	$525,000	$—	$224,973	$693,706	$54,764	$1,498,443
	2022	$500,000	$—	$199,993	$242,272	$51,364	$993,629
	2021	$437,500	$—	$89,995	$—	$47,072	$574,567
James A. Radich Executive Vice President and Chief Operating Officer	2023	$525,000	$—	$550,021	$693,706	$48,933	$1,817,660
	2022	$500,000	$—	$162,497	$242,272	$47,542	$952,311
	2021	$500,000	$—	$119,979	$—	$45,359	$665,338
Michael G. Tatusko Senior Vice President and Mountain Group Manager	2023	$450,000	$—	$481,264	$531,709	$54,251	$1,517,224
	2022	$425,000	$—	$99,981	$267,419	$52,695	$845,095
	2021	$400,000	$—	$74,962	$254,748	$173,958	$903,668
Staci M. Woolsey Chief Accounting Officer	2023	$400,000	$—	$77,495	$396,403	$53,300	$927,198
	2022	$380,000	$—	$73,120	$138,095	$345,262	$936,477
(1) The awards in column (e) reflect the grant date fair value of stock awards granted pursuant to the time-based service award feature of the LTIP and the Performance Award feature of the LTIP. For a detailed explanation, regarding RSUs granted during 2023 to the Named Executive Officers, please refer to the Grants of Plan-Based Awards table. The grant date fair value is determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718, without regard to potential forfeitures and is determined using the fair value of the Company’s common stock based on the market price at the date of grant. For additional information about the assumptions used in these calculations, see Note 17 of the Notes to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2023. For a detailed explanation, please refer to the “Compensation Discussion and Analysis — Compensation Elements — Long Term Incentive Compensation.”
(2) The amounts in column (f) reflect the cash awards earned for performance. For a detailed explanation of cash awards earned for performance in 2023 and paid in March 2024, please refer to “Compensation Discussion & Analysis – Compensation Elements – Annual Incentive Compensation.”
(3) Please refer to the "All Other Compensation Table" below for details with respect to all other compensation.

 All Other Compensation Table
2023

Named Executive Officer (a)	401(k) Match(1) (b)	Dividends(2) (c)	Vehicle Allowances(3) (d)	Insurance(4) (e)	Total (f)
Kyle T. Larkin	$19,800	$23,124	$12,000	$20,923	$75,847
Elizabeth L. Curtis	$19,800	$5,506	$12,000	$17,458	$54,764
James A. Radich	$19,800	—	$12,000	$17,133	$48,933
Michael G. Tatusko	$19,800	$2,884	$12,000	$19,567	$54,251
Staci M. Woolsey	$19,800	$2,012	$12,000	$19,488	$53,300
(1) The amounts in column (b) reflect the company matching contribution, not to exceed 6% on compensation deferred into the 401(k) Plan.
(2) The amounts in column (c) reflect RSU dividend equivalent units.
(3) The amounts in column (d) reflect the vehicle allowances provided to the Named Executive Officers.
(4) The amounts in column (e) reflect the company expense for medical, dental, vision, life, short and long-term disability insurance, accidental death & dismemberment insurance, executive liability insurance, and employee assistance program.

Grants of Plan-Based Awards Table
2023
The following table provides additional information about plan-based awards granted to our Named Executive Officers during the year ended December 31, 2023.

			Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares or Stock Units	Grant Date Fair Value of Stock Awards(3)
Named Executive Officer	Committee Approval Date	Grant Date
			Threshold	Target	Maximum	Threshold	Target	Maximum
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Kyle T. Larkin			$508,750	$1,017,500	$2,035,000	-	-	-	-	-
			-	-	-	$1,050,000	$2,100,000	$4,200,000	-	-
	3/1/23	3/14/23	-	-	-	-	-	-	17,144(4)	$699,990
	3/1/23	3/14/23	-	-	-	-	-	-	20,645(5)	$842,935
Elizabeth L. Curtis			$210,000	$420,000	$840,000	-	-	-	-	-
			-	-	-	$337,500	$675,000	$1,350,000	-	-
	3/1/23	3/14/23	-	-	-	-	-	-	5,510(4)	$224,973
James A. Radich			$210,000	$420,000	$840,000	-	-	-	-	-
			-	-	-	$271,875	$543,750	$1,087,500	-	-
	3/1/23	3/14/23	-	-	-	-	-	-	4,439(4)	$181,244
	3/1/23	3/14/23	-	-	-	-	-	-	9,032(5)	$368,777
Michael G. Tatusko			$146,250	$292,500	$585,000	-	-	-	-	-
			-	-	-	$168,750	$337,500	$675,000	-	-
	3/1/23	3/14/23	-	-	-	-	-	-	2,755(4)	$112,487
	3/1/23	3/14/23	-	-	-	-	-	-	9,032(5)	$368,777
Staci M. Woolsey			$120,000	$240,000	$480,000	-	-	-	-	-
			-	-	-	$116,250	$232,500	$465,000	-	-
	3/1/23	3/14/23	-	-	-	-	-	-	1,898(4)	$77,495
(1) Amounts in columns (d) through (f) reflect threshold, target and maximum incentives, as applicable, under the 2023 AIP. For a detailed discussion of annual incentive compensation and the payout actually received by each Named Executive Officer under the 2023 AIP, please refer to “Compensation Discussion and Analysis — Compensation Elements — 2023 Annual Incentive Plan Compensation,” “2023 AIP Performance Measures and Results” and the 2023 Summary Compensation Table.
(2) Amounts in columns (g) through (i) reflect the threshold, target and maximum award amounts applicable to the performance based (TSR and RONA) components of our 2023 LTIP. Each of our Named Executive Officers has the ability to earn from 0% to 200% of the TSR and RONA components of the LTIP target opportunity. Any payouts under the LTIP are made in the form of RSUs. Payouts on the TSR and RONA components of the LTIP are made after the end of the performance period.
(3) Amounts in column (k) reflect RSU awards granted on March 14, 2023. The grant date fair market value was calculated by multiplying the number of RSUs awarded by the closing price of our common stock on the date of the grant, $40.83 for March 14, 2023.
(4) The RSUs granted on March 14, 2023 reflect the time-based service awards granted under the 2021 Equity Plan. The number of RSUs granted for the time-based service award was calculated by dividing the time-based service award by the closing price of our common stock of $40.83 on the date of the grant. The granted time-based service award RSUs vest in three equal annual installments beginning on March 14, 2023, subject to continued service; unless retirement eligibility per the 2021 Equity Plan is met, in which case vesting is accelerated. The holders of RSUs are entitled to receive dividend equivalent units in lieu of cash dividends declared by the Board of Directors on the outstanding common stock of the Company.
(5) The RSUs granted on March 14, 2023 reflect the performance awards granted under the 2021 Equity Plan. The number of RSUs granted for the 2020 – 2022 Total Shareholder Return performance award was calculated by dividing the performance award by the average stock price over the first 30 days of January 2020 of $27.28. The RSUs granted as performance awards fully vested 10 days following the date of grant. The holders of RSUs are entitled to receive dividend equivalent units in lieu of cash dividends declared by the Board on the outstanding common stock of the Company.

Outstanding Equity Awards at Fiscal Year-End Table
2023
The following table summarizes equity awards made to the Named Executive Officers that were outstanding as of December 31, 2023.

	Stock Awards
Named Executive Officer (a)	Number of Shares or RSUs That Have Not Vested(1)(2) (b)	Market Value of Shares or RSUs That Have Not Vested(3) (c)
Kyle T. Larkin	42,560	$2,164,602
Elizabeth L. Curtis	10,642	$541,252
James A. Radich(4)	—	—
Michael G. Tatusko	5,575	$283,545
Staci M. Woolsey	3,758	$191,132
(1) Upon death, disability, or achieving retirement eligibility, all equity awards of a Named Executive Officer vest immediately.
(2) Vesting dates for outstanding RSU awards for the Named Executive Officers are set forth in the table below.
(3) The amounts shown in column (c) are based on the December 29, 2023 closing price of the Company’s common stock of $50.86.
(4) Pursuant to the 2021 Equity Plan, Mr. Radich qualifies as retirement eligible and all of his equity awards vest immediately.

Vesting Dates for Outstanding RSU Awards for the Named Executive Officers

		Number of RSUs That Vest on Each Vesting Date
Named Executive Officer	Award Type	3/14/2024	6/3/2024	9/24/2024	3/14/2025	3/14/2026
Kyle T. Larkin	RSU	15,977	8,569		12,243	5,771
Elizabeth L. Curtis	RSU	4,775			4,012	1,855
James A. Radich(1)	RSU
Michael G. Tatusko	RSU	2,641			2,006	928
Staci M. Woolsey	RSU	1,427		264	1,428	639
(1) Pursuant to the terms of the 2021 Equity Plan, Mr. Radich qualifies as retirement eligible and all of his equity awards vest immediately.

Stock Vested Table
2023
The following table summarizes the number of shares our Named Executive Officers acquired upon the vesting of stock awards during 2023 and the value realized before payment of any applicable withholding tax.

	Stock Awards
Named Executive Officer (a)	Number of Shares Acquired on Vesting (b)	Value Realized Upon Vesting(1) (c)
Kyle T. Larkin	46,481	$1,854,724
Elizabeth L. Curtis	3,427	$139,712
James A. Radich	13,471	$537,493
Michael G. Tatusko	12,673	$508,237
Staci M. Woolsey	1,044	$41,683
(1) The amounts in column (c) are based on the fair market value of our common stock on the applicable vesting date.

Nonqualified Deferred Compensation Table
2023
The following table summarizes our Named Executive Officers' participation in our NQDC plan for the year ended December 31, 2023.

Named Executive Officer	Executive Contribution in Last Fiscal Year(1)(2)	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year(3)	Aggregate Withdrawals/Distributions(4)	Aggregate Balance at Last Fiscal Year End(5)
(a)	(b)	(c)	(d)	(e)	(f)
Kyle T. Larkin	$5,451	$0	$748	$0	$6,199
Elizabeth L. Curtis	$50,429	$0	$18,021	$0	$149,235
James A. Radich	$78,606	$0	$10,273	($61,904)	$84,562
Michael G. Tatusko(6)	n/a	n/a	n/a	n/a	n/a
Staci M. Woolsey(6)	n/a	n/a	n/a	n/a	n/a
(1) The NQDC plan allows Named Executive Officers to defer base salary and incentive compensation, which includes equity and cash awards. Participants are required to make an election each plan year with respect to the amount to be deferred, future distribution date, and form of distribution. Distributions may be in-service distributions while participants are actively employed or a future retirement election. A distribution election is irrevocable on the first day of each plan year. For a detailed explanation of the NQDC, please refer to “Compensation Discussion and Analysis — Non-Qualified Deferred Compensation”.
(2) The amounts in column (b) include: (i) Mr. Larkin’s deferral of 1% or $5,451 of his 2022 cash bonus performance award paid in March 2023, (ii) Ms. Curtis’ base salary deferral of $26,202 and the deferral of 10% or $24,227 of her 2022 cash bonus performance award paid in March 2023; and (iii) Mr. Radich’s base salary deferral of $78,606. The base salary deferral reported in this column (b) is included within the amount reported as salary for Mr. Radich and Ms. Curtis in the 2023 Summary Compensation Table. The cash bonus deferral reported in column (b) is included within the amount reported as non-equity incentive plan compensation for Mr. Larkin and Ms. Curtis in the 2023 Summary Compensation Table.
(3) The amounts in column (d) do not include above market or preferential earnings (of which there were none) and, accordingly, such amounts are not reported in the Summary Compensation Table as above market or preferential earnings.
(4) Pursuant to the terms of the NQDC Plan, and in accordance with his previous in-service account elections, Mr. Radich received a cash distribution of $61,904.
(5) Amounts reported in this column (f) for each Named Executive Officer include amounts previously reported in the Summary Compensation Table in previous years when earned if that officer’s compensation was required to be disclosed in a previous year. Amounts previously reported in such years include previously earned, but deferred, salary and incentive compensation.
(6) Mr. Tatusko and Ms. Woolsey elected to not participate in the NQDC Plan in 2023.

Potential Payments Upon Termination or Change-in-Control
Except in the case of a change-in-control, Granite is not obligated to pay severance or other enhanced benefits to any of the Named Executive Officers in connection with a termination of their employment. Under the terms of Granite’s equity plans and award agreements, upon death or disability, or becoming retirement eligible, all equity awards of a Named Executive Officer would vest immediately. The amount of equity awards that would vest upon each Named Executive Officer's death, disability, or retirement eligibility (if eligibility was met as of December 31, 2023) is set forth in column (e) below. Under the Company’s ERSP III, each Named Executive Officer is subject to a two-year non-solicitation requirement, and a non-disparagement requirement following termination of employment.

The following table sets forth an example of the potential payments and benefits under Granite's compensation and benefit plans and arrangements to which the Named Executive Officers would be entitled upon a termination of employment without cause or for “good reason” (as defined above under “Change-in-Control Arrangements”) within two years following a change-in-control of Granite.

Named Executive Officer (a)	Cash Severance Payment (1) (b)	Insurance Benefits (2) (c)	Other Compensation (3) (d)	Accelerated Equity Awards(4) (e)	Total (f)	Section 280G Safe Harbor Provision(5) (g)	Adjusted Total (h)
Kyle T. Larkin	$2,213,408	$37,968	$35,200	$12,126,804	$14,413,380	-	$14,413,380
Elizbeth L. Curtis	$1,211,515	$32,992	$35,200	$3,293,846	$4,573,553	-	$4,573,553
James A. Radich	$1,371,688	$32,718	$35,200	$2,672,693	$4,112,299	-	$4,112,299
Michael G. Tatusko	$1,329,193	$36,340	$35,200	$1,942,954	$3,343,687	-	$3,343,687
Staci Woolsey	$1,003,095	$28,150	$36,600	$868,078	$1,935,923	-	$1,935,923
(1) The amount in column (b) for Mses. Curtis and Woolsey and Messrs. Larkin, Radich and Tatusko reflect a lump sum payment equal to (i) two times the annual average of the aggregate annual incentive bonuses earned for the three fiscal years preceding the fiscal year of the change-in-control plus (ii) two times the annual base salary rate in effect immediately prior to the termination. For a detailed explanation, please refer to “Change-in-Control Arrangements.”
(2) The amount in column (c) for Mses. Curtis and Woolsey and Messrs. Larkin, Radich and Tatusko reflect a lump sum payment equal to two times the average annual cost to Granite of the Named Executive Officer's group insurance benefits, such as life, health and long-term disability, for the three fiscal years ending before the date of termination. For a detailed explanation, please refer to “Change-in-Control Arrangements.”
(3) The amount in column (d) for Mses. Curtis and Woolsey and Messrs. Larkin, Radich and Tatusko reflect a lump sum payment equal to two times the annual average cash equivalent of contributions which were made on behalf of the Named Executive Officer for the three fiscal years ending before the date of termination to the 401(k) Plan and any other retirement plan provided by Granite and in effect as of the date of termination. For a detailed explanation, please refer to “Change-in-Control Arrangements.”
(4) Under the terms of Granite’s equity plans, in the event of a change-in-control, if the acquiring person does not assume or replace outstanding equity awards, all non-exercisable, unvested or unpaid portions of the outstanding equity awards would become immediately exercisable and fully vested. If an equity award is performance-based and a change-in-control occurs in the first year of the performance period, the equity awards will be paid out at target, and if it occurs in the second or third year of the performance period, the equity award will be paid out at actual performance through the change-in-control date. The amounts in column (e) reflect the outstanding equity awards valued at the December 29, 2023 closing price of our common stock of $50.86. Pursuant to the terms of Granite’s equity plans, Mr. Radich qualifies as retirement eligible and all of his equity awards vest immediately.
(5) Payments under the ERSP III are subject to reduction to the extent necessary not to exceed the “safe harbor” amount under Section 4999 of the Internal Revenue Code, but only if the reduction would increase the net after-tax amount received by the participant.

DIRECTOR COMPENSATION
Stock Ownership
The Board of Directors stock ownership guidelines require all non-employee directors to own and maintain five times their Annual Board of Directors Cash Retainer in Granite common stock after joining the Board of Directors. Until the ownership requirement is reached, directors must hold 75% of the after-tax shares they receive from equity grants. As of December 31, 2023, all non-employee directors are in compliance with the guideline either by virtue of having attained the required number of shares or complying with the retention requirement.

Cash and Equity Compensation Policy
Every other year the compensation consultant conducts a comprehensive review of the Board of Director’s compensation program. The compensation consultant may recommend changes to the cash and equity-based compensation based on benchmarking comparisons or broader market best practices.
Granite's non-employee directors receive annual cash retainers and equity grants as set forth in the table below. Key highlights of the director compensation program are as follows:
•Cash retainers are paid in quarterly installments. No additional fees are paid for attendance at meetings whether in person or telephonically; and
•Directors, other than the Board Chair, receive an annual grant of RSUs valued at $135,000 on the date of grant. The Board Chair receives an annual grant of RSUs equal to $200,000 in value on the date of grant. All RSUs vest in full on the first anniversary of the date of grant. A Director may elect to defer receipt of shares until after the end his or her service to the Board of Directors.
The following table represents 2023 Cash Retainer and Equity Grants:

Annual Cash Board Retainers
Member	$90,000
Board Chair	$175,000

Annual Cash Committee Service Retainers
Audit/Compliance Committee Member	$10,000
Audit/Compliance Committee Chair	$20,000
Nominating and Corporate Governance Committee Member	$7,500
Nominating and Corporate Governance Committee Chair	$15,000
Compensation Committee Member	$8,500
Compensation Committee Chair	$17,000
Risk Committee Member	$7,500
Risk Committee Chair	$15,000

Annual Equity Grants
Member	$135,000	RSUs
Board Chair	$200,000	RSUs

Director Compensation Table
2023
The following table presents the compensation provided by Granite to our directors for the year ended December 31, 2023.

Director (a)	Fees Earned or Paid in Cash(1) (b)	Stock Award(2) (c)	All Other Compensation(3) (d)	Total (e)
Louis E. Caldera(4)	$105,000	$135,000	$3,189	$243,189
Molly C. Campbell(4)	$108,500	$135,000	$1,793	$245,293
David C. Darnell(4)	$117,000	$135,000	$1,793	$253,793
Patricia D. Galloway(4)	$113,079	$135,000	$8,686	$256,765
David H. Kelsey(4)(5)	$51,587	—	$13,857	$65,444
Alan P. Krusi(4)	$115,000	$135,000	$1,793	$251,793
Jeffrey J. Lyash(4)(5)	$73,457	$135,000	$904	$209,361
Celeste B. Mastin(4)	$106,000	$135,000	$1,793	$242,793
Michael F. McNally(4)	$175,000	$200,000	$12,420	$387,420
Laura M. Mullen(4)	$113,605	$135,000	$3,189	$251,794
Gaddi H. Vasquez(4)(5)	$46,539	—	$12,672	$59,211
(1) The amounts in column (b) reflect the annual cash retainer paid to non-employee directors for the year ended December 31, 2023. In 2023, each non-employee director was paid an annual retainer as a member of the Board of Directors and additional retainers for service as a member of a Board committee. The cash retainer was paid quarterly in equal payments; no meeting fees were paid.
(2) The amounts in column (c) reflect the grant date fair value of the 2023 RSU awards. The grant date fair value is determined in accordance with FASB ASC Topic 718, without regard to potential forfeitures and is determined using the fair value of the Company’s common stock based on market price at the date of grant. For additional information about the assumptions used in these calculations, see Note 17 of the Notes to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. On June 9, 2023, Dr. Galloway, Mses. Campbell, Mastin and Mullen and Messrs. Caldera, Darnell, Krusi and Lyash received an annual grant of 3,403 RSUs with a grant date fair value of $39.67 per share. As Board Chair, Mr. McNally received a grant of 5,041 RSUs with a grant date fair value of $39.67 per share. The RSUs granted to the non-employee directors vest on May 20, 2024. As of December 31, 2023: Mr. Caldera had 3,426 unvested RSUs; Ms. Campbell had 3,426 unvested RSUs; Mr. Darnell had 3,426 unvested RSUs; Dr. Galloway had 14,215 deferred units and 3,426 unvested RSUs; Mr. Kelsey had 29,661 deferred units; Mr. Krusi had 3,426 unvested RSUs; Ms. Mastin had 3,426 unvested RSUs; Mr. McNally had 20,192 deferred units and 5,075 unvested RSUs; Ms. Mullen had 3,426 unvested RSUs; and Mr. Vasquez had 23,598 deferred units.
(3) The amounts in column (d) include the cash value of dividend equivalents from deferred units and unvested RSUs.
(4) Mr. Caldera deferred 5% of his annual cash retainer and 100% of his RSU award into the NQDC plan, Ms. Campbell deferred 15% of her annual cash retainer into the NQDC plan, Dr. Galloway deferred 100% of her RSU award into the NQDC plan, Mr. Kelsey deferred 100% of his RSU award into the NQDC plan, Mr. McNally deferred 100% of his RSU award into the NQDC plan, Ms. Mullen deferred 100% of her annual cash retainer and 100% of her annual RSU award into the NQDC plan, and Mr. Vasquez deferred 25% of his annual cash retainer into the NQDC Plan. Ms. Mastin and Messrs. Darnell, Krusi and Lyash elected not to participate in the deferral of their annual cash retainers or RSU awards into the NQDC Plan in 2023. For a detailed explanation of the NQDC Plan, please refer to “Non-Qualified Deferred Compensation.”
(5) Messrs. Kelsey and Vasquez retired from the Board of Directors effective June 8, 2023 and their Board fees were prorated accordingly. Mr. Lyash resigned effective September 14, 2023. His Board fees were prorated accordingly and his outstanding RSUs forfeited upon separation.

PAY RATIO DISCLOSURE
The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires we disclose the ratio of our CEO's total annual compensation to the median of the annual total compensation of all of our employees and those of our consolidated subsidiaries other than our CEO.
To determine our median employee (excluding the CEO), we made a direct determination from our total employee population. Using a consistently applied compensation measure, which included base pay, overtime, and short-term incentives, we ranked our employees from the highest paid to the lowest paid. We selected a determination date of October 17, 2022. There have been no changes in our employee population or compensation arrangements that we believe would significantly impact our pay ratio disclosure, except for the acquisitions of Coast Mountain Resources (2020) Ltd., (“CMR”) and Lehman-Roberts Company (“LRC”) and Memphis Stone & Gravel Company (“MSG”), which are discussed further below. As a result, we are using the same median employee for purposes of this disclosure.

Based on the above determination, the total annual compensation of our median employee (excluding the CEO) (calculated in accordance with Item 402(c)(2)(x) of Regulation S-K) was $100,966. Our CEO's total annual compensation (calculated in accordance with Item 402(c)(2)(x) of Regulation S-K and as reported in the Summary Compensation Table) was $4,224,356. The resulting ratio was 42:1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions summarized above.
On April 24, 2023, we completed an acquisition of CMR, a construction aggregate producer based in British Columbia, Canada on Malahat First Nation land. As of December 31, 2023, CMR had 17 employees, who we did not include in our determination of the median employee as permitted by SEC rules. Also, on November 30, 2023, the Company completed the acquisition of LRC and MSG, longstanding asphalt paving and asphalt and aggregates producers and suppliers. As of December 31, 2023, LRC and MSG had 284 employees, who we did not include in our determination of the median employee as permitted by SEC rules.

The Dodd-Frank Act rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
Our pay ratio is not an element that the Compensation Committee considers in setting the compensation of our CEO, nor is our CEO’s compensation a material element that management considers in making compensation decisions for non-officer employees. However, the compensation of our employees is periodically reviewed to ensure alignment with our compensation philosophy of paying at the market median.

PAY VERSUS PERFORMANCE
Introduction
In accordance with the SEC’s disclosure requirements, below is information regarding the “Compensation Actually Paid” (“CAP”) versus our performance (“PVP”). The Compensation Committee does not use CAP as a basis for making compensation decisions, nor does it use net income as required to be shown in the PVP table for incentive plan purposes. For more information on how the Compensation Committee makes compensation decisions and aligns pay with performance please refer to the "Compensation Discussion and Analysis."

Most Important Metrics Used for Linking CAP and Performance
The list below shows the most important metrics the Compensation Committee used to link CAP to Company performance for 2023.

Most Important Performance Measures
Adjusted Earnings Before Interest and Taxes (Adjusted EBIT)
Adjusted Operating Cash Flow as a Percent of Revenue
Adjusted Return on Net Assets (RONA)
Relative TSR
Adjusted EBIT was selected as the Company Selected Performance Measure as it (1) is the primary metric in our annual incentive program and (2) influences the RONA metric that is one of the two performance metrics used in our LTIP.

Pay versus Performance Table
Below is the tabular disclosure which shows the total compensation for our Principal Executive Officers (“PEOs”) and the average of our non-PEO Named Executive Officers (“NEOs”) (as set forth in the Summary Compensation Table (“SCT”)), the CAP to our PEOs and the average for our non-PEO NEOs, our absolute TSR, the TSR of our peer group over the same period, our net income, and our Adjusted EBIT for fiscal years 2023, 2022, 2021, and 2020.
Granite 2023 Pay Versus Performance

	Current CEO(1)		Former CEO(1)		Non-PEO NEOs(2)		Value of Initial Fixed $100 Investment Based on(4)			Company Selected Measure ($ mil)
Fiscal Year (a)	SCT Total for PEO (Larkin) (b)	Comp Actually Paid to PEO(3) (Larkin) (c)	SCT Total For PEO (Roberts) (d)	Comp Actually Paid to PEO(3) (Roberts) (e)	Average SCT Total (f)	Average Comp Actually Paid(3) (g)	Total Shareholder Return (h)	Peer Group Total Shareholder Return(5) (i)	GAAP Net Income(6) ($ mil) (j)	Adjusted EBIT(7) (k)
2023	$4,224,256	$4,925,501	n/a	n/a	$1,440,131	$1,512,609	$197	$252	$43.6	$198
2022	$2,122,477	$1,971,387	n/a	n/a	$984,871	$904,514	$134	$209	$83.3	$111
2021	$2,363,579	$2,606,656	n/a	n/a	$853,298	$834,197	$146	$182	$10.1	$62
2020	$904,545	$1,182,867	$1,541,652	$1,540,379	$710,274	$794,768	$99	$121	($145.1)	$27
(1) For fiscal years 2021 to 2023, Mr. Larkin was the PEO for the company. In fiscal year 2020, Mr. Larkin served as EVP, COO and President and PEO for a portion of the year. Mr. Roberts served as PEO for a portion of the 2020 fiscal year.
(2) Each of the four fiscal years presented include the average SCT totals of the Non-PEO NEOs as applicable in each reporting year. Fiscal year 2023 includes: Ms. Curtis, Mr. Radich, Mr. Tatusko, and Ms. Woolsey. Fiscal year 2022 includes: Ms. Curtis, Mr. Radich, Mr. Tatusko, Ms. Woolsey and Mr. Richards (former Operating Group SVP); fiscal year 2021 includes: Ms. Curtis, Mr. Radich, Mr. Tatusko, Mr. Dowd and Ms. Desai (former CFO); and fiscal year 2020 includes: Ms. Desai, Mr. Radich, Mr. Richards (Operating Group SVP) and Mr. Tatusko.
(3) SEC rules require certain adjustments be made to the SCT values to determine CAP, as reported in the PVP table above. For purposes of the pension valuation adjustments, NEOs do not participate in any defined benefit plan and as such no adjustments are included in the table below. The following table details the applicable adjustments that were made to determine CAP.
PEO SCT Total to CAP Reconciliation

Fiscal Year	Deduct SCT Stock & Options Awards	Add Year- End Value of Unvested Equity Granted in Year	Add Change in Value of Unvested Equity Granted in Prior Years	Add Vesting Date Value of Awards Granted During the Year That Vested During the Year	Add Change in Value of Vested Equity Granted in Prior Years	Deduct Fair Value of Equity for Equity Granted that Forfeited/Failed to Meet Vesting Conditions	Total Change in Value of Equity
Larkin (Current PEO)
2023	($1,542,925)	$880,562	$410,577	$823,736	$129,195	$0	$701,145
Average Non-PEO NEOs
2023	($333,438)	$130,500	$39,479	$224,467	$11,470	$0	$72,477
(4) The amount represents the value of an initial fixed $100 investment on December 31, 2019, assuming reinvestment of all dividends.
(5) The peer group index is the Dow Jones U.S. Heavy Construction Index.
(6) Represents the GAAP net income attributable to Granite Construction Inc. (in millions) for each applicable fiscal year end from 2020 to 2023.
(7) Adjusted EBIT is defined as earnings before interest and taxes, which allows for further adjustments that are approved by the Compensation Committee. See page 31 for additional detail.

Consistent with SEC requirements, the tables below demonstrate the relationship between CAP versus performance.
CAP Versus TSR

Pay Versus Net Income

Pay Versus Adjusted EBIT

EQUITY COMPENSATION PLAN INFORMATION
The following table contains information as of December 31, 2023 regarding stock authorized for issuance under the 2021 Equity Incentive Plan and the Employee Stock Purchase Plan:

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted average exercise price of outstanding options, warrants and rights (b)(2)	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(3)
Equity Compensation Plans Approved by Shareholders	567,665	-	3,886,197
Equity Compensation Plans Not Approved by Shareholders	-	-	-
Total	567,665	-	3,886,197
(1) Reflects RSUs covering 567,665 shares of common stock. The Employee Stock Purchase Plan enables employees to purchase our common stock at a 5% discount on the market value of the last day of the six-month offering period. As such, the number of shares that may be issued during an offering period and the purchase price of such shares cannot be determined in advance.
(2) Reflects the exercise price per share of common stock purchasable upon the exercise of stock options only. As of December 31, 2023, no stock options were outstanding.
(3) Includes 1,940,149 shares under the 2021 Equity Incentive Plan (before accounting for outstanding performance awards) and 1,946,048 shares under the Employee Stock Purchase Plan.

PROPOSAL 4: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit/Compliance Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP to serve as Granite's independent registered public accounting firm to perform the audit of our financial statements for the fiscal year ending December 31, 2024. PricewaterhouseCoopers LLP and its predecessor, Coopers & Lybrand, have been our auditors since 1982.
A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting. He or she will be given the opportunity to make a statement if he or she desires and will be available to respond to appropriate shareholder questions.
Although ratification is not required by Granite's bylaws or otherwise, the Board is submitting the selection of PricewaterhouseCoopers LLP to our shareholders for ratification as a matter of good corporate practice. If shareholders do not ratify the appointment of PricewaterhouseCoopers LLP as Granite's independent registered public accounting firm, the Audit/Compliance Committee will reconsider the appointment. Even if the selection is ratified, the Audit/Compliance Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of Granite and our shareholders.

BOARD OF DIRECTORS’ RECOMMENDATION
The Board of Directors unanimously recommends a vote "FOR" the ratification of the appointment by the Audit/Compliance Committee of PricewaterhouseCoopers LLP as Granite's independent registered public accounting firm for the fiscal year ending December 31, 2024.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
Principal Accountant Fees and Services
Aggregate fees for professional services rendered for us by PricewaterhouseCoopers LLP for the years ended December 31, 2023 and December 31, 2022 were:

		2023	2022
Audit Fees(1)		$3,412,636	$2,873,153
All Other Fees(2)		$959	$900
	Total	$3,413,595	$2,874,053
(1) Audit Fees paid in 2022 and 2023 were for professional services rendered for the audits of Granite's consolidated financial statements, including audits of internal control over financial reporting, audits of subsidiary financial statements, quarterly financial reviews, and audit related expenses.
(2) All Other Fees paid in 2022 and 2023 were related to the disclosure checklists.

Audit/Compliance Committee Pre-Approval Policies and Procedures
The Audit/Compliance Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. During 2023, no services were provided to us by PricewaterhouseCoopers LLP other than in accordance with the pre-approval policies and procedures.
Based on its review of the non-audit services provided by PricewaterhouseCoopers LLP, the Audit/Compliance Committee believes that PricewaterhouseCoopers LLP's provision of such non-audit services is compatible with maintaining their independence.

PROPOSAL 5: SHAREHOLDER PROPOSAL REGARDING A REPORT ON THE I-80 SOUTH QUARRY PROJECT
As You Sow, on behalf of The Woodcock Foundation, Elizabeth C Funk Trust and Mack Street 2016 Trust, has notified the Company that it intends to present the proposal set forth below for consideration at the Annual Meeting, which is printed exactly as it was submitted. The address and number of shares of Company common stock held by each of the shareholder proponents will be promptly provided upon oral or written request made to the Company’s Corporate Secretary.

The proposal states:

WHEREAS: Granite Construction discloses to shareholders that: (i) Granite’s environmental goals include conserving natural resources and protecting water, air, land, and wildlife, (ii) the Company is focused on meeting or exceeding requirements of applicable environmental laws, and (iii) Granite recognizes the importance of engaging with impacted communities on environmental issues.

Granite’s own materiality assessment defines these issues — air quality, environmental compliance, water use, ecological biodiversity, community engagement & consideration — as critical to the Company’s business and stakeholders. More specifically, Granite has disclosed to shareholders that upholding the Company’s environmental commitments “provides a direct benefit to our clients” and “is just good business.”

However, a review of Granite’s operations appears to indicate that the Company’s disclosed environmental commitments to shareholders are not upheld in practice.

A chief example is Granite’s actions related to its I-80 South Quarry project in Utah (“Project”). In contrast to conserving natural resources and protecting water, air, land, and wildlife, the Project would install a major industrial operation in a protected watershed area, expose nearby communities to toxic fugitive dust, excavate up to 634 acres of forest land, and displace the known presence of elk, moose, black bear, mountain lion, golden eagle, and other species.
In contrast to the Company’s stated goal of meeting or exceeding requirements of applicable environmental laws, Granite’s partner has filed a lawsuit to weaken Salt Lake County’s mining ban, which currently prevents mining in the proposed site of the Project.

Further, in contrast to engaging with impacted communities on environmental issues, Granite’s observable local engagements include: (a) a website accusing the local community of “alarmist …outrageous claims,” and (b) the

Company’s first financial contributions to Utah state politicians since 2019, prior to the passage of a bill that added protections for gravel pit operators.

To the extent that Granite’s actions related to the Project are representative of how the Company’s disclosed environmental commitments to shareholders are applied in practice, there are reasons to conclude that these commitments do not actually translate to the projects Granite selects and the ways those projects are executed. Given the Company’s own materiality assessment of these critical issues, shareholders appear to have cause to be concerned about Granite’s practices more broadly and the I-80 South Quarry project in particular.

RESOLVED: Shareholders request that the Board issue a report, at reasonable cost and excluding proprietary information, assessing the risks posed by the Project’s apparent misalignment with the Company’s disclosed environmental and community engagement commitments.

BOARD OF DIRECTORS’ RECOMMENDATION
The Board of Directors unanimously recommends a vote “AGAINST” this proposal.

Granite is an industry leader in safety and an award-winning firm in quality and sustainability. Our Code of Conduct and strong core values guide us and our employees to uphold the highest ethical standards. Moreover, our core value of sustainability drives us to be a leader in the following four key areas: social responsibility, environmental stewardship, dependable governance, and enduring value. As part of our drive to be a leader in these areas, we have made the following environmental commitments:

1.To operate responsibly by managing the environmental impacts of our operations;
2.To create a culture of environmental awareness so that our teams are mindful of environmental responsibilities and empowered to meet them;
3.To consult with stakeholders on environmental issues through our sustainability stakeholder engagement efforts; and
4.To report regularly on environmental issues through our annual sustainability progress report.

In addition, we recognize that continuing to be a leader in sustainability requires engagement with the communities in which we operate. To that end, we have made the following community engagement commitments:

1.To engage meaningfully in the communities where we work; and
2.To empower our employees to volunteer and support charitable organizations.

Granite’s sustainability efforts prioritize sustainable development, which aims to meet current human development goals without impacting the ability of future generations to meet their needs. Civil infrastructure is essential to meeting human development goals, and the construction of reliable, resilient infrastructure is a key component of Granite’s focus on sustainability. This commitment is in alignment with the Sustainable Development Goals (“SDGs”) established by the United Nations, including SDG 9 (Industry, Innovation, and Infrastructure), SDG 11 (Sustainable Cities and Communities), and SDG 12 (Responsible Consumption and Production). However, as an infrastructure builder and construction materials producer, certain impacts are inherent to Granite’s work and unavoidable, including the mining of materials required to construct the infrastructure that society relies upon.

Granite takes its environmental and community engagement commitments seriously and, therefore, monitors the alignment between its commitments and its operations, including the I-80 South Quarry project.

In response to this shareholder proposal, the Board of Directors reviewed the implementation of its environmental and community engagement commitments in the context of the I-80 South Quarry project. The Board’s analysis can be found in the Board’s Sustainable Development Report: I-80 South Quarry, which was published on Granite’s website in January 2024. The Report is available here: https://www.graniteconstruction.com/sites/default/files/Sustainable-Development-Report.pdf.

The Report analyzes the alignment between Granite’s operations in connection with the I-80 South Quarry project and its stated environmental and community engagement commitments and concludes that the Board believes the I-80 Project is in alignment with Granite’s previously disclosed environmental and community engagement commitments.

Consistent with its oversight of environmental, social and governance risks and as disclosed in the Report, the Board of Directors is also committed to continuing to evaluate any risks that the I-80 South Quarry project does not align with Granite’s commitment to sustainable business practices as the proposed project advances.

Based on the above, the Board of Directors believes it has already responded to the proposal. Therefore, providing another report is duplicative and unnecessary, providing no incremental benefit to our shareholders beyond the activities already completed and disclosed.

REPORT OF THE AUDIT/COMPLIANCE COMMITTEE
The Audit/Compliance Committee is appointed by the Board of Directors and reports to the Board at each meeting. Its purpose is to (a) assist the Board in its oversight of (1) Granite’s accounting and financial reporting policies and procedures, (2) Granite’s system of internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, (3) the integrity of Granite’s financial statements, (4) the performance of Granite’s internal audit function (5) the performance, qualifications and independence of Granite’s independent auditor, (6) Granite’s compliance with legal and regulatory requirements, (7) Granite’s Corporate Compliance Program and Code of Conduct, and (8) the risks from cybersecurity threats; and (b) serve as the Qualified Legal Compliance Committee of the Board of Directors as required. The Audit/Compliance Committee is solely responsible for selecting, evaluating, setting the compensation of, and, where deemed appropriate, replacing the independent registered public accounting firm.
 Management is responsible for the preparation, presentation and integrity of Granite’s financial statements. Management is also responsible for maintaining appropriate accounting and financial reporting principles, policies, internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. In fulfilling its oversight responsibilities, the Audit/Compliance Committee reviewed and discussed with management the audited financial statements in the Annual Report on Form 10-K for fiscal year ended December 31, 2023, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
The Audit/Compliance Committee also oversees our Ethics and Compliance Program, participates in the annual evaluation of our Corporate Compliance Officer and the Vice President of Internal Audit, and provides a detailed annual report to the Board on the progress of the program and plans for future activities.
The Vice President of Internal Audit reports directly to the Chair of the Audit/Compliance Committee and has direct access and meets regularly with the Audit/Compliance Committee to discuss the results of internal audits and the quality of internal controls. The Corporate Compliance Officer also reports directly to the Audit/Compliance Committee.
The Audit/Compliance Committee discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (United States) and SEC. In addition, the Audit/Compliance Committee has discussed with the independent registered public accounting firm the auditor's independence from Granite and its management, and received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit/Compliance Committee concerning independence.
The Audit/Compliance Committee discussed with the independent registered public accounting firm the overall scope and plans for their audit. The Audit/Compliance Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of Granite's internal controls, including internal control over financial reporting, and the overall quality of Granite's financial reporting. In addition, the Audit/Compliance Committee reviewed with management and the independent registered public accounting firm drafts of Granite's quarterly and annual financial statements and press releases prior to the public release of the quarterly earnings. In addition to the quarterly review, the Audit/Compliance Committee met with the CEO and the CFO to discuss the process adopted by management to enable them to sign the certifications that are required to accompany reports filed with the SEC.
Based on the review and discussions referred to above, the Audit/Compliance Committee recommended to Granite's Board of Directors that Granite's audited financial statements be included in Granite's Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Members of the Audit/Compliance Committee:

Laura M. Mullen, Chair	Molly C. Campbell	David C. Darnell	Alan P. Krusi
This Report of the Audit/Compliance Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing made by us under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate this Report of the Audit/Compliance Committee by reference therein.

Transactions with Related Persons
Granite's legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions (transactions involving an executive officer, director, director nominee or greater than 5% beneficial owner of Granite common stock or an immediate family member of, or anyone (other than a tenant or employee) residing in the home of, an executive officer, director, director nominee or greater than 5% beneficial owner of Granite common stock). They also determine, based on the facts and circumstances, whether a related person has a direct or indirect interest in the transaction. In addition, the Board of Directors has adopted a written policy and written procedures for review and approval or ratification of related party transactions involving Granite. The policy requires the Audit/Compliance Committee's review and approval or ratification of any related party transaction (as defined in the policy) in which Granite is a participant. This includes, among other things, any related party transaction that would be required to be disclosed under the rules and regulations of the SEC.
Under the policy, the Audit/Compliance Committee reviews the material facts of all related party transactions that require the Audit/Compliance Committee's approval and either approves or disapproves of the entry into the related party transaction. If advance Audit/Compliance Committee approval of a related party transaction is not feasible, the transaction may only be entered into subject to the Audit/Compliance Committee's later approval. Thereafter, the Audit/Compliance Committee will consider the transaction, and, if the Audit/Compliance Committee determines it to be appropriate, ratify it at the next regularly scheduled meeting of the Audit/Compliance Committee. In determining whether to approve or ratify a related party transaction, the Audit/Compliance Committee takes into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person's interest in the transaction.
The Audit/Compliance Committee has determined that the following transactions shall be deemed to be pre-approved: (i) employment of an executive officer if (a) the executive officer's compensation is required to be reported in Granite's proxy statement or (b) the executive officer is not an immediate family member of another executive officer or director of Granite, the executive officer's compensation would be reported in Granite's proxy statement if the executive officer were a “Named Executive Officer” and the Compensation Committee approved (or recommended that the Board approve) such compensation; (ii) compensation to a director required to be disclosed in Granite's proxy statement; (iii) any transaction with another company at which the related person's only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company's shares, if the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of that company's annual revenues; (iv) any charitable contribution, grant or endowment by Granite to a charitable organization, foundation or university at which a related person's only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $100,000 or 2% of the charitable organization's total annual receipts; (v) any transaction where the related person's interest arises solely from the ownership of Granite common stock and all holders of Granite common stock receive the same benefit on a pro rata basis; and (vi) any transaction with a related person involving services as a bank depositary of funds, transfer agent, registrar or trustee under a trust indenture or similar services.
In addition, the Board has delegated to the Chair of the Audit/Compliance Committee the authority to pre-approve or ratify (as applicable) any related person transaction in which the aggregate amount involved is expected to be less than $100,000.
No director who has an interest in the transaction under consideration may participate in the approval process. All related party transactions approved by the Audit/Compliance Committee must be disclosed to the full Board of Directors.

STOCK OWNERSHIP OF BENEFICIAL OWNERS AND CERTAIN MANAGEMENT
The following table provides information regarding the ownership of our common stock as of February 29, 2024 by each person known to us to beneficially own 5% or more of our common stock, each of our directors and nominees, each of our Named Executive Officers, and all of our current directors and executive officers as a group.

Name	Amount and Nature of Beneficial Ownership(1)	Percentage (%) of Common Stock Outstanding(2)
BlackRock, Inc.(3) 50 Hudson Yards New York, NY 10001	7,238,313	16.5%
The Vanguard Group(4) 100 Vanguard Blvd. Malvern, PA 19355	4,933,608	11.2%
FMR LLC(5) 245 Summer Street Boston, MA 02210	4,320,828	9.8%
Fuller & Thaler Asset Management, Inc.(6) 411 Borel Avenue, Suite 300 San Mateo, CA 94402	2,752,012	6.3%
Dimensional Fund Advisors LP(7) 6300 Bee Cave Road Building One Austin, TX 78746	2,697,476	6.1%
State Street Corporation(8) State Street Financial Center 1 Congress Street, Suite 1 Boston, MA 02114	2,648,716	6.0%
Louis E. Caldera	1,500	*
Molly Campbell	11,821	*
David C. Darnell	16,293	*
Patricia D. Galloway	3,215	*
Alan Krusi	13,747	*
Celeste B. Mastin	16,318	*
Michael F. McNally	3,198	*
Laura M. Mullen	2,763	*
Kyle Larkin(9)	136,106	*
Elizabeth L. Curtis(10)	32,854	*
James A. Radich(11)	43,936	*
Michael G. Tatusko(12)	30,351	*
Staci M. Woolsey(13)	2,120	*
All Executive Officers and Directors as a Group (16 Persons)(9-13)	356,915	*
* Less than 1%
(1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and dispositive power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable. Such shares do not include the individuals’ NQDC shares, if any. Further, except as otherwise provided in the table above, the address of the persons named in the table is: 585 West Beach Street, Watsonville, California 95076.
(2) Calculated on the basis of 43,974,116 shares of common stock issued and outstanding as of February 29, 2024. For all executive officers and directors as a group the percentage is calculated on the basis of the number of shares of common stock issued and outstanding as of February 29, 2024 and includes 181,614 shares of common stock issuable upon the vesting of equity awards within 60 days after February 29, 2024.
(3) Based upon a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC (i) the number of shares beneficially owned is 7,238,313 as of December 31, 2023 and (ii) BlackRock has sole voting power with respect to 7,191,132 shares and sole dispositive power with respect to 7,238,313 shares.

(4) Based on a Schedule 13G/A filed by The Vanguard Group (“Vanguard”) with the SEC (i) the number of shares beneficially owned is 4,933,608 as of December 31, 2023 and (ii) Vanguard has shared voting power with respect to 37,207 shares, sole dispositive power with respect to 4,848,342 shares and shared dispositive power with respect to 85,266 shares.
(5) Based on a Schedule 13G/A filed by FMR LLC and Abigail P. Johnson with the SEC (i) the number of shares beneficially owned by FMR LLC and Ms. Johnson is 4,320,828 as of December 31, 2023, (ii) FMR LLC has sole voting power with respect to 4,315,810 shares and sole dispositive power with respect to 4,320,828 shares and (iii) Ms. Johnson has sole dispositive power with respect to 4,320,828 shares. Subsequent to the date of the table above, FMR LLC and Ms. Johnson filed a Schedule 13G/A on April 10, 2024. Based on the April 10, 2024 Schedule 13G/A (i) the number of shares beneficially owned by FMR LLC and Ms. Johnson is 1,850,811, or 4.2% of our common stock based on the number of shares outstanding as of February 29, 2024, (ii) FMR LLC has sole voting power with respect to 1,845,577 shares and sole dispositive power with respect to 1,850,811 shares and (iii) Ms. Johnson has sole dispositive power with respect to 1,850,811 shares.
(6) Based on a Schedule 13G/A filed by Fuller & Thaler Asset Management, Inc. (“FT”) with the SEC (i) the number of shares beneficially owned is 2,752,012 as of December 31, 2023 and (ii) FT has sole voting power with respect to 2,700,718 shares and sole dispositive power with respect to 2,752,012 shares.
(7) Based upon a Schedule 13G/A filed by Dimensional Fund Advisors LP (“Dimensional”) with the SEC (i) the number of shares beneficially owned is 2,697,476 as of December 31, 2023 and (ii) Dimensional has sole voting power with respect to 2,647,051 shares and sole dispositive power with respect to 2,697,476 shares.
(8) Based on a Schedule 13G filed by State Street Corporation (“State Street”) with the SEC (i) the number of shares beneficially owned is 2,648,716 as of December 31, 2023 and (ii) State Street has shared voting power with respect to 2,504,192 shares and shared dispositive power with respect to 2,648,716 shares.
(9)    Includes 97,675 shares of common stock issuable upon vesting of restricted stock units within 60 days after February 29, 2024.
(10) Includes 21,489 shares of common stock issuable upon vesting of restricted stock units within 60 days after February 29, 2024.
(11) Includes 25,943 shares of common stock issuable upon vesting of restricted stock units within 60 days after February 29, 2024.
(12) Includes 5,516 shares of common stock owned by the Employee Stock Ownership Plan (“ESOP”) but allocated to Mr. Tatusko’s account as of February 29, 2024 and 16,566 shares of common stock issuable upon vesting of restricted stock units within 60 days after February 29, 2024. As a result of having attained age 55 and continuing to be employed by Granite, Mr. Tatusko is currently eligible to make withdrawals of his ESOP shares.
(13) Includes 1,431 shares of common stock issuable upon vesting of restricted stock units within 60 days after February 29, 2024.

VOTING INFORMATION
Who Pays for This Solicitation?
Granite pays for the cost of this proxy solicitation. We will request brokers, trusts, banks and other nominees to solicit their customers who own our stock. We will reimburse their reasonable, out-of-pocket expenses for doing this. Our directors, officers and employees may also solicit proxies by mail, telephone, personal contact, or through online methods without additional compensation.

Who Can Vote?
You will have received notice of the Annual Meeting and can vote if you were a shareholder of record of Granite's common stock as of the close of business on April 12, 2024. You are entitled to one vote for each share of Granite common stock that you own. You may vote all shares owned by you as of the record date, including shares held directly in your name as the shareholder of record and shares held for you as the beneficial owner through a broker, trust, bank or other nominee. As of the close of business on April 12, 2024, there were 44,151,073 shares of common stock issued and outstanding.

How Do I Vote and What Is the Deadline for Voting My Shares?
Shareholders, other than 401(k) Participants, can vote online during the Annual Meeting by following the instructions provided on the meeting website during the Annual Meeting or can vote by proxy in the following three ways:
•By Internet: You can vote by Internet by following the instructions in the Notice of Internet Availability of Proxy Materials or by visiting https://www.proxyvote.com and following the instructions at that website at any time prior to 11:59 p.m., Eastern Time, on June 4, 2024;
•By telephone: In the United States and Canada you can vote by telephone by following the instructions in the Notice of Internet Availability of Proxy Materials or by calling 1.800.690.6903 (toll free) and following the instructions at any time prior to 11:59 p.m., Eastern Time, on June 4, 2024; or
•By mail: If you have received a paper copy of the proxy card by mail you may submit your proxy by completing, signing and dating your proxy card and mailing it in the accompanying pre-addressed envelope. Instructions are also on the proxy card. Your proxy card must be received prior to 11:59 p.m., Eastern Time, on June 4, 2024.
Please refer to the Notice of Internet Availability of Proxy Materials or the information your broker, trust, bank or other nominee provides you for more information on the above options. If you vote your shares over the Internet or by telephone, you should not return a proxy card by mail (unless you are revoking your previous proxy).
401(k) Participants have the option to vote by proxy in the following three ways:
•By Internet: You can vote by Internet by following the instructions on your proxy card or by visiting https://www.proxyvote.com and following the instructions at that website at any time prior to 12:00 p.m. (noon), Eastern Time, on June 3, 2024;
•By telephone: In the United States and Canada you can vote by telephone by following the instructions on your proxy card or by calling 1.800.690.6903 (toll free) and following the instructions at any time prior to 12:00 p.m. (noon), Eastern Time, on June 3, 2024; or
•By mail: You can submit your proxy by completing, signing and dating your proxy card and mailing it in the accompanying pre-addressed envelope. Instructions are also on the proxy card. Your proxy card must be received prior to 12:00 p.m. (noon), Eastern Time, on June 3, 2024.
If you vote your shares over the Internet or telephone, you should not return a proxy card by mail (unless you are revoking your previous proxy).

What Is the Voting Requirement To Approve the Proposals?
If there is a quorum:
•Nominees for election to the Board in an uncontested election who receive the affirmative vote of a majority of the votes cast will be elected as members of our Board of Directors for the upcoming three-year term and until his/her successor is elected or he/she resigns or until his/her death, retirement or removal. This means that the number of votes cast “for” the election of a nominee must exceed the number of votes cast "against" the nominee's election.
•For the advisory vote on execution compensation of the Named Executive Officers, the approval of the 2024 Equity Incentive Plan, the ratification of the appointment by the Audit/Compliance Committee of PricewaterhouseCoopers LLP as Granite’s independent registered public accounting firm for the fiscal year ending December 31, 2024 and the shareholder proposal, if properly presented at the Annual Meeting, regarding a report on the I-80 South Quarry Project, each will be approved if it receives the affirmative vote of a majority of the votes cast affirmatively or negatively on such matter.
•Any other matters properly proposed at the meeting will also be determined by a majority of the votes cast affirmatively or negatively, except as otherwise required by law or by Granite's Certificate of Incorporation, as amended, or bylaws.
If you hold shares through a broker, trust, bank or other nominee (i.e., in “street name”), and you do not provide your broker, trust, bank or other nominee with voting instructions, “broker non-votes” may occur. Generally, a broker non-vote occurs when a broker, trust, bank or other nominee who holds shares for a beneficial owner does not vote on a particular matter (i.e., a non-routine matter) because the broker, trust, bank or other nominee does not have discretionary voting power with respect to that matter and has not received instructions on such matter from the beneficial owner. Among our proposals, a broker, trust, bank or other nominee will have discretionary voting power only with respect to the proposal to ratify the appointment by the Audit/Compliance Committee of PricewaterhouseCoopers LLP as Granite's independent registered public accounting firm for the fiscal year ending December 31, 2024.

How Are Votes Counted?
In the election of directors and for all other proposals, you may vote “For,” “Against” or “Abstain” with respect to each of the nominees and proposals.
If you elect to abstain in the election of directors, in the advisory vote on executive compensation of the Named Executive Officers, in the approval of the 2024 Equity Incentive Plan, in the ratification of the appointment by the Audit/Compliance Committee of PricewaterhouseCoopers LLP as Granite’s independent registered public accounting firm for the fiscal year ending December 31, 2024 or in the shareholder proposal regarding a report on the I-80 South Quarry Project, the abstention will not impact the outcome of these matters. In tabulating the voting results for the election of directors and such other matters described in the preceding sentence, only “For” and “Against” votes are counted for purposes of determining whether a majority has been obtained. Abstentions and broker non-votes are not considered to be votes cast affirmatively or negatively and, therefore, will have no effect on the outcome of the vote on any of these matters.
If you vote by telephone, the Internet or by returning your proxy card your shares will be voted at the Annual Meeting in the manner you indicated. Kyle T. Larkin, Elizabeth L. Curtis and M. Craig Hall are officers of the Company and were named by our Board of Directors as proxy holders. They will vote all proxies, or record an abstention, in accordance with the directions on the proxy. If no contrary direction is given, the shares will be voted as recommended by the Board of Directors.
For 401(k) Participants, if you do not provide voting instructions as to one or more of the matters to be voted on or you do not return your proxy card, your shares will be voted in the same proportion as those shares of common stock for which instructions are received from 401(k) Participants.
This proxy statement contains a description of each item that you are to vote on along with our Board's recommendations. Below is a summary of our Board's recommendations:
•For the election of each of the three director nominees;
•For the approval of the compensation of the Named Executive Officers as disclosed in this proxy statement;
•For the approval of the Granite Construction Incorporated 2024 Equity Incentive Plan;
•For the ratification of the appointment by the Audit/Compliance Committee of PricewaterhouseCoopers LLP as Granite's independent registered public accounting firm for the fiscal year ending December 31, 2024; and
•Against the shareholder proposal regarding a report on the I-80 South Quarry Project.
As to any other matter that may be properly proposed at the Annual Meeting the shares will be voted in the discretion of the persons named on your proxy card.

After I Vote by Proxy Can I Change or Revoke My Proxy?
You can change your vote or revoke your proxy at any time before the Annual Meeting. Shareholders, other than 401(k) Participants, may change their vote by: (i) voting again by Internet at any time prior to 11:59 p.m., Eastern Time, on, June 4, 2024, if you originally voted by Internet, (ii) voting again by telephone at any time prior to 11:59 p.m., Eastern Time, on June 4, 2024, if you originally voted by telephone, or (iii) returning a later dated proxy card such that it is received prior to 11:59 p.m., Eastern Time, on June 4, 2024, if you voted by mail. Shareholders, other than 401(k) Participants, may also revoke their proxy by filing with our Secretary a written revocation that is received by us before the polls close at the Annual Meeting. All 401(k) Participants may change their vote by: (i) voting again by Internet at any time prior to 12:00 p.m. (noon), Eastern Time, on June 3, 2024, if you originally voted by Internet, (ii) voting again by telephone at any time prior to 12:00 p.m. (noon), Eastern Time, on June 3, 2024, if you originally voted by telephone, or (iii) returning a later dated proxy card such that it is received prior to 12:00 p.m. (noon), Eastern Time, on June 3, 2024, if you voted by mail. Except for 401(k) Participants, shareholders may also change their vote or revoke their proxy by attending the Annual Meeting and voting virtually if they are a shareholder of record.
If you hold your shares through a broker, bank, trust or other nominee, please refer to the information forwarded by your broker, bank, trust or other nominee for procedures on revoking your proxy.

Can I Vote at the Annual Meeting Instead of Voting by Proxy?
You may attend the Annual Meeting and, except for 401(k) Participants, vote virtually instead of voting by proxy. However even if you intend to attend the meeting, we strongly encourage you to vote by Internet, telephone or mail prior to the meeting to ensure that your shares are voted. Although Granite's 401(k) Participants may attend the meeting, they cannot vote virtually at the meeting.

What Constitutes a Quorum?
Granite's bylaws require a quorum to be present in order to transact business at the meeting. A quorum consists of a majority of all of the shares entitled to vote, either in person or represented by proxy. In determining a quorum, we count shares voted for or against, abstentions and broker non-votes as being present.

Who Supervises the Voting at the Meeting?
Granite's bylaws and policies specify that, prior to the Annual Meeting, the Company will appoint an independent Inspector of Elections to supervise the voting at the meeting and count the votes for each proposal following the closing of the polls at the Annual Meeting. The Inspector decides all questions as to the qualification of voters, the validity of proxy cards and the acceptance or rejection of votes. Before assuming his or her duties, the Inspector will take and sign an oath that he or she will faithfully perform his or her duties both impartially and to the best of his or her ability.

How Can I Find Out the Voting Results?
We will announce preliminary voting results at the Annual Meeting, and final results will be published on a Form 8-K to be filed with the SEC within four business days following the Annual Meeting. If the final results are not available at that time, we will provide preliminary results in the Form 8-K, and we will provide the final results in an amendment to the Form 8-K as soon as they become available.

PARTICIPATING IN THE 2024 ANNUAL MEETING OF SHAREHOLDERS
This year’s Annual Meeting will be held exclusively in a virtual format through a live audio webcast. You are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on April 12, 2024, the record date, or hold a valid proxy for the Annual Meeting. To be admitted to the Annual Meeting at http://www.virtualshareholdermeeting.com/GVA2024, you must enter the 16-digit control number found next to the label “Control Number” on your Notice of Internet Availability, proxy card, or voting instruction form. If you are a beneficial shareholder, you may contact the bank, broker or other institution where you hold your shares if you have questions about obtaining your control number. Whether or not you participate in the Annual Meeting, it is important that your shares be part of the voting process.
We encourage you to access the Annual Meeting before it begins. Online check-in will start at approximately 10:15am Pacific Time on June 5, 2024. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting log-in page.
If you have questions you would like to ask at the Annual Meeting, you will have the opportunity submit questions during the Annual Meeting by logging into the online meeting platform at http://www.virtualshareholdermeeting.com/GVA2024, type your question into the “Ask a Question” field, and click “Submit.” Only shareholders with a valid control number will be allowed to ask questions. We will endeavor to answer as many questions submitted by shareholders as time permits. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to the proposals under consideration or otherwise don’t comply with our meeting procedures. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. If there are appropriate questions pertinent to the proposals under consideration that cannot be answered during the Annual Meeting due to time constraints, management will post answers to a representative set of such questions on our website at www.graniteconstruction.com at the "Investors" site. The questions and answers will be available as soon as practicable after the Annual Meeting.
In the event of technical difficulties with the Annual Meeting, we expect that an announcement will be made on http://www.virtualshareholdermeeting.com/GVA2024. If necessary, the announcement will provide updated information regarding the date, time, and location of the Annual Meeting. Any updated information regarding the Annual Meeting will also be posted on the investors page of our website at www.graniteconstruction.com.

SHAREHOLDER PROPOSALS TO BE PRESENTED AT THE 2025 ANNUAL MEETING OF SHAREHOLDERS
Under Granite's bylaws, director nominations and proposals for other business to be presented at the annual shareholder meeting by a shareholder may be made only if that shareholder is entitled to vote at the meeting, timely gave the required notice, and was a shareholder of record at the time when he or she gave the required notice. The required notice must be in writing, must contain the information specified in our bylaws, and must be received at our principal executive offices, addressed to the Corporate Secretary, no less than 120 days prior to the first anniversary of the date the proxy statement for the preceding year's annual meeting of shareholders was released to shareholders. If no meeting was held in the previous year, the date of the annual meeting is changed by more than 30 calendar days from the previous year, or in the event of a special meeting, to be on time, the notice must be delivered by the close of business on the 10th day following the day on which notice of the date of the meeting was mailed or public announcement of the date of the meeting was made.
Separate from the requirements in our bylaws, you may submit proposals on matters appropriate for shareholder action at our annual meeting of shareholders in accordance with Rule 14a-8 promulgated under the Exchange Act (“Rule 14a-8”). Rule 14a-8 entitles a shareholder to require us to include certain shareholder proposals in Granite's proxy materials if the shareholder meets certain eligibility and timing requirements set forth in Rule 14a-8.
Pursuant to Granite's bylaws and Rule 14a-8, to be considered for inclusion in Granite's proxy statement or otherwise presented at our 2025 annual meeting of shareholders, a shareholder nomination or proposal must be received by our Secretary at Granite's principal executive offices on or before Thursday, December 26, 2024.
To comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than Granite’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 6, 2025.

HOUSEHOLDING
As permitted by the Exchange Act, only one copy of the Notice of Internet Availability of Proxy Materials or proxy materials is being delivered to shareholders residing at the same address, unless any shareholder has notified us of its desire to receive multiple copies of the Notice of Internet Availability of Proxy Materials or proxy materials, as applicable. This is known as householding. We will promptly deliver, upon oral or written request, a separate copy of the Notice of Internet Availability of Proxy Materials or the proxy materials, as applicable, to any shareholder residing at a shared address to which only one copy was mailed. Requests for additional copies of the Notice of Internet Availability of Proxy Materials or proxy materials, or requests to receive multiple or single copies of the Notice of Internet Availability of Proxy Materials or proxy materials at a shared address in the future, should be directed to: Granite Construction Incorporated, 585 West Beach Street, Watsonville, California 95076, Attention: Investor Relations Department, Telephone: 831.724.1011.

FORM 10-K
Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (excluding exhibits) filed with the SEC are available, without charge, upon written request to Granite Construction Incorporated, 585 West Beach Street, Watsonville, California 95076, Attention: Investor Relations Department. Exhibits to the Annual Report on Form 10-K will be furnished upon payment of a fee of $0.25 per page to cover our expenses in furnishing the exhibits.

OTHER MATTERS
As of the date of this proxy statement, the only matters that management intends to present or knows that others will present at the meeting have been included in this proxy statement. If any other matters are properly presented at the meeting, or any adjournment, your shares will be voted in the discretion of the persons named on your proxy card.
Dated: April 25, 2024

M. Craig Hall Senior Vice President, General Counsel, Corporate Compliance Officer and Secretary

APPENDIX A

GRANITE CONSTRUCTION INCORPORATED 2024 EQUITY INCENTIVE PLAN
Adopted by the Board of Directors April 2, 2024
Approved by Stockholders June [X], 2024

SECTION 1.	ESTABLISHMENT, PURPOSE, AND TERM OF PLAN
1.1    Establishment. The Granite Construction Incorporated 2024 Equity Incentive Plan is established as of the Effective Date.
1.2    Purpose. The purpose of the Plan is to advance the interests of the Company by attracting and retaining talented and creative Employees, Directors and Consultants, compete in the marketplace, deliver consistent financial performance and grow shareholder value. The Plan seeks to achieve these purposes by providing for Awards in the form of Options, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Other Stock-Based Awards and by providing for payments in the form of shares of Stock or cash.
1.3    Term of Plan. The Plan shall remain in effect until the earliest of (a) its termination by the Committee pursuant to Section 14, (b) the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed or (c) the date ten (10) years from the Effective Date.

SECTION 2.	DEFINITIONS AND CONSTRUCTION
2.1    Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:
(a)    “Affiliate” means, at the time of determination, any Parent Corporation or Subsidiary Corporation.
(b)    “Award” means any Option, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit or Other Stock-Based Award granted under the Plan.
(c)    “Award Agreement” means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of an Award granted to the Participant. An Award Agreement may be an “Option Agreement,” a “Restricted Stock Agreement,” a “Restricted Stock Unit Agreement,” a “Performance Share Agreement,” a “Performance Unit Agreement” or an “Other Stock-Based Award Agreement.”
(d)    “Board” means the Board of Directors of the Company.
(e)    “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Stock subject to the Plan or subject to any Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.
(f)    “Cause” means, unless otherwise defined in the Participant’s Award Agreement, employment contract or service contract, the occurrence of any of the following: (i) the Participant’s theft, dishonesty, misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company's documents or records; (ii) the Participant’s material failure to abide by the code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct) of any Participating Company; (iii) misconduct by the Participant within the scope of Section 304 of the Sarbanes-Oxley Act of 2002 as a result of which the Company is required to prepare an accounting restatement; (iv) the Participant's unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of any Participating Company (including, without limitation, the Participant's improper use or disclosure of the confidential or proprietary information of a Participating Company); (v) any intentional act by the Participant which has a material detrimental effect on the reputation or business of a Participating Company; (vi) the Participant's repeated failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (vii) any material breach by the Participant of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (viii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant's ability to perform the Participant’s duties with a Participating Company.
(g)    "Change in Control" means, except as otherwise provided in the Award Agreement applicable to a given Participant, the occurrence of any of the following:
(i)    any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person) "beneficial ownership" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of stock of the Company representing more than thirty percent (30%) of the total combined voting power of the Company's then-outstanding stock entitled to vote generally in the election of directors;
(ii)    the consummation of a merger or consolidation which results in the holders of the voting stock of the Company outstanding immediately prior thereto failing to retain immediately after such merger or consolidation direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the stock entitled to vote generally in the election of directors of the Company or the surviving entity outstanding immediately after such merger or consolidation;
(iii)    the sale or disposition of all or substantially all of the Company's assets or consummation of any transaction having similar effect (other than a sale or disposition to one or more subsidiaries of the Company); or
(iv)    a change in the composition of the Board within any consecutive 12-month period as a result of which fewer than a majority of the directors are Incumbent Directors; provided, however, that a Change in Control shall be deemed not to include a transaction described in subsections (i) or (ii) of this Section in which a majority of the members of the board of directors of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction is comprised of Incumbent Directors.
Notwithstanding the foregoing, to the extent that any amount constituting Section 409A Deferred Compensation would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A of the Code.
(h)    “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.
(i)    “Committee” means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. If no committee of the Board has been appointed to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.
(j)    “Company” means Granite Construction Incorporated, a Delaware corporation, or any successor corporation thereto.
(k)    “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.
(l)    “Director” means a member of the Board.
(m)    “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, that for purposes of the term an Incentive Stock Option pursuant to Section 6.5(a)(i) hereof, the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. The determination of whether an individual has a Disability shall be determined on the date of termination from employment with the Company under procedures established by the Committee. Except in situations where the Committee is determining Disability for purposes of the term of an Incentive Stock Option pursuant to Section 6.5(a)(i) hereof within the meaning of Section 22(e)(3) of the Code, the Committee, in compliance with Section 409A of the Code, may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by a Participating Company in which a Participant participates or a determination of a Participant's total disability by the Social Security Administration.

(n)    “Dividend Equivalent” means a credit, made at the discretion of the Committee or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant. Notwithstanding anything in the Plan to the contrary, any dividends or Dividend Equivalent credited with respect to an Award shall be settled only if, when and to the extent that such Award vests and the value of the amounts payable with respect to such Award shall be forfeited if such Award does not vest. For the avoidance of doubt, Participants may not be credited with dividends or Dividend Equivalents paid with respect to shares of Stock underlying an Option (or stock appreciation right).
(o)    “Effective Date” means April 2, 2024.
(p)    “Employee” means any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.
(q)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(r)    “Fair Market Value” means, as of any relevant date, the closing sale price of a share of Stock (or the mean of the closing bid and asked prices if the Stock is so quoted instead) on the date of determination on the New York Stock Exchange or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in a source as the Company deems reliable. If the date of determination does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the date of determination. If, on the date of determination, there is no public market for the Stock, the Fair Market Value of a share of Stock shall be as determined by the Committee in compliance with Code Section 422 and Code Section 409A.
(s)    “Good Reason” means, unless otherwise defined in the Participant’s Award Agreement, employment contract or service contract, the occurrence following a Change in Control of any of the following conditions without the Participant's informed written consent, which condition(s) remain(s) in effect thirty (30) days after written notice to the Company from the Participant of such condition(s) and which notice must have been given within sixty (60) days following the initial occurrence of such condition(s): (i) a material diminution in the Participant's authority, duties or responsibilities, causing the Participant's position to be of materially lesser rank or responsibility within the Company or an equivalent business unit of its parent; (ii) a decrease in the Participant's base salary (except as part of a broad-based reduction plan applicable to substantially all Employees); (iii) a geographical relocation of the Participant's principal office location by more than thirty (30) miles (one-way); or (iv) any material breach of this Plan by the Company with respect to Participant.
(t)    “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.
(u)    "Incumbent Director" means a director who either (1) is a member of the Board as of the Effective Date, or (2) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination, but (3) was not elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors of the Company.
(v)    “Insider” means an officer, a Director or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.
(w)    “Non-Employee Director” means a Director who is not an Employee.
(x)    “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an Incentive Stock Option.
(y)    “Option” means the right to purchase Stock at a stated price for a specified period of time pursuant to the terms and conditions of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.
(z)    “Other Stock-Based Award” means an award, other than an Option, Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit, based in whole or in part by reference to the Stock and payable in Stock or cash.

(aa)    “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.
(bb)    “Participant” means any eligible person who has been granted one or more Awards.
(cc)    “Participating Company” means the Company or any Affiliate.
(dd)    “Participating Company Group” means, at any point in time, all corporations collectively which are then Participating Companies.
(ee)    “Performance Goal” means a performance goal established by the Committee pursuant to Section 9.3.
(ff)    “Performance Measure” means the one or more criteria that the Committee will select for purposes of establishing the Performance Goals for a Performance Period. One or more of, or a combination of, the following Performance Measures may be used by the Committee in its discretion:

● Revenue	● Return on capital	● Return on assets
● Net income or adjusted net income	● Return on net assets	● Overhead
● Gross margin or gross profit margin	● Economic value added	● Earnings before income tax, (EBIT) / pre-tax profit
● Operating margin	● Earnings before income tax, depreciation and amortization (EBITDA)	● Return on equity
● Selling, general and administrative expense (SG&A)	● Net operating profits, net of taxes	● Operating income and adjusted operating income
● Cash flow and operating cash	● Net asset value	● Gross profit
● Earnings per share	● Cost of capital and weighted average cost of capital	● Return on invested capital
● Return on stockholder equity	● Economic profit	● Safety incident rate (including total injury incident rate, OSHA recordable injury rate and lost time injury rate)
● Net operating assets	● General and administrative costs
● Total shareholder return	● Backlog
(gg)    “Performance Period” means a period established by the Committee pursuant to Section 9 at the end of which one or more Performance Goals are to be measured.
(hh)    “Performance Share” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 9 to receive a payment equal to the value of a Performance Share (payable in Stock), as determined by the Committee, based on performance.
(ii)    “Performance Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 9 to receive a payment equal to the value of a Performance Unit (payable in Stock or cash), as determined by the Committee, based on performance.
(jj)    "Prior Plan" means the Granite Construction Incorporated 2021 Equity Incentive Plan.
(kk)    “Restricted Stock” means Stock granted to a Participant pursuant to the terms and conditions of Section 7.
(ll)    “Restricted Stock Unit” means a bookkeeping entry representing a right granted to a Participant pursuant to Section 8 to receive a share of Stock, or cash in lieu thereof, on a date determined in accordance with the provisions of Section 8 and the Participant’s Award Agreement.
(mm)    “Restriction Period” means the period established in accordance with Section 7.3 of the Plan during which shares subject to a Restricted Stock Award are subject to Vesting Conditions.
(nn)    “Retirement” means (i) with respect to an Employee, termination of employment after attaining the age of 62 and after at least ten (10) years of continuous Service or after attaining the age of 65 and after at least five (5) years of continuous Service, and (ii) with respect to a Non-Employee Director, resignation from Service on the Board after attaining the age of 55 and after at least ten (10) years of continuous Service on the Board.
(oo)    “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.
(pp)    “Securities Act” means the Securities Act of 1933, as amended.
(qq)    “Service” means a Participant’s employment or service with the Participating Company Group, whether as an Employee, Consultant or Director. A Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service; provided, however, that if the Participating Company for which the Participant is rendering Service ceases to qualify as an Affiliate, as determined by the Committee, in its sole discretion, such Participant’s Service will be considered to have terminated on the date such Participating Company ceases to qualify as an Affiliate. Furthermore, a Participant’s Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided, however, that if any such leave exceeds ninety (90) days, on the first day immediately following such three- (3-) month period any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and instead shall be treated thereafter as a Nonstatutory Stock Option unless the Participant’s right to return to Service with the Participating Company Group is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether a Participant’s Service has terminated and the effective date of such termination. In addition, to the extent required for exemption from or compliance with Section 409A of the Code, the determination of whether there has been a termination of Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).
(rr)    “Stock” means the Common Stock of the Company, as adjusted from time to time in accordance with Section 5.3.
(ss)    "Stockholder Approval Date" means the date on which the stockholders of the Company approve the Plan.
(tt)    “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.
(uu)    “Tax-Related Items” means federal, state and local taxes required by law to be withheld and any employer tax liability shifted to a Participant.
(vv)    “Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of Section 422(b)(6) of the Code.
(ww)    “Vesting Conditions” mean those conditions established in accordance with Section 7.3 or Section 8.3 of the Plan prior to the satisfaction of which shares or share equivalents subject to a Restricted Stock Award or Restricted Stock Unit Award, respectively, remain subject to forfeiture or a repurchase option in favor of the Company upon the Participant’s termination of Service.
2.2    Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, words in the masculine gender, when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

SECTION 3.	ELIGIBILITY AND AWARD LIMITATIONS
3.1    Persons Eligible for Incentive Stock Options. Incentive Stock Options may be granted only to Employees of the Company or Parent Corporation or Subsidiary Corporation.
3.2    Persons Eligible for Other Awards. Awards other than Incentive Stock Options may be granted to Employees, Consultants and Directors. Eligible persons may be granted more than one (1) Award.

3.3    Maximum Number of Shares Issuable Pursuant to Incentive Stock Options. Subject to adjustment as provided in Section 5.3, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed 2,225,753 shares. Incentive Stock Options may not be granted under the Plan after the tenth (10th) anniversary of the date of the Board's most recent approval of the Plan. The maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to all Awards other than Incentive Stock Options shall be the number of shares determined in accordance with Section 5.1, subject to adjustment as provided in Section 5.2 and Section 5.3.
3.4    Maximum Number of Shares Issuable to Non-Employee Directors. The aggregate dollar value of Awards and cash compensation granted and paid to a Non-Employee Director for service as a Non-Employee Director with respect to any fiscal year of the Company shall not exceed $700,000. For purposes of this Section 3.4, Awards shall be valued on the date of grant.

SECTION 4.	ADMINISTRATION
4.1    Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final, binding and conclusive for all purposes and upon all persons whomsoever.
4.2    Authority of Officers. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, determination or election. In addition to the foregoing and to the extent consistent with applicable law, the Board or the Committee may authorize one or more officers of the Company to grant Awards to Employees and Consultants, provided that no such officer shall have or obtain authority to grant Awards to himself or herself or to an Insider. All references in the Plan to the “Committee” shall be, as applicable, to the Committee or any other committee or any officer to whom the Board or the Committee has delegated authority to administer the Plan.
4.3    Administration with Respect to Insiders. With respect to participation in the Plan by Insiders, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.
4.4    Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a)	to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock or units to be subject to each Award and the value of a unit;
(b)	to determine the type of Award granted and to designate Options as Incentive Stock Options or Nonstatutory Stock Options;
(c)	to determine the Fair Market Value of shares of Stock or other property;
(d)	to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise price of any Option, (ii) the method of payment for shares purchased upon the exercise of any Option, (iii) the method for satisfaction of any Tax-Related Items withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to the Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;
(e)	to determine whether an Award of Restricted Stock Units, Performance Shares or Performance Units will be settled in shares of Stock, cash, or in any combination thereof;
(f)	to approve one or more forms of Award Agreement;
(g)	to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;
(h)
to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;

(i)
to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws or regulations of, or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards; and

(j)
to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

4.5     Repricing. Except as otherwise provided in Section 5.3, without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Committee shall not (i) lower the exercise price of any outstanding Option (or stock appreciation right), (ii) at a time when the exercise price of an Option (or stock appreciation right) exceeds the Fair Market Value of the underlying Stock, settle, cancel or exchange any outstanding Option (or stock appreciation right) in consideration for the grant of a new Award, including an Award with a lower exercise price, or for a cash payment (except in connection with a Change in Control), or (iii) take any other action with respect to an Option (or stock appreciation right) that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Stock is listed. This paragraph shall not be construed to apply to “issuing or assuming a stock option in a transaction to which section 424(a) applies,” within the meaning of Section 424 of the Code.

SECTION 5.	STOCK SUBJECT TO PLAN
5.1    Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 5.3, the maximum aggregate number of shares of Stock that shall be authorized for Awards granted under the Plan shall be 2,225,753 shares,[1] less one (1) share for every one (1) share issued in payment of any award granted under the Prior Plan after March 31, 2024 and prior to the Stockholder Approval Date. After the Stockholder Approval Date, no awards may be granted under the Prior Plan. Any shares of Stock issued hereunder shall consist of authorized but unissued or reacquired shares of Stock not reserved for any other purpose, or any combination thereof. Determinations made in respect of the limitations set forth in this Section 5.1 shall be made in a manner consistent with the rules of the New York Stock Exchange (or any other applicable stock exchange).
[1] Comprised of 167,753 shares that remained available for grant under the Prior Plan as of March 31, 2024 and 2,058,000 incremental shares. After the Stockholder Approval Date, no awards may be granted under the Prior Plan.
5.2    Share Accounting. If (i) any shares of Stock subject to an Award are forfeited, an Award expires or otherwise terminates without issuance of shares, or an Award is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the shares subject to such Award (including on exercise of a stock appreciation right) or (ii) after March 31, 2024 any shares of Stock subject to an award under the Prior Plan are forfeited, an award under the Prior Plan expires or otherwise terminates without issuance of such shares, or an award under the Prior Plan is settled for cash (in whole or in part), or otherwise does not result in the issuance of all or a portion of the shares subject to such award (including on exercise of a stock appreciation right), then in each such case the shares subject to the Award or award under the Prior Plan shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, be added to the shares available for grant under the Plan on a one-for-one basis. In the event that withholding related to Tax-Related Items arising from an Award other than an Option or stock appreciation right granted under the Plan (or after March 31, 2024, an award other than option or stock appreciation right granted under the Prior Plan) are satisfied by the tendering of shares (either actually or by attestation) or by the withholding of shares by the Company, then in each such case the shares so tendered or withheld shall be added to the shares available for grant under the Plan on a one-for-one basis. Notwithstanding anything to the contrary contained herein, the following shares shall not be added back to the shares available for grant under the Plan: (i) shares surrendered or tendered by a Participant or withheld by the Company in payment of the exercise price of an Option (or after March 31, 2024, an option granted under the Prior Plan); (ii) shares tendered (either actually or by attestation) by a Participant or withheld by the Company for Tax-Related Items arising from an Option or stock appreciation right granted under the Plan (or after March 31, 2024, an option or stock appreciation right granted under the Prior Plan); (iii) shares subject to stock appreciation rights granted under the Plan (or after March 31, 2024, stock appreciation rights granted under the Prior Plan) that are not issued in connection with its stock settlement on exercise thereof, and (iv) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options (or after March 31, 2024, options granted under the Prior Plan).

5.3    Adjustment in Capitalization. In the event of a Capitalization Adjustment, the Committee will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 5.1, (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3.3, and (iii) the class(es) and number of securities and price per share of stock subject to outstanding Awards. The Committee will make such adjustments, and its determination will be final, binding and conclusive.

SECTION 6.	STOCK OPTIONS
6.1    Grant of Options. Subject to the provisions of Sections 1.3, 3 and 5, Options may be granted to Participants at any time and from time to time as shall be determined by the Committee. Each Option shall be evidenced by an Award Agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Stock to which the Option pertains, and such other provisions as the Committee shall determine. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Options may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the terms and conditions set forth in Sections 6.2 through 6.7 below.
6.2    Exercise Price. The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 409A of the Code and Section 424(a) of the Code.
6.3    Exercise Period. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, and (c) no Option granted to a prospective Employee or prospective Director may become exercisable prior to the date on which such person commences Service. Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, any Option granted hereunder shall have a term of ten (10) years from the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.
6.4    Payment of Exercise Price. The purchase price of Stock upon exercise of any Option shall be paid in full by such methods as shall be permitted by the Committee or as provided in a Participant’s Award Agreement, which need not be the same for all Participants, and subject to the following:
(a)    Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made
(i)    in cash, by check, or cash equivalent,
(ii)    by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price,
(iii)    by delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a “Broker-Assisted Exercise”),
(iv)    if an option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are reduced to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy Tax-Related Items withholding obligations,

(v)     in any other form of legal consideration that may be acceptable to the Committee and specified in the applicable Award Agreement, or
(vi)    by any combination thereof.
The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration. The proceeds from payment of the Option exercise prices shall be added to the general funds of the Company and shall be used for general corporate purposes.
(b)    Limitations on Forms of Consideration.
(i)    Tender of Stock. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.
(ii)    Broker-Assisted Exercise. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Broker-Assisted Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.
6.5    Effect of Termination of Service.
(a)    Option Exercisability. Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided by the Committee in the grant of an Option and set forth in the Award Agreement, an Option shall be exercisable after a Participant’s termination of Service only during the applicable time period determined in accordance with this Section and thereafter shall terminate:
(i)    Death or Disability. If the Participant’s Service is terminated by reason of the death or Disability of the Participant, the Option, to the extent unexercised and exercisable on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death) at any time prior to the expiration of six (6) months (or such longer period of time as determined by the Committee, in its discretion) after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Award Agreement evidencing such Option (the “Option Expiration Date”). If an Option intended to be an Incentive Stock Option is exercised by a Participant more than three (3) months following the Participant’s termination of Service by reason of a Disability which is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, such exercise will be treated as the exercise of a Nonstatutory Stock Option to the extent required by Section 422 of the Code. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months after the Participant’s termination of Service.
(ii)    Retirement. If the Participant’s Service is terminated by reason of the Retirement of the Participant, the Option may be exercised at such time (but in any event no later than the Option Expiration Date) and in such amounts as shall be determined by the Committee at the time of grant of the Option and set forth in the Award Agreement.
(iii)    Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service is terminated for Cause, the Option shall terminate and cease to be exercisable immediately upon such termination of Service.
(iv)    Other Termination of Service. If the Participant’s Service terminates for any reason, except death, Disability, Retirement or Cause, the Option, to the extent unexercised and exercisable by the Participant on the date on which the Participant’s Service terminated, may be exercised by the Participant within thirty (30) days (or such longer period of time as determined by the Committee, in its discretion) after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.
(b)    Extension if Exercise Prevented by Law. Notwithstanding the foregoing, other than upon termination of Service for Cause, if the exercise of an Option within the applicable time periods set forth in Section 6.5(a) is prevented by the provisions of Section 12.1 below regarding compliance with securities laws, the Option shall remain exercisable until thirty (30) days after the date the Participant is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.
(c)    Extension if Participant Subject to Section 16(b). Notwithstanding the foregoing, other than upon termination of Service for Cause, if a sale within the applicable time periods set forth in Section 6.5(a) of shares acquired upon the exercise of the Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Participant’s termination of Service, or (iii) the Option Expiration Date.
6.6    Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. No Option shall be assignable or transferable by the Participant, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, a Nonstatutory Stock Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 Registration Statement under the Securities Act. For the avoidance of doubt, in no event may an Option be transferred for consideration to a third-party financial institution.
6.7    Dividend Equivalents. Participants may not be credited with dividends or Dividend Equivalents paid with respect to shares of Stock underlying an Option.

SECTION 7.	RESTRICTED STOCK
7.1    Grant of Restricted Stock. Subject to the provisions of Section 1.3, 3 and 5, Awards of Restricted Stock may be granted to Participants at any time and from time to time as shall be determined by the Committee, including, without limitation, upon the attainment of one or more Performance Goals as described in Section 9.4. If either the grant of Restricted Stock or the lapsing of the Restriction Period is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 9.3 through 9.5. Each grant of Restricted Stock shall be evidenced by an Award Agreement that shall specify the number of shares of Stock subject to and the other terms, conditions and restrictions of such Award as the Committee shall determine. No Restricted Stock Award or purported Restricted Stock Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Restricted Stock Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the terms and conditions set forth in Sections 7.2 through 7.6 below.
7.2    Purchase Price. No monetary payment (other than applicable Tax-Related Items withholding) shall be required as a condition of receiving shares of Restricted Stock, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock subject to such Restricted Stock Award.
7.3    Vesting and Restrictions on Transfer. Shares issued pursuant to any Restricted Stock Award may or may not be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 9.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any Restriction Period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise alienated or hypothecated. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions. All rights with respect to Restricted Stock granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant.
7.4    Other Restrictions. The Committee may impose such other restrictions on any shares of Restricted Stock granted hereunder as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law and under any blue sky or state securities laws applicable to such shares, and may legend the certificates representing the Restricted Stock to give appropriate notice of such restrictions.
7.5    Voting Rights; Dividends and Distributions. Except as provided in this Section, Section 7.4 and any Award Agreement, during the Restriction Period applicable to shares subject to a Restricted Stock Award, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares. Participants may, if the Committee so determines, be credited with dividends paid with respect to shares of Common Stock underlying a Restricted Stock Award in a manner determined by the Committee in its sole discretion, provided that payment of such dividends complies with or qualifies for an exemption under Section 409A of the Code. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends, including cash, shares of Stock or Restricted Stock. However, in the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 5.3, then any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made. Notwithstanding anything to the contrary in the Plan, any dividends credited with respect to a Restricted Stock Award shall be settled only if, when and to the extent that such Restricted Stock Award vests and the value of the amounts payable with respect to such Restricted Stock Award shall be forfeited if such Restricted Stock Award does not vest.
7.6    Effect of Termination of Service. The effect of a Participant’s termination of Service on his or her Restricted Stock Award shall be set forth in the Participant's Award Agreement.

SECTION 8.	RESTRICTED STOCK UNITS
8.1    Grant of Restricted Stock Units. Subject to the provisions of Sections 1.3, 3 and 5, Awards of Restricted Stock Units may be granted to Participants at any time and from time to time as shall be determined by the Committee, including, without limitation, upon the attainment of one or more Performance Goals as described in Section 9.4. If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 9.3 through 9.5. Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall from time to time establish. No Restricted Stock Unit Award or purported Restricted Stock Unit Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Restricted Stock Units may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the terms and conditions set forth in Sections 8.2 through 8.7 below.
8.2    Purchase Price. No monetary payment (other than applicable Tax-Related Items withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to a Participating Company or for its benefit.
8.3    Vesting. Restricted Stock Units may or may not be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 9.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.
8.4    Voting, Dividend Equivalent Rights and Distributions. Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). Participants may, if the Committee so determines, be credited with Dividend Equivalents paid with respect to shares of Common Stock underlying a Restricted Stock Unit Award in a manner determined by the Committee in its sole discretion, provided that payment of such Dividend Equivalents complies with or qualifies for an exemption under Section 409A of the Code. The Committee may apply any restrictions to the Dividend Equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of Dividend Equivalents, including cash, shares of Stock or Restricted Stock Units. In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 5.3, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award. Notwithstanding anything in the Plan to the contrary, any Dividend Equivalents credited with respect to a Restricted Stock Unit Award shall be settled only if, when and to the extent that such Restricted Stock Unit Award vests and the value of the amounts payable with respect to such Restricted Stock Unit Award shall be forfeited if such Restricted Stock Unit Award does not vest.
8.5    Effect of Termination of Service. The effect of a Participant’s termination of Service on the Participant’s Restricted Stock Award shall be set forth in the Participant's Award Agreement.
8.6    Settlement of Awards. The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or on such other date determined by the Committee, in its discretion, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 8.4), or cash in lieu thereof, for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable Tax-Related Items. Notwithstanding the foregoing, if permitted by the Committee and set forth in the Award Agreement, the Participant may elect in accordance with terms specified in the Award Agreement to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section. Any deferral election made pursuant to the terms of this Section 8.6 shall be made by giving notice in a manner and within the time prescribed by the Company and in compliance with Section 409A of the Code.
8.7    Nontransferability of Restricted Stock Unit Awards. Prior to the settlement of a Restricted Stock Unit Award, the Award shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.

SECTION 9.	PERFORMANCE SHARES AND PERFORMANCE UNITS
9.1    Grant of Performance Shares or Performance Units. Subject to the provisions of Sections 1.3, 3 and 5, the Committee, at any time and from time to time, may grant Awards of Performance Shares or Performance Units to such Participants and in such amounts, as it shall determine. Each grant of a Performance Share or Performance Unit Award shall be evidenced by an Award Agreement that shall specify the number of Performance Shares or Performance Units subject thereto, the value of each Performance Share or Performance Unit, the Performance Goals and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award as the Committee shall determine. No Performance Share or Performance Unit Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Performance Share or Performance Unit Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the terms and conditions set forth in Sections 9.2 through 9.10 below.
9.2    Value of Performance Shares and Performance Units. Unless otherwise provided by the Committee in granting an Award, each Performance Share shall have an initial value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 5.3, on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial value of one hundred dollars ($100). The final amount payable to the Participant in settlement of a Performance Share or Performance Unit will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.
9.3    Establishment of Performance Goals and Performance Period. The Committee, in its discretion, shall establish in writing the Performance Period and Performance Goal(s) applicable to each Performance Share or Performance Unit Award. Such Performance Goal(s), when measured at the end of the Performance Period, shall determine the ultimate value of the Award to be paid to the Participant. The Company shall notify each Participant granted a Performance Share or Performance Unit Award of the terms of such Award, including the Performance Period and applicable Performance Goals.
9.4    Measurement of Performance Goals. Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more Performance Measures of business or financial performance. Unless otherwise set forth in the applicable Award Agreement, Performance Measures shall have the same meanings as used in the Company’s financial statements, or if such terms are not used in the Company’s financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Company’s industry. Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the ultimate value of a Performance Share or Performance Unit Award determined by the level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value or as a value determined relative to a standard selected by the Committee. Performance Measures and/or Performance Goals shall be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes or such division or other business unit thereof as may be selected by the Committee. Notwithstanding the foregoing, the Committee may make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period in its discretion.
9.5    Determination of Value of Performance Shares and Performance Units. As soon as practicable following the completion of the Performance Period for each Performance Share and Performance Unit Award, the Committee shall determine the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant to be paid upon its settlement in accordance with the terms of the Award Agreement. The Committee shall have discretion, on the basis of such criteria as may be established by the Committee, to decrease the value of an Award payable upon its settlement.
9.6    Dividend Equivalents. Participants may, if the Committee so determines, be credited with dividends or Dividend Equivalents paid with respect to shares of Common Stock underlying a Performance Share or Performance Unit Award in a manner determined by the Committee in its sole discretion, provided that payment of such dividends or Dividend Equivalents complies with or qualifies for an exemption under Section 409A of the Code. The Committee may apply any restrictions to the dividends or Dividend Equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of Dividend Equivalents, including cash, shares of Stock,

Performance Shares or Performance Units. Any Dividend Equivalents credited with respect to a Performance Share or Performance Unit Award shall be settled only if, when and to the extent that such Performance Share or Performance Unit Award vests and the value of the amounts payable with respect to such Performance Share or Performance Unit Award shall be forfeited if such Performance Share or Performance Unit Award does not vest.
9.7     Form and Timing of Payment. Payment of the ultimate value of a Performance Share or Performance Unit Award earned by a Participant as determined following the completion of the applicable Performance Period pursuant to Sections 9.4 and 9.5 may be made in cash, shares of Stock, or a combination thereof as determined by the Committee. Payments in shares of Stock shall be determined by (i) the Fair Market Value of a share of Stock on the last day of such Performance Period, (ii) the average Fair Market Value of a share of Stock over the first thirty (30) days of such Performance Period or (iii) in such other manner as determined by the Committee. Payment may be made in a lump sum or installments as prescribed by the Committee and set forth in the Award Agreement. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment of Dividend Equivalents or interest during the deferral period. Any payment made on a deferred basis shall be made in a manner and within the time prescribed by the Committee and in compliance with Section 409A of the Code.
9.8    Restrictions Applicable to Payment in Shares. Shares of Stock issued in payment of any Performance Share or Performance Unit Award may be fully vested and freely transferable shares or may be shares of Restricted Stock subject to Vesting Conditions as provided in Section 7.3. Any such shares of Restricted Stock shall be evidenced by an Award Agreement and shall be subject to the terms and conditions set forth in Sections 7.3 through 7.6 above.
9.9    Effect of Termination of Service. The effect of a Participant’s termination of Service on the Participant’s Performance Share or Performance Unit Award shall be set forth in the Participant's Award Agreement.
9.10    Nontransferability. Prior to settlement in accordance with the provisions of the Plan, no Performance Share or Performance Unit may be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Share or Performance Unit Award granted to a Participant hereunder shall be exercisable during the Participant’s lifetime only by such Participant or the Participant’s guardian or legal representative.

SECTION 10.	OTHER STOCK-BASED AWARDS
Other Stock-Based Awards valued in whole or in part by reference to, or otherwise based on, Stock, including the appreciation in value thereof may be granted either alone or in addition to Stock Awards. Subject to the provisions of the Plan, the Committee will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock-Based Awards will be granted, the number of shares of Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock-Based Awards and all other terms and conditions of such Other Stock-Based Awards. Notwithstanding anything in the Plan to the contrary, any Dividend Equivalents credited with respect to an Other Stock-Based Award shall be settled only if, when and to the extent that such Other Stock-Based Award vests and the value of the amounts payable with respect to such Other Stock-Based Award shall be forfeited if such Other Stock-Based Award does not vest.

SECTION 11.	CHANGE IN CONTROL
11.1    Effect of Change in Control. Unless otherwise set forth in the Participant’s Award Agreement, in the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the “Acquiring Corporation”), shall either assume all outstanding Awards or substitute new Awards having an equivalent value for such outstanding Awards; provided, however, that Awards that are not assumed or substituted by the Acquiring Corporation shall become immediately exercisable and vested as of the effective date of the Change in Control. In the event the Participant's Service is terminated without Cause or for Good Reason within 24 months following a Change in Control, notwithstanding any provision of the Plan or any applicable Award Agreement to the contrary, all outstanding Awards shall become immediately exercisable and vested as of the date of the Participant's termination of Service. For purposes of the preceding sentence, all Performance Goals or other vesting criteria for Performance Share or Performance Unit Awards will be deemed achieved at 100% of the target levels and all other terms and conditions will be deemed met as of the date of the Participant's termination of Service. With respect to the assumption or substitution of Performance Shares or Performance Unit Awards as provided for in this Section 11.1, the Acquiring Corporation may substitute Awards therefor that are subject to vesting based on the continuous Service of the Participant.
11.2    Cancellation of Awards. Notwithstanding the foregoing, in the event of a Change in Control, the Committee may in its discretion and upon at least 10 days' advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based up on the price per share of Common Stock received or to be received by other shareholders of the Company in the event. In the case of any Option with an exercise price that equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Committee may cancel the Option without the payment of consideration therefor. In the case of any Performance Share or Performance Unit Awards, any applicable Performance Goals or other vesting criteria will be deemed achieved at 100% of the target levels for purposes of determining payment therefor.

SECTION 12.	REQUIREMENTS OF LAW
12.1    Compliance with Securities Law. The granting of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable laws, rules, and regulations, and to such approvals by any governmental agencies, securities exchanges or market systems as may be required. In addition, no Option may be exercised unless (a) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
12.2    Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of California.

SECTION 13.	TAX WITHHOLDING
Each Participating Company shall have the authority and right to deduct or withhold or require a Participant to remit to the Participating Company, an amount sufficient to satisfy Tax-Related Items with respect to any taxable event concerning a Participant arising as a result of the Plan or to take such other action as may be necessary in the opinion of the appropriate Participating Company, to satisfy withholding obligations for the payment of Tax-Related Items, including but not limited to (i) withholding from the Participant’s wages or other cash compensation; (ii) withholding from the proceeds for the sale of shares of Stock underlying the Award either through a voluntary sale or a mandatory sale arranged by the Company on the Participant’s behalf; or (iii) in the Committee’s sole discretion and in satisfaction of the foregoing requirement withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. To avoid negative accounting treatment, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award or which may be repurchased from the Participant of such Award in order to satisfy the Participant’s Tax-Related Items liabilities with respect to the issuance, vesting, exercise or payment of the Award may be limited to the number of shares of Stock which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates or other applicable minimum withholding rates. No shares of Stock shall be delivered hereunder to any Participant or other person until the Participant or such other person has made arrangements acceptable to the Company for the satisfaction of the Tax-Related Items withholding obligations with respect to any taxable event concerning the Participant or such other person arising as a result of the Plan.

SECTION 14.	AMENDMENT AND TERMINATION OF PLAN
14.1    Amendment and Termination of Plan. The Committee at any time may terminate, and from time to time, may amend, the Plan; provided, however, that no such amendment may be made without approval of the stockholders of the Company to the extent that the Committee deems such stockholder approval to be necessary or advisable for compliance with applicable tax and securities laws or other regulatory requirements, including the requirements of any stock exchange or market system on which the Stock is then listed.
14.2    Effect of Amendment or Termination. No termination or amendment of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. In any event, no termination or amendment of the Plan shall in any manner adversely affect any Award previously granted and outstanding under the Plan, without the consent of the Participant, unless such termination or amendment is necessary to comply with any applicable law, regulation or rule.

SECTION 15.	MISCELLANEOUS PROVISIONS

15.1    Stockholder Approval. The Plan must be approved by the stockholders of the Company within twelve (12) months following or twelve (12) months preceding the adoption of the Plan by the Board.
15.2    Sub-Plans. The Committee may, from time to time, establish sub-plans under the Plan for purposes of satisfying securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, however each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.
15.3    Beneficiary Designation. Each Participant may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of such Participant’s death before the Participant receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s spouse, or if none, the Participant’s children in equal shares, or if none, the Participant’s estate.
15.4    Rights as an Employee, Consultant or Director. No individual, even though eligible pursuant to Section 3, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director, or interfere with or limit in any way the right of a Participating Company to terminate the Participant’s Service at any time.
15.5    Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of a certificate for such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 5.3 or another provision of the Plan.
15.6    Provision of Information. Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.
15.7    Unfunded Obligation. Any amounts payable to Participants pursuant to the Plan shall be unfunded obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.
15.8    Indemnification. In addition to such other rights of indemnification as they may have as members of the Committee or officers or employees of the Participating Company Group, members of the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.
15.9    Compliance With Section 409A of the Code. The Plan and all Awards made hereunder shall be interpreted, construed and operated to reflect the intent of the Company that all aspects of the Plan and the Awards shall be interpreted either to be exempt from the provisions of Section 409A of the Code or, to the extent subject to Section 409A of the Code, comply with Section 409A of the Code and any regulations and other guidance thereunder. This Plan may be amended at any time, without the consent of any party, to avoid the application of Section 409A of the Code in a particular circumstance or that is necessary or desirable to satisfy any of the requirements under Section 409A of the Code, but the Company shall not be under any obligation to make any such amendment.
Anything in this Plan to the contrary notwithstanding, if an Award constitutes an item of deferred compensation under Section 409A of the Code and becomes payable by reason of a Participant’s termination of employment or service with the Board, such payment shall not be made to the Participant unless the Participant’s termination of employment or service with the Board constitutes a “separation from service” (within the meaning of Section 409A of the Code and any regulations or other guidance thereunder). In addition, no such payment or distribution shall be made to the Participant prior to the earlier of (a) the expiration of the six-month period measured from the date of the Participant’s separation from service or (b) the date of the Participant’s death, to the extent such delayed commencement is otherwise required in order to avoid a prohibited distribution under Section 409A of the Code and any regulations or other guidance thereunder. Except as provided in an Award Agreement, all payments which had been delayed pursuant to the immediately preceding sentence shall be paid to the Participant in a lump sum upon expiration of such six-month period (or, if earlier, upon the Participant’s death).
15.10    Non-Exempt Employees. If an Option is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option will not be first exercisable for any shares of Stock until at least six (6) months following the date of grant of the Option (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt employee dies or suffers a Disability, (ii) upon a corporate transaction in which such Option is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s Retirement, the vested portion of any Options may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 15.10 will apply to all Awards and are hereby incorporated by reference into such Award Agreements.
15.11    Compliance with Section 16(b). With respect to Participants who are Insiders, all transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3. All transactions under the Plan involving Insiders are subject to such conditions, regardless of whether the conditions are expressly set forth in the Plan. Any provision of the Plan that is contrary to a condition of Rule 16b-3 shall not apply to such Insiders.
15.12    Electronic Delivery. Any reference herein to a written agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet.
15.13    Clawback/Recovery. All Awards granted under the Plan are and will be subject to recoupment in accordance with the Company's Clawback Policy or any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by applicable law. In addition, the Committee may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Committee determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Stock or other cash or property.
IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the Granite Construction Incorporated 2024 Equity Incentive Plan as duly adopted by the Board on April 2, 2024.

GRANITE CONSTRUCTION INCORPORATED

By: Kyle T. Larkin
Title: President and Chief Executive Officer

GRANITE™

Granite Construction Incorporated
585 West Beach Street
Watsonville, CA 95076
ATTN: Betty Kwong

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

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02 0000000000

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
1a. Molly C. Campbell	☐	☐	☐
1b. Michael F. McNally	☐	☐	☐
1c. Laura M. Mullen	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2 Advisory vote to approve executive compensation of the named executive officers	☐	☐	☐
3 To approve the Granite Construction Incorporated 2024 Equity Incentive Plan	☐	☐	☐
4 To ratify the appointment by the Audit/Compliance Committee of PricewaterhouseCoopers LLP as Granite's independent registered public accounting firm for the fiscal year ending December 31, 2024	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposal:

	For	Against	Abstain
5 Shareholder proposal regarding a report on the I-80 South Quarry Project	☐	☐	☐

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000644038_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting & Proxy Statement and, Annual Report (which includes a copy of the Form 10-K) is/are available at www.proxyvote.com .

GRANITE CONSTRUCTION INCORPORATED
Annual Meeting of Shareholders
June 5, 2024 10:30 AM PT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Kyle T. Larkin, Elizabeth L. Curtis and M. Craig Hall and each of them with full power of substitution to represent and to vote all the shares of stock in GRANITE CONSTRUCTION INCORPORATED which the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held virtually at www.virtualshareholdermeeting.com/GVA2024 at 10:30 AM Pacific Time on June 5, 2024, and any adjournment or postponement thereof, (1) as specified on the reverse side of this proxy card, and (2) in their discretion upon such other matters as may properly come before the meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000644038_2 R1.0.0.6

GRANITE™

Granite Construction Incorporated
585 West Beach Street
Watsonville, CA 95076
ATTN: Betty Kwong

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/04/2024 for shares held directly and by 12:00 P.M. (noon) ET on 06/03/2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/04/2024 for shares held directly and by 12:00 P.M. (noon) ET on 06/03/2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
1a. Molly C. Campbell	☐	☐	☐
1b. Michael F. McNally	☐	☐	☐
1c. Laura M. Mullen	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2 Advisory vote to approve executive compensation of the named executive officers	☐	☐	☐
3 To approve the Granite Construction Incorporated 2024 Equity Incentive Plan	☐	☐	☐
4 To ratify the appointment by the Audit/Compliance Committee of PricewaterhouseCoopers LLP as Granite's independent registered public accounting firm for the fiscal year ending December 31, 2024	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposal:

	For	Against	Abstain
5 Shareholder proposal regarding a report on the I-80 South Quarry Project	☐	☐	☐

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000644039_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting & Proxy Statement and, Annual Report (which includes a copy of the Form 10-K) is/are available at www.proxyvote.com .

GRANITE CONSTRUCTION INCORPORATED
Annual Meeting of Shareholders
June 5, 2024 10:30 AM PT
This proxy is solicited by the Board of Directors

SPECIAL INSTRUCTIONS FOR 401(k) PARTICIPANTS: In accordance with the terms of the Trust Agreement and Plan Document for the 401(k) Plan, each person who holds shares of stock in GRANITE CONSTRUCTION INCORPORATED ("Stock") through the Granite Construction Profit Sharing and 401(k) Plan (a "401(k) Participant") is entitled to direct T. Rowe Price, as Trustee, to vote all shares of Stock beneficially held for the 401(k) Participant. Any shares allocable to the 401(k) Participant's plan account on the record date will be voted by the Trustee, in accordance with the instructions of the 401(k) Participant received via telephone or the Internet or indicated on the reverse. **IF THIS PROXY CARD IS RECEIVED BEFORE 12:00 PM (NOON) EASTERN TIME ON JUNE 3, 2024, BUT A CHOICE IS NOT SPECIFIED WITH RESPECT TO SUCH MATTER TO BE VOTED, THE INDEPENDENT FIDUCIARY WILL DIRECT THE TRUSTEE TO VOTE SHARES ALLOCABLE TO THE 401(k) PARTICIPANT'S PLAN ACCOUNT IN THE SAME PROPORTION AS THOSE SHARES FOR WHICH INSTRUCTIONS ARE RECIEVED FROM 401(k) PARTICIPANTS. IF THIS FORM IS NOT RECEIVED BEFORE 12:00 PM (NOON) EASTERN TIME ON JUNE 3, 2024, AND NO VOTE WAS SUBMITTED VIA TELEPHONE OR THE INTERNET BY THAT DATE, YOUR SHARES WILL BE VOTED IN THE SAME PROPORTION AS THOSE SHARES FOR WHICH INSTRUCTIONS ARE RECIEVED FROM 401(k) PARTICIPANTS.** A 401(k) Participant may revoke a prior vote by following the instructions described in Granite's Proxy Statement dated April 25, 2024. Any voting direction submitted to Broadridge by a 401(k) Participant will be confidential.

This proxy, when properly executed, will be voted in the manner directed herein.

Continued and to be signed on reverse side

0000644039_2 R1.0.0.6